SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                         ---------------

                            FORM SB-2
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------


                       PAYFORVIEW.COM CORP.
      (Exact name of registrant as specified in its charter)
      ------------------------------------------------------

                 Commission File Number: 0-27161

Nevada, U.S.A.                                         91-1976310
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)


     509 Madison Avenue, 16th Floor, New York, New York 10022
             (Address of principal executive offices)

                          (212) 605-0150
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)


                       PAYFORVIEW.COM CORP.
                  C/O CAPITOL DOCUMENT SERVICES
                     202 S. MINNESOTA STREET
                    CARSON CITY, NEVADA 89703
                          (___) ___-____
           (Address, including zip code, and telephone
        number, including area code, of agent for service)


                             COPY TO:

                  Christopher H. Dieterich, Esq.
                      DIETERICH & ASSOCIATES
              11300 W. Olympic Boulevard, Suite 800
                  Los Angeles, California 90064
                          (310) 312-6888

                        ------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration
Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)of this form, check the following box.
|_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                        ------------------


                              CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

TITLE OF EACH               AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
CLASS OF SHARES              REGISTERED      OFFERING PRICE      OFFERING PRICE     REGISTRATION
TO BE REGISTERED                                PER SHARE                              FEE(1)
-------------------------------------------------------------------------------------------------

Common Stock, Underlying
  Investment Agreement......18,000,000          $0.28               5,040,000          1,336
Common Stock Underlying
  Swartz Warrant(1)......... 2,000,000          $0.28                 560,000            148
        Total Registration
          and Fee...........20,000,000                             $5,600,000          1,484
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act, such additional number of shares of common stock subject to the Warrants and Options are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Warrants. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        ------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                            Prospectus


                     UP TO 20,000,000 SHARES


                     [PAYFORVIEW.COM's Logo]


                       PAYFORVIEW.COM CORP.


                           Common Stock
          ----------------------------------------------


     The selling shareholders listed below may use this prospectus in connection with the following resales of our common stock:

        Swartz Private Equity, LLC may offer up to 20,000,000 shares that we may issue to it when we exercise our right to "Put" shares to Swartz under our equity line agreement with Swartz or upon the exercise of warrants.

     The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. Swartz is an "underwriter" within the meaning of the Securities Act in connection with its sales of our common stock.

     We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds from the sale of shares to Swartz and upon the exercise of warrants held by Swartz.

     INVESTING IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
"RISK FACTORS" BEGIN ON PAGE _.

     Our common stock is presently listed and traded on the National Association of Securities Dealers' Over-The-Counter Bulletin Board under the symbol "PAYV." The last reported sales price of our common stock on November 10, 2000 was $0.312 per share.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR
COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.



          SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2000


           The date of this prospectus is _______, 2000



                        TABLE OF CONTENTS


                                                            Page
                                                            ----

Prospectus Summary..............................................
Risk Factors....................................................
Special Note Regarding Forward-Looking Statements..............
Use of Proceeds................................................
Determination of Offering Price................................
Dilution.......................................................
The Investment Agreement.......................................
Selling Security Holders.......................................
Plan Of Distribution...........................................
Legal Proceedings..............................................
Directors, Executive Officers, Promoters and
  Control Persons...
Security Ownership of Certain Beneficial Owners
  and Management.
Description of Securities......................................
Interest of Named Experts and Counsel..........................
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities...............................
Organization Within Last Five Years............................
Description of Business........................................
Management's Discussion and Analysis or Plan
  of Operation.................................................
Description of Property........................................
Certain Relationships and Related Transactions.................
Market for Common Equity and Related Stockholder
  Matters......................................................
Executive Compensation.........................................
Financial Statements...........................................
Changes in and Disagreements With Accountants on
  Accounting and Financial Disclosure..........................
Information Incorporated by Reference..........................
Where You Can Find More Information............................
Indemnification of Directors and Officers......................
Other Expenses of Issuance and Distribution....................
Recent Sales of Unregistered Securities........................
Exhibits.......................................................
Undertakings...................................................
Signatures.....................................................



     As used in this prospectus, unless otherwise indicated, any reference to our business, our products or our financial condition includes all of our subsidiaries, including our wholly-owned subsidiary, Voyager Films, Inc.

     You should only rely on the information contained in this prospectus or any supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or any supplement.

                        PROSPECTUS SUMMARY

Description of Business.

     PayForView, headquartered in New York with satellite offices in Los Angeles, California and Vancouver, Canada, is an integrated online and offline content company that creates and acquires events and information-based programming and delivers that content on a pay-for-view and free basis. We produce and own programming and distribute it through new media (the Internet) and old media (broadcast, DBS and cable television).
In this manner, we are able to generate revenues from traditional sources while we build a strong brand in the Internet space in preparation for an expanding broadband universe and the upcoming convergence of old media with new media.

     We continue to enter into alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing
Internet-related technical support, filmed or live programming, recorded music and sports related programming.

     Our executive offices are located at 509 Madison Avenue, Suite 1610, New York, New York 10022, and our telephone number is
(212) 605-0150.

PayForView.com Website.

     Our website, hosted by SofTV, a leader in streaming media in the emerging broadband E-Commerce market, provides users with a unique and vibrant interface. The core of the site is an embedded streaming media window, where the "primary" content, consisting of live events, archival entertainment and promos will be displayed. Surrounding the window is a selection of "parallel" content areas, where dynamic and compelling information coincides with and enhances the primary content. The beta version of the website was launched on April 26, 2000, when we offered our first boxing event.

     Our leading-edge technology allows video to contain
"triggers" whereby text, photos and images are seen at specific times when a trigger is released simultaneously to the streaming video. This innovative development is both interesting to the viewer and a benefit to sponsors.

     Since the launch of our beta website in April 2000, we have broadcast an International Woman's Boxing Championship event, two Ultimate Fighting Championship events with a contract for at least one more, a live stand-up comedy event and two international soccer events including the USA Woman's soccer team vs. Norway match, web-cast July 30, 2000.

     We will also acquire, distribute and sell filmed entertainment online and, through our Voyager Film Sales subsidiary, in the traditional manner through existing relationships with distributors and content providers.

Strategic Alliances.

     We have entered the marketplace through alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing Internet related technical support, filmed or live programming, recorded music and sports related footage.
This creates a vertical integration of entertainment-related products and Internet expertise, which will establish our base of operations and cash flow.

Technology Providers.

     We have also aligned ourselves with various quality technology providers to provide essential streaming video, web casting and supporting services.


RECENT DEVELOPMENTS

     THE SWARTZ TRANSACTION

     On August 31, 2000, we entered into an investment agreement with Swartz Private Equity, LLC (the "Investment Agreement"). Under the Investment Agreement, also referred to as an equity line, we have the option to sell, or "Put," up to $40 million of our common stock to Swartz, subject to a formula based on stock price and trading volume, over a three year period beginning on the effective date of the registration statement, of which this prospectus is a part. In addition, we issued to Swartz a warrant to purchase 2,000,000 shares of our common stock at a price of $0.28 per share, subject to adjustment, and agreed to provide additional warrants, on an ongoing basis, equal to 10% of each Put amount at a price of 110% of the market price for the applicable Put, subject to adjustment. We may issue additional warrants to Swartz under the terms of the Investment Agreement. We describe this transaction in more detail under the caption "The Investment Agreement."

     THE OFFERING

     By means of this prospectus, the selling shareholders are offering for sale up to 20,000,000 shares of our common stock. We are required under our contract with Swartz to register 20,000,000 shares plus an indeterminate number of shares above 20,000,000. We have elected to register 20,000,000 shares. The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions and through underwriters.


                           RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing shares of our common stock.

NO SIGNIFICANT OPERATING HISTORY

     We do not have any significant operating history upon which to evaluate our future performance. As there is no lengthy history of operations, investors will be unable to assess future operating performance or future financial results or condition by comparing these criteria against their past or present equivalents. Future revenues are expected to be derived from the sale of media content on our websites and from commissions on electronic commerce transactions between viewers and advertisers. We will only be able to attract content providers or advertisers to our websites if we can develop and maintain a viewer base of sufficient size and economic means to offer prospective content providers and advertisers meaningful marketing opportunities for their products and services.

WE EXPECT TO INCUR CONTINUED LOSSES

     We expect to incur losses on both a quarterly and an annual basis for the foreseeable future and cannot assure investors that we will ever achieve profitability.

WE RELY ON THE WIDESPREAD ACCEPTANCE OF THE INTERNET AS A VIABLE
ENTERTAINMENT ALTERNATIVE

     Our success will depend upon market acceptance of streaming technology as an alternative to broadcast television. Without streaming technology, viewers looking for on-demand programming would not be able to initiate playback until the programming was downloaded in its entirety, resulting in significant waiting times.

     The acceptance of streaming technology will depend upon a number of factors, including:

        market acceptance of streaming players such as Microsoft's Windows Media Player and RealNetworks'
     RealPlayer

        technological improvements to the Internet infrastructure, such as an increase in generally available bandwidth, to allow for improved video and audio quality and a reduction in Internet usage congestion.

        the ability of Internet users to acquire sufficient skill and experience to download and operate streaming players.

        reconfiguration of older Web browsers to handle the inclusion of streaming players.

     Acceptance of the Internet among content providers, distributors, studios, television networks and independent groups, such as sports programmers and advertising agencies, will also depend to a large extent on the level of Internet use by consumers and upon growth in the commercial use of the Internet. Because global commerce and the online exchange of information are new and evolving, we are unable to predict with any assurance whether the Internet will prove to be a viable commercial marketplace in the long term. Our future revenues would be greatly reduced if widespread commercial use of the Internet does not develop or is substantially delayed, or if the Internet does not develop as an effective and measurable advertising medium.

WE RELY ON THE DELIVERY OF CONTENT PROVIDED BY THIRD PARTIES

     We anticipate deriving revenues from the sale of various types of content, generally created by third parties, over the Internet. Internet product delivery, particularly utilizing streaming video technology, is a new and rapidly evolving industry whose demand and market acceptance has not as yet been proven. Furthermore, standards have not yet been widely accepted for the measurement of the effectiveness of Web-based media services delivery.

     Our ability to generate revenue will depend upon a number of factors, including:

        pricing of content delivered by other websites.

        the amount of traffic on our proposed websites.

        our ability to demonstrate user demographic characteristics that are attractive to content providers.

        the establishment of desirable production and programming relationships.

WE RELY ON OUR ABILITY TO DESIGN A SUCCESSFUL E-COMMERCE
COMPONENT OF OUR BUSINESS

     In addition to media content delivery and advertising, another intended source of revenue is from electronic commerce tie-ins. E-commerce has only recently begun to develop and is rapidly evolving. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products are subject to uncertainty. Consumer satisfaction from shopping over the Internet has been mixed. We cannot assure you that e-commerce will continue to grow. Our ability to derive revenues from arrangements with e commerce businesses and to deliver acceptable programming content will depend upon a number of factors including:

        acceptance by the general public of the Internet as a convenient and safe shopping forum.

        the offer of quality products at competitive prices.

        our ability to attract viewers and direct such viewers to our e-commerce business tie-ins.

STREAMING SOFTWARE MUST BE USED TO VIEW OUR CONTENT

     At present, prospective viewers can download streaming software off the Internet, in most instances, at no charge. We can offer no assurance that streaming software will continue to be made available to the public free of charge. If users are charged to acquire streaming software, streaming technology may not be widely accepted by Internet users.

INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE DISRUPTIONS COULD
ADVERSELY AFFECT OUR BUSINESS

     Internet infrastructure failures or disruptions caused by increased traffic on the Web, technical difficulties, vandalism or acts of God, among other factors, may impede our ability to transmit streaming video content to viewers. Repeated failures or disruptions may result in viewer dissatisfaction with the Internet as a viewing medium, which may lead to a diminution of our viewer base and a resultant impairment of our ability to generate advertising and e-commerce transaction revenues.

     We will have to rely on local and long-distance telecommunications companies to provide data communications capacity. These providers may experience service disruptions or have limited capacity, which could disrupt the provision of streaming video content to viewers. We may not be able to replace or supplement these services on a timely basis, if at all. In addition, because we must rely on third-party telecommunications services providers for connection to the Internet, we may not be able to control decisions regarding the availability of, or our access to, services at any given time.

OUR TECHNOLOGY IS LICENSED FROM A THIRD PARTY

     We have licensed from a third party our streaming technology, and we intend to continually improve upon the use of this technology via relationships with other companies in the marketplace. We intend to license technology and/or improvements from technology companies in order to deliver our content over the Internet. We cannot be assured that we will be able to do so.

WE RELY ON OUR MANAGEMENT TEAM AND EMPLOYEES

     Our success will depend to a large degree upon the efforts of our management, technical and marketing personnel. Our success will also depend on our ability to attract and retain additional qualified management, technical and marketing personnel. Hiring employees with the combination of skills and attributes required to carry out the strategy is extremely competitive. We do not have "key person" life insurance policies upon any of our of our officers or other personnel. The loss of the services of key personnel together with an inability to attract qualified replacements could adversely affect prospective growth.

THE INTERNET STREAMING BUSINESS IS HIGHLY COMPETITIVE

     We will compete for both viewers and advertisers with numerous larger and well-financed companies. These include:

        other websites, Internet access providers and Internet broadcasters that provide content to attract users.

        online services, other website operators and advertising networks, as well as traditional media such as television, radio and print for a share of available media content suitable for distribution via the Internet, and for advertisers' total advertising budgets.

        traditional media such as broadcast television, cable television, radio and print with international content.

     To compete successfully, we will have to provide sufficiently compelling and popular content to generate users and support advertising intended to reach those users. We believe that the principal competitive factors in attracting Internet users are the quality of service and the relevance, timeliness, depth and breadth of content and services offered.

     We also expect to compete with on-line services, other website operators and advertising networks, as well as traditional media such as television, radio and print for a share of advertisers' total advertising budgets.

     The principal competitive factors for attracting advertisers include:

        the number of users accessing our websites.

        the demographics of prospective users.

        our ability to deliver focused programming and advertiser interactivity through our websites.

        the overall cost-effectiveness and value of advertising on our network.

        our ability to achieve recognition of the PayforView.com name.

UNCERTAINTIES REGARDING INTERNATIONAL EXPANSION MAY ADVERSELY
AFFECT OUR GROWTH

     Our intended establishment of operations in foreign countries and hiring freelance media providers will entail significant expenditures and some knowledge of each country's national and local laws, including tax and labor laws. Furthermore, there are certain risks inherent in conducting business internationally, including regulatory requirements, legal uncertainty regarding liability, difficulties in staffing and managing foreign operations, longer payment cycles, different accounting practices, currency exchange rate fluctuations, tariffs and other trade barriers, political instability and potentially adverse tax consequences, any of which could adversely affect growth opportunities.

WE RELY ON COPYRIGHTS, TRADE SECRETS AND INTELLECTUAL PROPERTY

     Copyrights, trade secrets and similar intellectual property are significant to our growth and success. We rely upon a combination of copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions with our employees and with third parties to establish and protect proprietary rights. We have applied for federal trademark protection for "PayForView.com" and intend to apply for federal trademark protection for all domain names used in the PayForView.com network. Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries are uncertain and still evolving. We are unable to assure investors as to the future viability or value of any of our proprietary rights or those of other companies within the industry. We are also unable to assure investors that the steps taken to protect proprietary rights will be adequate. Furthermore, we can have no assurance that our proposed business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

WE WILL REQUIRE SUBSTANTIAL ADDITIONAL FUNDING TO CARRY OUT OUR
BUSINESS PLAN

     We will require substantial additional financing in order to expand our content and to become a meaningful competitor in the Internet broadcast industry. There is no assurance that such financing will be available. Moreover, if additional capital is raised through borrowing or other debt financing, this would incur interest expense.

WE ARE SUBJECT TO LAWS AND REGULATIONS REGARDING THE INTERNET

     Although there are currently few laws and regulations directly applicable to the Internet it is likely that new laws and regulations will be adopted in the United States and elsewhere covering issues such as music licensing, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws and regulations could slow Internet growth or its use as a commercial or advertising medium.

OUR FINANCIAL STATEMENTS CONTAIN "GOING CONCERN" LANGUAGE

     Our financial statements for the year ended December 31, 1999 state that because of our recurring operating losses and negative cash flows from operations, there is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming we will continue as a going-concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

WE MAY NOT BE ABLE TO DRAW FUNDS FROM THE EQUITY LINE

     To continue to finance our operations, we must obtain sufficient funds from the equity line agreement with Swartz. However, the future market price and volume of trading of our common stock limits the rate at which we can obtain money under the equity line agreement with Swartz. Further, we may be unable to satisfy the conditions contained in the equity line agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.

EQUITY LINE DRAWS MAY RESULT IN SUBSTANTIAL DILUTION

     We will issue shares to Swartz upon exercise of our Put rights at a price equal to the lesser of:

        the market price for each share of our common stock minus
     $.10; or

        93% of the market price for each share of our common stock.

     Accordingly, the exercise of our Put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three-year period of the Investment Agreement, we may need to register additional shares for resale or seek an amendment to our articles of incorporation, to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $40 million available under our Put rights.

OUR STOCK PRICE MAY DECREASE DUE TO ADDITIONAL SHARES IN THE
MARKET

     If and when we exercise our Put rights and sell shares of our common stock to Swartz, and if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to Put additional shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a designated minimum Put price that we specify. This may encourage short sales, which could place further downward pressure on the price of our common stock.


        SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" and similar expressions are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions.

     We wish to caution readers that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors and other matters contained in this prospectus generally. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                         USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders; rather, the selling shareholders will receive those proceeds directly. However, we will receive cash infusions of capital if and when Swartz purchases our common stock in accordance with the Investment Agreement and upon the exercise of warrants held by Swartz, as described below. We intend to use the proceeds from the sale of common stock to Swartz and from the exercise of warrants for working capital, strategic alliances (including potential joint ventures, acquisitions and mergers) and general corporate purposes.


                     THE INVESTMENT AGREEMENT


OVERVIEW

     On August 31, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The Investment Agreement entitles us to issue and sell up to $40 million of our common stock to Swartz, subject to a formula based upon average stock price and average trading volume, from time to time over a three year period following the effective date of this registration statement. We refer to each election by us to sell stock to Swartz as a "Put."

     In addition, on August 31, 2000, we issued to Swartz a warrant to purchase 2,000,000 shares of our common stock, exercisable for a period of five years from August 31, 2000, with an initial exercise price equal to $0.28 which was the closing bid price for the day before the execution of the agreement. We will adjust the exercise price of these warrants semi-annually on February 28 and August 31 to equal the lesser of:

        the initial exercise price; or

        100% of the lowest closing bid price of our common stock for the five trading days ending on any six-month anniversary date of the date of issuance.

     We may issue additional warrants under the terms of the Investment Agreement, as described below.

PUT RIGHTS

     We may begin exercising Puts upon effectiveness of this Registration Statement and continue for a three-year period. To exercise a Put, we must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the Investment Agreement. Also, we must give Swartz at least 10, but not more than 20, business days' advance notice of the date on which we intend to exercise a particular Put right. The notice must indicate the date we intend to exercise the Put and the maximum number of shares of common stock we intend to sell to Swartz. At our option, we may also specify a maximum dollar amount (not to exceed $4 million) of common stock that we will sell under the Put. We may also specify a minimum purchase price per share at which we will sell shares to Swartz. The minimum purchase price, if we specify one, cannot exceed the lesser of (i) 80% of the closing bid price of our common stock on the business day prior to the date of our advance Put notice, or
(ii) the closing bid price of our common stock on the business day prior to the date of our advance Put notice, minus $0.15.

     The number of common shares we sell to Swartz may not exceed 15% of the aggregate daily reported trading volume of our common shares during the 20 business days before or after the date we exercise a Put. Further, we cannot issue additional shares to Swartz that, when added to the shares Swartz previously acquired under the Investment Agreement during the 31 days before the date we exercise the Put, will result in Swartz holding over 9.99% of our outstanding shares upon completion of the Put.

     Swartz will pay us a percentage of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. This 20 day period is the pricing period. For each share of common stock, Swartz will pay us the lesser of:

        the market price for each share, minus $.10; or

        93% of the market price for each share.

     The Investment Agreement defines market price as the lowest closing bid price for our common stock during the 20 business day pricing period. However, Swartz must pay at least the designated minimum per share price, if any, that we specify in our notice. If the price of our common stock is below the greater of the designated minimum per share price plus $.10, or 93% of the designated minimum per share price during any of the 20 days during the pricing period, that day is excluded from the 15% volume limitation described above. Therefore, the amount of cash that we can receive for that Put may be reduced if our stock price declines.

     We must wait a minimum of five business days after the end of the 20 business day pricing period for a prior Put before exercising a subsequent Put. We may, however, give advance notice of our subsequent Put during the pricing period for the prior Put. We can only exercise one Put during each pricing period.

WARRANTS

     Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of our common stock equal to 10% of the common shares issued to Swartz in the applicable Put.
Each warrant will be exercisable at a price that will initially equal 110% of the market price for the applicable Put. The warrants will have semi-annual reset provisions similar to the reset provisions for the warrants Swartz currently holds. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years later.

SAMPLE EXERCISE OF A PUT

     As soon as practicable after the effectiveness of the registration statement, we plan to draw down the maximum initial amount permitted under the Investment Agreement. Based on the 20 day lowest closing bid price of our common shares of $0.1875 and our 20 day aggregate daily reported trading volume of 3,074,070 as of September 29, 2000, we would be entitled to draw down approximately $40,355 in connection with our first draw down. Based on these facts, we would issue 461,200 shares of our common stock and a warrant to purchase 46,120 shares of our common stock to Swartz.

     In the period beginning January 1, 2000 through September 29, 2000, the 20-day aggregate trading volume ranged from 1,769,900 to 36,964,400 shares. Closing bid prices ranged from $0.1875 to $1.64 per share. The table below illustrates the dollar amounts that could have been available to us and the corresponding number of shares that we would have issued per Put had this agreement been in effect during that time:


---------------------------------------------------------------------------------------------------------
                                                                                     NUMBER OF
                                                                                     SHARES(1):

PRICE/SHARE      20 DAY VOLUME:        2,500,000       5,000,000       10,000,000       20,000,000
----------------------------------------------------------------------------------------------------------

     $0.18         DOLLARS PER PUT      $ 30,000        $ 60,000         $120,000         $240,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------

     $0.25         DOLLARS PER PUT      $ 56,250        $112,500         $225,000         $450,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------
     $0.50         DOLLARS PER PUT      $150,000        $300,000         $600,000       $1,200,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------
     $0.75         DOLLARS PER PUT      $243,750        $487,500         $975,000       $1,950,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------
     $1.00         DOLLARS PER PUT      $337,500        $675,000       $1,350,000       $2,700,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------
     $1.25         DOLLARS PER PUT      $431,250        $862,500       $1,725,000       $3,450,000
                    SHARES PER PUT       375,000         750,000        1,500,000        3,000,000

----------------------------------------------------------------------------------------------------------
     $1.50         DOLLARS PER PUT      $523,125      $1,046,250       $2,092,500       $4,000,000
                    SHARES PER PUT       375,000         750,000        1,500,000        2,867,384

----------------------------------------------------------------------------------------------------------
     $1.64         DOLLARS PER PUT      $571,875      $1,143,750       $2,287,500       $4,000,000
                    SHARES PER PUT       375,000         750,000        1,500,000        2,867,384

----------------------------------------------------------------------------------------------------------


(1) At no time may we Put a number of shares to Swartz that, when added to the number of shares acquired by Swartz under the Investment Agreement during the 31 days before the Put date, will result in Swartz holding more than 9.99% of our outstanding common stock.


     We cannot assure you what the actual price of the shares will be at any time we exercise our right to a Put. Our stock price as of November 10, 2000 was $0.312.

     We are registering 20,000,000 shares of common stock for issuance to Swartz under the Investment Agreement. We believe, based on the recent and anticipated market prices of our shares of common stock and volume in our common stock, that 20,000,000 shares will be sufficient to allow us to issue stock and warrants to Swartz in order to fully utilize the $40 million available to us under the Investment Agreement. If 20,000,000 shares is not sufficient, we will register additional shares for resale by Swartz.

LIMITATIONS AND CONDITIONS TO OUR PUT RIGHTS

     Our ability to Put shares of our common stock, and Swartz's obligation to purchase the shares, is subject to the satisfaction of certain conditions. These conditions include:

        we have satisfied all obligations under the agreements entered into between us and Swartz in connection with the Investment Agreement;

        our common stock is listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange;

        our representations and warranties in the Investment
     Agreement are accurate as of the date of each Put;

        we have reserved for issuance a sufficient number of shares of our common stock to satisfy our obligations to issue shares under any Put and upon exercise of warrants;

        the registration statement for the shares we will be issuing to Swartz must remain effective as of the Put date and no stop order with respect to the registration statement is in effect;

        other than continuing losses described in an attachment to the Investment Agreement, at the time of a Put, there can be no material adverse change in our business prospects or financial condition.

     Swartz is not required to acquire and pay for any additional shares of our common stock once it has acquired $40 million worth of common stock. Additionally, Swartz is not required to acquire and pay for any shares of common stock with respect to any particular Put for which, between the date we give advance notice of an intended Put and the date the particular Put closes:

        we announced or implemented a stock split or combination of our common stock;

        we paid a dividend on our common stock;

        we made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or

        we consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control.

     We may not require Swartz to purchase any subsequent Put shares if:

        we, or any of our directors or executive officers, have engaged in a transaction or conduct related to us that resulted in:

             a Securities and Exchange Commission enforcement action, administrative proceeding or civil lawsuit; or

             a civil judgment or criminal conviction or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

        the aggregate number of days which this registration statement is not effective or our common stock is not listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange exceeds 120 days;

        we file for bankruptcy or any other proceeding for the relief of debtors; or

        we breach covenants contained in the Investment
     Agreement.

COMMITMENT AND TERMINATION FEES

     If we do not Put at least $1,000,000 worth of common stock to Swartz during each six-month period following the effective date of the Investment Agreement, we must pay Swartz a semi-annual non-usage fee. This fee equals the difference between $100,000 and 10% of the value of the shares of common stock we Put to Swartz during the six-month period.

     We may terminate our right to initiate further Puts or terminate the Investment Agreement at any time by providing Swartz with notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

     If the Investment Agreement is terminated, we must pay Swartz the greater of (i) the non-usage fee described above, or
(ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date.

SHORT SALES

     The Investment Agreement prohibits Swartz and its affiliates from engaging in short sales of our common stock unless Swartz has received a Put notice and the amount of shares involved in the short sale does not exceed the number of shares we specify in the Put notice.

CANCELLATION OF PUTS

     We must cancel a particular Put if:

       we discover an undisclosed material fact relevant to Swartz's investment decision;

        the registration statement registering resales of the common shares becomes ineffective; or

        our shares of common stock are delisted from Nasdaq, the O.T.C. Bulletin Board, or an exchange.

     If we cancel a Put, it will continue to be effective, but the pricing period for the Put will terminate on the date we notify Swartz that we are canceling the Put. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled Put may be smaller than it would have been had we not cancelled the Put.

RESTRICTIVE COVENANTS

     During the term of the Investment Agreement and for a period of one year after termination of the Investment Agreement, we are prohibited from engaging in certain transactions. These include the issuance of any of our equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. The Investment Agreement also prohibits us, during this period, from entering into any private equity line agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

     There are important exceptions to this limitation. We can issue our shares without Swartz's prior approval in the following transactions:

        in connection with a merger, consolidation, acquisition or sale of assets;

        in connection with a strategic partnership or joint venture, the primary purpose of which is not simply to raise money;

        in connection with our disposition or acquisition of a business, product or license;

        upon exercise of options by employees, consultants or directors;

        in an underwritten offering of our common stock;

        upon conversion or exercise of currently outstanding options, warrants or other convertible securities; or

        under any option or restricted stock plan for the benefit of employees, directors or consultants.

     In addition, we may issue debt securities with no equity feature for working capital purposes.

SWARTZ'S RIGHT OF INDEMNIFICATION

     We have agreed to indemnify Swartz, including its shareholders, officers, directors, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Investment Agreement, the registration rights agreement, other related agreements, or the registration statement. We have also agreed to indemnify these persons for any claims based on violation of Section 5 of the Securities Act caused by the integration of the private sale of our common stock to Swartz and the public offering pursuant to the registration statement.

EFFECT ON OUTSTANDING COMMON STOCK

     The issuance of common stock under the Investment Agreement will not affect the rights or privileges of existing holders of common stock except that the issuance of shares will dilute the economic and voting interests of each shareholder. See "Risk Factors."

     As noted above, we cannot determine the exact number of shares of our common stock issuable under the Investment Agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the Investment Agreement, the market price of our common stock, and exercise of the related warrants. The potential effects of any dilution on our existing shareholders include the significant dilution of the current shareholders' economic and voting interests in us.


                     SELLING SECURITY HOLDERS

     Assuming that we Put the entire 20,000,000 shares to Swartz pursuant to the Investment Agreement, and assuming that Swartz does not sell any of the shares, Swartz will then own approximately 25.3% of our issued and outstanding common stock.

SWARTZ

     This prospectus covers 20,000,000 shares of common stock issuable to Swartz under the Investment Agreement and upon exercise of the warrants we previously issued to Swartz. Swartz is engaged in the business of investing in publicly-traded equity securities for its own account.

     Swartz does not beneficially own any of our common stock or any other of our securities as of the date of this prospectus other than 2,000,000 shares underlying the warrants we issued to Swartz in connection with the negotiation and closing of the Investment Agreement, which are not deemed to be beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition by Swartz would result in ownership of more than 4.99% of our outstanding common stock. Other than its obligations to purchase common stock under the Investment Agreement and the warrant, it has no other commitments or arrangements to purchase or sell any of our securities.

     The table below includes information regarding ownership of our common stock by the selling shareholders on September 30, 2000 and the number of shares that they may sell under this prospectus. The actual number of shares of our common stock issuable upon exercise of warrants to Swartz and our Put rights is subject to adjustment and could be materially less or more than the amount contained in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future price of our common stock.

     Other than as described above, none of the selling shareholders has had within the past three years any material relationship with our company or any of our predecessors or affiliates. None of the selling shareholders is or was affiliated with registered broker-dealers. The selling shareholders have advised us that they possess sole voting and investment power with respect to the shares being offered.

                         Shares Beneficially                          Shares Beneficially
                       Owned Prior to Offering                        Owned After Offering
                       -----------------------        Shares        ------------------------
Selling shareholders    Number        Percent         Offered        Number         Percent
--------------------   -----------------------        -------       ------------------------

Swartz Private
Equity, LLC            2,000,000(1)    3.4%          18,000,000     20,000,000(2)    25.3%


----------
* Less than one percent.

(1)  This number includes 2,000,000 shares of common stock issuable upon exercise of outstanding warrants which are currently exercisable, which represents 3.4% of our issued and outstanding common stock as of September 30, 2000.  This number does not include
(solely for purposes of this prospectus) up to an aggregate of 18,000,000 shares of our common stock that we may Put to Swartz under the Investment Agreement and warrants issuable in connection with the Investment Agreement.  These shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz.  We anticipate that Swartz will not beneficially own more than 9.9% of our outstanding common stock at any time.  Eric S. Swartz holds investment and voting control of the shares held by Swartz.

(2)  Assumes that we will Put the entire 20,000,000 shares to Swartz pursuant to the
Investment Agreement, and that the selling shareholders will not sell any of the shares of common stock offered by this prospectus.  We cannot assure you that the selling shareholders will not sell all or any of these shares.


     This prospectus covers the resale by the selling stockholders of these shares, plus, in accordance with Rule 416 under the Securities Act of 1933, such additional number of shares of our common stock as may be issued on exercise of the warrants resulting from stock splits, stock dividends or the application of antidilution provisions in the warrants. The number of shares shown in the preceding table as being offered by the selling stockholders does not include such presently indeterminate number of additional shares of our common stock.

     Any and all of the shares of common stock may be offered for sale pursuant to this prospectus by the selling stockholders from time to time. Accordingly, no estimate can be given as to the amounts of shares of our common stock that will be held by the selling stockholders upon consummation of any such sales. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which the information regarding their common stock was provided in transactions exempt from the registration requirements of the Securities Act of 1933.


                       PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which includes their transferees, pledgees or donees or their successors may sell the common stock directly to one or more purchasers. They may also sell through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock by one or more of the following methods:

        ordinary broker's transactions, which may include long or short sales;

        transactions involving cross or block trades or otherwise on the Nasdaq National Market;

        purchases by brokers, dealers or underwriters as principals and resale by these purchasers for their own accounts under this prospectus;

        "at the market" to or through market makers or into an existing market for the common stock;

        in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

        any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors in interest may also enter into option or other transactions with broker-dealers that require delivery by these broker-dealers of the common stock, which may be subsequently resold under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Swartz is, and any broker-dealers acting in connection with the sale of the common stock by this prospectus may be deemed to be, an underwriter within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common stock.

     The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. Swartz has, before any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase common stock in violation of Regulation M under the Exchange Act. All of the foregoing may affect the marketability of the securities offered by this prospectus.

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                        LEGAL PROCEEDINGS

     We are subject to claims and suits arising in the ordinary course of business. At this time, except as otherwise indicated, it is not possible to estimate the final outcome of these legal matters or the ultimate loss or gain, except as otherwise stated.

     On November 8, 2000, the Company settled a previously-filed lawsuit by Destiny Music (Los Angeles Superior Court Case #BC225482), claiming that the Company owed a long-term lease obligation, further financial support on certain projects and/or group promotional efforts and a return of funds allegedly loaned to Street Solid Records, a subsidiary of the Company at the time, which have not been returned as promised. In addition to PayForView, the suit also named Solid Disc Records; Solid Disc, Inc.; Street Solid Records, Inc.; Jay Warsinske, Marc Pitcher and Nic Meredith. The lawsuit has been settled for $325,000.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                      AND CONTROL PERSONS

(a) Directors and Executive Officers:

     All directors are elected annually by the shareholders and hold office until the next annual general meeting of shareholders or until their successors are duly elected and qualified, unless they sooner resign or cease to be directors in accordance with the Articles of Incorporation of the Registrant. Executive officers are appointed and serve at the pleasure of the Board of Directors.

     The following persons are the current directors and executive officers of the Company:

MARC A. PITCHER - President, Chief Operating Officer and Director
Date Position Commenced: January 4, 1999
Term of Office: Expires December 31, 2000
Address: 219 East 69th Street, PHF, New York, New York 10021
Age: 32

Employment History:  January 4, 1999 - Present, PayForView.com,
Internet Company, President; August 1998 - October 1999,
Professional Business Interiors, Interior Design/Construction
Project Manager; June 1992 - May 1998, Future Business Center,
Commercial Office Leasing, partner, operations manager.


DAN SCOTT - Chief Marketing Officer and Director
Date Position Commenced: April 2000
Term of Office: Expires March 31, 2001
Address: 289 Bilmar Place, Englewood, New Jersey 07631
Age: 35

Employment History: April 2000 - present, PayForView.com, Internet Company, Chief Marketing Officer; March 1999 - April 2000, Self Employed, Internet Industry, Consultant; November 1996
- March 1999, 3BTV Productions, Multimedia Production Company, Vice President Marketing; April 1986 - May 1994, QVC, Television Shopping Channel, Multimedia Marketing Director.


GEORGE MELLIDES - Chief Financial Officer
Date Position Commenced: May 2000
Term of Office: Expires April 30, 2001
Address: 61 Green Way, Allendale, New Jersey 07401
Age: 59

Employment History: May 2000 - present, PayForView.com, Internet Company, Chief Financial Officer; January 1999 - April 2000, Dreman Value Management, Investment Advisors, Chief Financial Officer; January 1997 - December 1998, Laidlaw Global Securities, Money Managers, Chief Financial Officer; November 1995 - December 1996, George Davidson, Data Processing, Chief Financial Officer.


SCOTT SHULTZ - Director
Term of Directorship: One year
Address: 328 West 96th Street, #2B, New York, New York 10025
Age: 38

Employment History: June 2000 - present, Turn-Key Entertainment, Internet Company, Vice President Business Development; March 1999
- June 2000, Prudential, Financial Services, Client Representative; February 1998 - March 1999, Self Employed, Cable and Satellite Industry, Consultant; January 1994 - February 1998, Primetime 24, Satellite Broadcaster, Vice President Sales and Marketing.


(b) There are no significant employees who are not described as executives above, and there are no family relationships among directors, executive officers or any nominees to these positions.

     During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

(a) Security ownership of certain beneficial owners. The table below identifies any individual (including any "group") who is known to the Company, as of the date of this filing, to be the beneficial owner of more than five percent of any class of our voting securities:

Title of       Name and address           Amount and nature   Percentage
class          of beneficial              of beneficial       of class
               Owner                      ownership(1)

Common         Argel Holdings, Ltd.       3,120,250           5.3%
               55 Frederick Street        (affiliate)
               Nassau, Bahamas


     (1) Unless otherwise indicated, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.



(b) Security ownership of management. The table below sets for the ownership, as of the date of this filing, by all directors and nominees, and each of the named executive officers of the Company, and directors and executive officers of the registrant as a group.

Title of       Name and address           Amount and nature   Percentage
class          of beneficial              of beneficial       of class
               owner                      ownership(1)

Common         Marc A. Pitcher             765,833(2)         1.3%
               219 East 69th St., PHF     (affiliate)
               New York, New York 10021

Common         Dan Scott                   36,458(3)          0.0%
               289 Bilmar Place           (affiliate)
               Englewood, New Jersey 07631

Common         Scott Shultz                29,167(4)          0.0%
               328 West 96th St., 2B      (affiliate)
               New York, New York 10025

Common         George Mellides             29,167(5)          0.0%
               61 Green Way               (affiliate)
               Allendale, New Jersey 07401

Common         All Officers and            860,625            1.5%
               Directors as a
               Group

     (1) Unless otherwise indicated, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     (2)  Includes 145,833 options vested under the Company's
          Stock Option Plan.

     (3)  Includes 36,458 options vested under the Company's
          Stock Option Plan.

     (4)  Includes 29,167 options vested under the Company's
          Stock Option Plan.

     (5)  Includes 29,167 options vested under the Company's
          Stock Option Plan.



     There are no agreements between or among any of the shareholders which would restrict the issuance of shares in a manner that would cause any change of control of the registrant. There are no voting trusts, pooling arrangements or similar agreements in place between or among any of the shareholders, nor do the shareholders anticipate the implementation of such an agreement in the near term.


                    DESCRIPTION OF SECURITIES

     Our Articles of Incorporation authorize capital stock consisting of one class of stock, Common Stock. Each share has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of a company's common stock. No voting trusts or any other arrangement for preferential voting exist among any of the shareholders, and there are no restrictions in the bylaws or articles of incorporation precluding issuance of further common stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock. As of September 30, 2000, there were approximately 58,940,667 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of shareholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock can elect all of the directors of the Company.

     All shares of Common Stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock.

     Holders of Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. If there is a dissolution, whether voluntary or involuntary, of the Company, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Dividend Policy

     The Company has not declared or paid any dividends on its outstanding Shares of Common Stock since its inception and we do not anticipate that we will do so in the foreseeable future. The declaration of dividends on the Shares is within the discretion of our Board of Directors and will depend upon the assessment of, among other factors, our earnings, capital requirements and operating and financial condition. At the present time our anticipated capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the further development of our business.

     We are further limited in our ability to pay dividends on the Company's Shares by regulation under Nevada law relating to the sufficiency of profits from which dividends may be paid.


                          LEGAL MATTERS

     Dieterich & Associates, in Los Angeles, California, will pass upon the validity of the shares of Common Stock offered by this prospectus for us.


                             EXPERTS

     Grant Thornton LLP, independent certified public accountants, have audited our consolidated financial statements for the year ended December 31, 1999, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note B to the consolidated financial statements), which is included in this prospectus. Our financial statements are included in reliance on Grant Thornton LLP's report, based on their authority as experts in accounting and auditing.

     Davidson & Company, independent certified public accountants, have audited our consolidated financial statements for the period from April 6, 1998 (inception) to December 31, 1998, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note B to the consolidated financial statements), which is included in this prospectus. Our financial statements are included in reliance on Davidson & Company's report, based on their authority as experts in accounting and auditing.


              INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named in this prospectus owns any of our securities, nor were they hired on a contingent basis. These experts will not receive any direct or indirect interest in our Company and none were promoters, underwriters, voting trustees, directors, officers, or employees.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

     PayForView.com Corp. has no insurance or other instrument of indemnity against liability under the Securities Act of 1933. We have taken the general position that the United States Securities and Exchange Commission considers such indemnification not to be in the public interest.


               ORGANIZATION WITHIN LAST FIVE YEARS

     PayForView.com Corp. was organized on August 26, 1988, under the name Sierra Gold Corporation and under the laws of the State of Nevada. We had no operations at that time and as such were considered a development stage company.

     Our Company commenced trading on the National Association of Securities Dealers (NASD) OTC Bulletin Board on December 21, 1998 under the trading symbol SIRG.

     On January 4, 1999, the Company changed its name to PayForView.com Corp. and its trading symbol to "PAYV".


                     DESCRIPTION OF BUSINESS

     PayForView, headquartered in New York with satellite offices in Los Angeles, California and Vancouver, Canada, is an integrated online and offline content company that creates and acquires event programming and delivers that content on a pay-for-view and free basis. We intend to produce and own programming and distribute it through new media (the Internet) and old media (broadcast, DBS and cable television). In this manner, we will be able to generate revenues from traditional sources while we build a strong brand in the Internet space in preparation for an expanding broadband universe and the upcoming convergence of old media with new media.

     We continue to enter into alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing
Internet-related technical support, filmed or live programming, recorded music and sports related programming.

     Our executive offices are located at 509 Madison Avenue, Suite 1610, New York, New York 10022, and our telephone number is
(212) 605-0150.

PayForView.com Website.

     Our website, hosted by SofTV, a leader in streaming media in the emerging broadband E-Commerce market, provides users with a unique and vibrant interface. The core of the site is an embedded streaming media window, where the "primary" content, consisting of live events, archival entertainment and promos will be displayed. Surrounding the window is a selection of "parallel" content areas, where dynamic and compelling information coincides with and enhances the primary content. The beta version of the website was launched on April 26, 2000, when we offered our first boxing event.

     Our leading-edge technology allows video to contain
"triggers" whereby text, photos and images are seen at specific times when a trigger is released simultaneously to the streaming video. This innovative development is both interesting to the viewer and a benefit to sponsors.

     Since the launch of our beta website in April 2000, we have broadcast an International Woman's Boxing Championship event, two Ultimate Fighting Championship events with a contract for at least one more, a live stand-up comedy event and two international soccer events including the USA Woman's soccer team vs. Norway match, web-cast July 30, 2000.

     We will also acquire, distribute and sell filmed entertainment online and, through our Voyager Film Sales subsidiary, in the traditional manner through existing relationships with distributors and content providers.

Strategic Alliances.

     We have entered the marketplace through alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing Internet related technical support, filmed or live programming, recorded music and sports related footage.
This creates a vertical integration of entertainment-related products and Internet expertise, which will establish our base of operations and cash flow.

Technology Providers.

     We have aligned ourselves with various quality technology providers to provide essential streaming video, web casting and supporting services.

InterVu/Akamai

     InterVu (which was purchased by Akami in early 2000) is a streaming media service provider working to make the Internet a viable broadcast medium for entertainment, business and education.

     Akami has the technical expertise and distributed server network to allow us to reliably deliver programming via the Internet. Akami has developed proprietary technology that allows us to manage broadcast streams in real time and gives us access to critical information about its video database and streaming files.

     Through its own distributed broadcast network, Akami can provide us with reliable and efficient connectivity to the Internet, using a premier Internet infrastructure built on a high-speed backbone and high-speed links to the Internet.

SofTV

     SofTV is a leading-edge Canadian-based Internet developer specializing in video streaming and interactive content based on broadcast applications. SofTV's patent pending technology allows website publishers to combine the emotional impact of video with the power of images, text and graphics. SofTV has created and also hosts our website.

Bandwidth Growth.

     In order to view good quality film and video files over the Internet, subscribers will require a cable modem, DSL or comparable high-bandwidth connection. Research indicates that cable companies will be the leading provider of residential broadband service. By 2004, the industry expects a total of 31.8 million North American subscribers with high-bandwidth access.

     The following table identifies current and expected trends in the adoption of high bandwidth Internet access. These high-end bandwidth users represent computer users with the capacity to use services provided by us (Source: Paul Kagen and Associates)


Year      Cable Modem    DSL Subscriber      Total High
          Users          Users               Bandwidth Users

1999       1,460,000       420,000            1.880,000
2000       3,600,000     2,400,000            6,000,000
2001       7,590,000     4,170,000           11,760,000
2002      12,950,000     7,090,000           20,040,000
2003      15,840,000    10,590,000           26,430,000
2004      18,980,000    12,910,000           31,890,000


     A quickening pace of development in both technology and content available to users of the World Wide Web parallels this increase in Internet access speed. New technologies such as video and audio streaming enable the creation of new forms of content, combining aspects of traditional, narrowband web design (including text, graphics, and hyper-links) with the video-based production concepts of television. While this market is growing rapidly, it presently accounts for a small percentage of the Internet users online today. Accordingly, most companies involved in the development of technology and content for the Web are focusing on solutions that are intended to provide an acceptable experience for the predominant narrowband customer, while offering an improved version of the same experience to broadband users.

Bandwidth Islands.

     In the marketplace, we have identified companies which we describe as "Bandwidth Islands". These are organizations whose primary business is the sale and service of bandwidth and related services to end users, both residential and commercial. Each of these Islands has a built in subscriber base, and instant access through their database to the high bandwidth users which we are targeting.

     In selling high bandwidth services to homes, one of the challenges faced by the Islands is content. Consumers, while attracted to the extra speed in Internet surfing possible with higher bandwidth, generally question the value of upgrading to higher bandwidth at higher cost when, to date, there is not enough content on the net for which high bandwidth is required. By collecting content and creating and perfecting a delivery and tracking mechanism, we will be able to offer the Islands the content with which they will be able to attract additional high band width customers, and keep the ones they have on line and on our subscriber list. Additionally, by retaining control of the content and delivery system, we intend to sell advertising during our programming to the end users, thus offering the Island an additional source of revenue.

Growth of Online Commerce.

     The Internet is dramatically affecting the methods by which consumers and businesses are buying and selling goods and services. The Web provides the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, a growing number of consumers are transacting business on the Web, including buying consumer goods, trading securities, paying bills and purchasing airline tickets. International Data Corporation estimates that approximately 28% of Web users purchased goods or services over the Web in 1998 and that approximately 40% of Web users will make online purchases in 2002. Jupiter Communications estimates that retail consumer purchases of goods and services over the Internet will increase from $5.0 billion in 1998 to $29.4 billion in 2002. We believe that as electronic commerce expands, advertisers and direct marketers will increasingly use the Web to advertise products, drive traffic to their websites, attract customers and facilitate transactions.

Growth of Internet Advertising.

     The Web is evolving into an important medium for advertisers due to its interactive nature, global reach, rapidly growing audience and the expected increase in online commerce. Unlike more traditional advertising methods, the Web gives advertisers the potential to target advertisements to broad audiences or to selected groups of users with specific interests and characteristics. The Web also allows advertisers and direct marketers to measure the effectiveness and response rates of advertisements and to track the demographic characteristics of Web users. The interactive nature of Web advertising enables advertisers to better understand potential customers, and to change messages rapidly and cost effectively in response to customer behavior and product availability.

     We anticipate an increase in online advertising. Forrester Research estimates that the dollar value of Internet advertising in the U.S. will increase from $1.3 billion in 1998 to $10.4 billion in 2003, representing a 52% compounded annual growth rate. International online ad spending is expected to grow from $0.2 billion in 1998 to $4.7 billion in 2003, representing an 87% compounded growth rate. By comparison, Broadcasting & Cable estimates that $130 billion was spent in 1998 on traditional media advertising in the U.S., including television, radio, outdoor and print. Until recently, the leading Internet advertisers have been technology companies, search engines and Web publishers. However, many of the largest advertisers utilizing traditional media, including consumer products companies and automobile manufacturers, are expanding their use of online advertising. We believe that online advertising will continue to capture an increasing share of available advertising dollars and that this trend will drive demand for online ad inventory and for sophisticated Internet advertising solutions.

     Driven by the growing online population, the rise in time spent online and increasing digital commerce adoption, online advertising revenues have surpassed outdoor advertising and will exceed spending for cable advertising.

Revenue Streams.

     Although we have a transaction/advertising revenue model it is unlike traditional websites that offer only one or two of these revenue streams. We have numerous methods to capitalize on our exclusive branding, image and content. We will derive our revenue streams from the following sources:

-Live Events

     Users pay an online fee for a one-time viewing of select live event programming. Users pay a fee of $1.99 to $4.95 depending on the exclusivity of the event. For example, the Ultimate Fighting Championship event that PayForView offered on June 9, 2000 was only seen on the our website and on Direct Broadcast Satellite (DBS). It was not on either network or cable television.

-Archival Events

     In the future, users will be charged an online transactional fee for a one-time viewing of an archived event program. The archival programming will consist of classic sports events, major boxing matches, films, comedy performances, etc. The charge for these events will range from $.49 to $1.99. These events are at the convenience of the viewers, at the time they wish to view them.

-Advertising

     Since PayForView.com is a very "sticky" site, one where a user resides for a lengthy period of time, advertisers will pay to have their advertising served and tracked on our website. These advertisers will be on the website the length of time users view either the free entertainment information, which might be upwards of a half hour, or a live event, which they will watch for several hours.

-E-Commerce

     Users may purchase merchandise specifically related to event programs, both live or archived from our e-commerce shop.
Merchandise pertaining to our free entertainment and sports information will also be offered. We are in discussions to partner with several retailers that offer event related merchandise.

-On-line Syndication

     We will capitalize on the lack of quality entertainment produced specifically for on-line viewing. At this time, there are a number of Internet companies who are streaming video who are in need of the type of programming we are creating and acquiring. Our executive team, with experience and contacts in event production, sees an excellent opportunity to become an on-line provider of video based events to emerging Internet based streaming media companies. We are well positioned as a one-stop, turnkey provider of compelling, entertaining content.

-Sales to Traditional Media

     During the rollout of the Broadband universe, some of our acquired programming will be sold to traditional media such as DBS and cable television. This allows for revenue generation of a magnitude greater than the present Broadband universe allows.

-VHS/DVD Sales

     Since we acquire programming, we will negotiate with international VHS/DVD distributors to release the product in brick-and-mortar and electronic commerce distribution avenues to gain additional revenue.

Competition.

     Perhaps closest to our business model is www.centerseat.com. Similar in design and concept, Center Seat offers a wide variety of online entertainment, but does not charge for online programming. Center Seat also does not deliver live events nor does it offer chat room functionality. Moreover, Center Seat does not presently offer rich media advertising as does PayForView.

     Kanakaris Wireless Inc., (OTC BB: KKRS) www.kanakaris.com, offers online pay-per-view movies, downloadable books and related e-commerce.

     House of Blues, www.hob.com, offers live and archival music events that appear at the House of Blues venues and also offers related e-commerce.

     Our approach differs from the above through diversification. By having both online and offline sports and event alliances and a film production and sales division, PayForView is in a position to create revenue from non-Internet sources while also creating the content it intends to broadcast on the Internet. By including music, sports, comedy and other live events, and utilizing an embedded video window, triggered parallel content and rich media advertising, we are attempting to differentiate ourselves from our competitors.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                       PLAN OF OPERATION

General.

     We are an integrated online and offline content company that creates and acquires events and information-based content and delivers such content on a pay-for-view and free basis. We produce and own programming and distribute it through new media (the Internet) and old media (broadcast, DBS and cable television.) We have entered into alliances with entertainment and technology companies that provide elements needed for the completion of our plans. These companies include those providing Internet related technical support, filmed or live programming, recorded music and sports related footage. This creates a vertical integration of entertainment-related products and Internet expertise, which will establish a base of operations and cash flow for us. We have not had any significant revenues since purchasing Voyager Entertainment in 1999. We have incurred a cumulative net loss in our development stage of approximately $17.9 million as of September 30, 2000. We expect to continue to incur substantial and increasing losses during our development stage due to continued and increased spending on our web site, hiring of employees, research and the costs of marketing, sales, video streaming and administrative activities.

     We anticipate that future revenues and results of operations may continue to fluctuate significantly depending on, among other factors, the number of available subscribers who have access to high speed Internet connections, the costs associated with the streaming of video based content over the Internet, our ability to recruit and retain advertising clients, and our ability to successfully provide viewers with compelling and entertaining events. We anticipate our operating activities will result in substantial net losses while in our development stage and expect losses to continue for a period of time once in our operational stage.

Results of Operations.

Year ended December 31, 1999 as compared to the period from April 6, 1998 (inception) through December 31, 1998 and nine months ended September 30, 2000 as compared to the nine months ended September 30, 1999.

Revenues.

     We had no revenues from operations from our inception on April 6, 1998 to date.

Selling, general and administrative expenses:

     Selling, general and administrative expenses for the year ended December 31, 1999 increased to $2,240,097 from $275,528, a net increase of $1,964,569 as compared to the period from April 6, 1998 (inception) to December 31, 1998. Prior to January of 1999, the company was in its very early development stage, and was not carrying on any significant business, which resulted in low operating costs. As a result of venture capital funding from a private investor beginning in January 1999,we began to build and execute our business plan, hire staff, build our web site and create awareness of our business through public relations and marketing. These four areas saw the greatest increase in spending in 1999 as compared to 1998. Management compensation for the year ended December 31, 1999 increased to $241,750 from $9000, an increase of $232,750 as compared to 1998. Web site development, Public Relations and Marketing costs increased to $565,608 for the year ended December 31, 1999 from $44,608 for the period from April 6, 1998 (inception) to December 31, 1998. The remaining selling, general and administrative expenses of $1,432,739 for the twelve months ended December 31, 1999 increased from $221,920 for the period from April 6, 1998 (inception) to December 31, 1998, and consisted primarily of $936,000 in consulting fees of which $653,000 was non cash based, equity compensation, and $183,000 in travel and entertainment expenses.

     Selling, general and administrative expenses for the nine months ended September 30, 2000 increased to $5,858,101 from $1,271,851 a net increase of $4,586,250 as compared to the nine months ended September 30, 1999. The increase was primarily due to increases in personnel costs and consulting fees of $3,860,630 (of which $3,025,357 was non-cash equity based compensation), transaction costs relating to the MAS Acquisition of $475,000 (of which $375,000 was non-cash, equity based compensation), and $186,000 increase in professional fees offset by a decrease in advertising and promotion of $379,000. The increases in personnel costs, consulting and professional fees resulted from our web-design, marketing and content acquisition efforts. Advertising and promotion decreased during the nine months ended September 30, 2000 due to our efforts being focused on the development of a new version of our web site which was in its beta test phase and therefore we spent less time and effort on advertising and marketing. Advertising and marketing costs incurred during the nine months ended September 1999 included $103,000 paid for the marketing of a live web cast from the Cannes film festival. The remaining increase is due to higher overhead costs relating to our move from Vancouver British Columbia to New York City.

Loss From Impairment:

     We had losses from impairment during the nine months ended September 30, 1999 and the twelve months ended December 31, 1999 of $4,208,376 and $4,247,022, respectively, due to the fact that we issued shares of our common stock in payment for certain deliverables that we subsequently became aware did not exist.

     There were no losses from impairment for the nine months ended September 30, 2000.

Loss From Discontinued Operations:

     We disposed of 81% of our interest in Street Solid, a record label that we acquired on January 5, 1999, in October 1999, resulting in a loss from disposal of $1,225,193 for the year ended December 31, 1999. The results of operations of Street Solid during the nine months ended September 30, 1999 and the year ended December 31, 1999 have been accounted for as discontinued operations and amounted to $1,031,200 and $1,056,167, respectively. During the nine months ended September 30, 2000 we charged an additional $127,000 to discontinued operations to record settlement of litigation that arose as a result of Street Solid.

Investment Expense:

     Investment expense during the nine months ended September
30, 2000 represents a write-down of the Company's investment in Turn-Key Entertainment LLC.

Interest Income:

     Interest income for the nine months ended September 30, 2000 was $96,540, as compared to zero for the nine months ended
September, 1999. This is due to larger cash and cash equivalents balances during the nine months ended September 30, 2000 resulting from the net proceeds received by us from our private placements of shares of our common stock.

Interest Expense:

     Interest expense for the year ended December 31, 1999 was $348,631 as compared to zero for the period from April 6, 1998 (inception) to December 31, 1998. This is as a result of a non-cash interest charge relating to a convertible debenture agreement whereby such debentures would be convertible into shares of our common stock at a 25% discount to the market price.

     Interest expense for the nine months ended September 30, 1999 was $340,806, of which $333,333 was a result of a non-cash interest charge related to a convertible debenture agreement, whereby such debentures would be convertible into shares of our common stock at a 25% discount to the market price. Interest expense for the nine months ended September 30, 2000 was zero.

Extraordinary Item.

     During the nine months ended September 30, 2000, we recorded a gain on extinguishment of debt of $200,151. This was due to a May 2000 settlement of $850,000 for a $1,050,151 debt. The
Settlement was during the second quarter of 2000.

Liquidity and Capital Resources.

     Since inception through September 30, 2000, we had a deficit accumulated during the development stage of approximately $17.9 million and expect to continue to incur substantial operating losses for the next several years. We have financed our operations primarily through private placements of our common stock. From inception to September 30, 2000 we received proceeds from the sale of equity securities, net of share issuance expenses, of approximately $6 million. Cash proceeds from the sale of our securities during the nine months ended September 30,2000 were approximately $5.6 million, including the $222,500 received in December 1999.

     We used net cash in operating activities of $2,388,379 for the nine months ended September 30, 2000. Net cash and cash equivalents used in operations for the nine months ended September 30, 2000 consisted of the net loss from continuing operations of $8,238,662 less non cash items of $6,013,764, decrease in prepaid expenses of $7,102, increases in other assets of $127,840 (which represented primarily of a security deposit on our new premises), and a decrease in accounts payable of $35,641.

     Net cash used in investing activities was $1,991,415 for the nine months ended September 30, 2000. Investing activities included payments for website costs of $306,072, a settlement payment to the purchaser of Street Solid of $58,000, fixed assets additions of $146,000 and a strategic equity investment of $1.4 million in Turn-Key Entertainment LLC, and payments for licenses and rights of $81,517.

     Net cash provided by financing activities was $5,208,602 for the nine months ended September 30, 2000. Cash provided by financing activities consisted of proceeds from the sale of our common stock of $5,208,602.

     Our capital funding requirements will depend on numerous factors, including the progress and magnitude of our website development, marketing plans, technological advances, competitive and market conditions, our ability to establish and maintain collaborative arrangements, the cost of streaming video content on the Internet and effectiveness of commercialization activities and arrangements.

     We are likely to require substantial funding to continue our website development, marketing, sales, and administrative activities. We have raised funds in the past through the sale of securities, and may raise funds in the future through public offerings or private placements of securities, collaborative arrangements or from other sources. We have an agreement with Swartz Private Equity, LLC for an equity line of up to $40,000,000. We continue to explore and, as appropriate, will enter into discussions with other companies regarding the potential for collaborative arrangements, license agreements or development or other funding programs with us in exchange for marketing, distribution or other rights to our products and services. However, there can be no assurance that discussions will result in any investments, collaborative arrangements, agreements or funding, or that future additional financing through debt or equity financing will be available to us on acceptable terms, if at all. Further, there can be no assurance that any arrangements resulting from these discussions will successfully reduce our funding requirements. If additional funding is not available to us when needed, we will be required to scale back our website development, marketing and administrative activities and our business and financial results and condition would be materially and adversely affected. We believe that the line of credit available from Swartz will be sufficient for at least the next twelve months.


CHANGES IN SECURITIES

     1. During the first quarter of 2000 we entered into two separate subscription agreements for the private placement of shares of our Common Stock at a price of $1.50 per share. We received $1,215,000 from the sale of 810,000 shares under the terms of the first agreement on January 15, 2000, and $4,200,000 from the sale of 2,800,000 shares under the terms of the second agreement dated January 21, 2000, for a total proceeds of $5,381,000, which is net of $34,000 of offering costs.

     2. During the first quarter of 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to a Debenture Agreement dated June 25, 1999.

     3. In February 2000, we granted an aggregate of 3,000,000 shares to officers and consultants as equity based compensation. The shares were distributed and vested on that date.

     4.   In March of 2000, we acquired MAS Acquisition
          Corporation, an inactive public shell corporation in exchange for an aggregate of 670,000 shares of its common stock (including a commission of 335,000 shares) and $100,000.

     5. In May of 2000, we made a strategic investment in Turn-key Entertainment LLC, a private development stage Delaware Corporation that intends to develop an online streaming media product that is synergistic with our core business. We issued 2,000,000 shares of our restricted common stock and paid $1,400,000 in cash in exchange for 25% of the outstanding stock of Turn-key Entertainment LLC.

     6. On July 13, 2000, our Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of our common stock to attract, motivate and retain individuals upon whose continued efforts the success of the company in large measure depends. On July 25, 2000, we issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options were $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue date. These options vest over a three-year period and expire in July 2003.

     7. On August 31, 2000 the Company entered into an agreement with an investment bank to register and underwrite shares of its common stock with an aggregate market value not to exceed $40,000,000 to the general public. The company is obligated to issue warrants to purchase 2,000,000 shares of common stock to the investment bank, whether or not the registration and proposed sale of shares to the public is completed.
          The Company is also obligated to issue additional warrants to the investment bank upon achieving certain milestones in the registration process. The company recorded such warrants at $600,000 which is included in deferred offering costs.



                     DESCRIPTION OF PROPERTY

     The Company presently maintains offices at two locations, in Vancouver, British Columbia and New York, New York. The business office in Vancouver is located at the Guinness Business Centre, Suite 300, Guinness Tower, 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9. The Vancouver office consists of approximately 1,000 square feet, leased at $3,300 per month, with a six-month lease and an option to renew for additional six-month intervals. The main office in New York, is located at 509 Madison Avenue, 16th Floor, New York, New York 10022, consists of approximately 4,000 square feet, leased at $14,000 per month, with a 60-month lease.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 10, 2000, we made a strategic investment of $1,400,000 plus 2,000,000 shares of our restricted common stock to purchase a 25% interest in Turn-Key Entertainment, LLC, a company controlled by one of our consultants, whose plan is to develop an online streaming media product that is synergistic with our core business. Turn-Key had no operations through September 30, 2000 other than our investment. As part of our investment, we secured the right to participate in future financings by Turn-Key. As discussed in Note N-3 to the financial statements included in this Prospectus, Sid Amira, one of our consultants, owns the remaining 75% of Turn-Key. The decision to invest in Turn-Key was ratified by our Board of Directors in May, 2000.


              MARKET FOR COMMON EQUITY AND RELATED
                      STOCKHOLDER MATTERS

A.   Market Information

     Our common stock is presently listed and traded on the National Association of Securities Dealers' Over-The-Counter Bulletin Board under the symbol "PAYV." However, there is currently no "established trading market" for the Company's common stock, and no assurance can be given that any current market for the Company's common stock will continue to develop or be maintained. For any market that develops for the Company's common stock, the sale of "restricted securities" (common stock) pursuant to Rule 144 of the Securities and Exchange Commission by members of management, or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market. A minimum holding period of one year is required for resales under Rule 144, along with other pertinent provisions, including publicly available information concerning the Company (this requirement will be satisfied by the filing and effectiveness of this Registration Statement, the passage of 90 days and the continued timely filing by the Company of all reports required to be filed by it with the Securities and Exchange Commission); limitations on the volume of "restricted securities" which can be sold in any 90 day period; the requirement of unsolicited broker's transactions; and the filing of a Notice of Sale of Form 144. There are approximately 17,018,972 restricted shares of the Company eligible for trading as of the date of this filing.

     The following quotations were provided by the National
Quotation Bureau, LLC, and do not represent actual transactions;
these quotations do not reflect dealer markups, markdowns or commissions.


                        STOCK QUOTATIONS*

                                              CLOSING BID
                                        -----------------------
Quarter ended:                          High                Low
--------------                          ----                ---

September 30, 2000                      0.375              0.187

June 30, 2000                           1.12               0.25

March 31, 2000                          1.64               0.53

December 31, 1999                       0.63               0.12

September 30, 1999                      1.75               0.375

June 30, 1999 (2)                       7.25               1.25

March 31, 1999 (1)                      3.9375             1.0625


     (1) Effective January 15, 1999, the Company instituted a 2-for-1 forward stock split of its Common Stock.

     (2) Effective April 9, 1999, the Company instituted a 3-for-
     2 forward stock split of its common stock.


     (i) With the exception of the 2,000,000 warrants held by Swartz Private Equity and the Option rights set forth in the Company's Employee Option Plan, there is currently no Common Stock of the Company which is subject to outstanding options or warrants to purchase.

     (ii) There are currently approximately 17,018,972 shares of the Company's Common Stock which are eligible to be sold under Rule 144 of the Securities Act of 1933 as amended.

     (iii) There is currently no common equity that is being or is proposed to be publicly offered by the Company, the offering of which could have a material effect on the market price of the issuer's common equity.


B.   Holders

     As of September 30, 2000, the Company had approximately
9,600 shareholders of record.

     Applicability of Low-Priced Stock Risk Disclosure
Requirements.

     Our securities will be considered low-priced or "designated" securities under rules promulgated under the Exchange Act. Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any national exchanges. Therefore, the Company's stock will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

C.   Dividend Policy

     We have not paid any dividends to date. In addition, we do not anticipate paying dividends in the immediately foreseeable future. The Board of Directors of the Company will review this dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the our earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

D.   Reports to Shareholders

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law. We are required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934.

E.   Transfer Agent and Registrar

     The Transfer Agent and Registrar for our Common Stock is
Transfer Online, Inc. at 227 SW Pine Street, Suite 300, Portland,
Oregon 97204.


                      EXECUTIVE COMPENSATION

                                       SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                            Annual Compensation                      Awards Payouts
                      -------------------------------   ----------------------------------------
Name and       Year   Salary($)    Bonus($)  Other      Restricted    Securities    All other
Principal                                    annual     stock awards  underlying    compensation
position                                     compensation             options/SARs  ($)
                                                                      (#)
  ----------------------------------------------------------------------------------------------

Marc A.        2000  120,000       0         6,000       700,000      500,000        0
Pitcher        1999   60,000       20,000    6,000       0            0              0
(President,
COO & Director)

Dan Scott      2000  125,000       25,000    0           0            125,000        0
(Chief Marketing
Officer & Director)

Scott Shultz   2000   0            0         0           0            100,000        0
(Director)

George         2000  120,000       20,000    0           100,000      0              0
Mellides
(Chief Financial
Officer)


     No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to the Company's management during the period ended December 31, 1999, except as set forth in the Summary Compensation Table.

Long-Term Compensation

     As at September 30, 2000, being a date within 135 days of this Registration Statement, we have implemented an Employee
Option Plan for our officers, directors and certain key consultants.

     On July 13, 2000, our Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of our common stock to attract, motivate and retain individuals upon whose continued efforts the success of the company in large measure depends. On July 25, 2000, we issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options were $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue date. These options vest over a three-year period and expire in July 2003.

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Employment Contracts

     Between January 2000 and March 2000 we extended an existing contract, with certain amendments, for our President, Marc Pitcher, and we entered into two new employment contacts with two key management employees, Dan Scott, Chief Marketing Officer and George Mellides, Chief Financial Officer. The remuneration for each is as follows:

Marc Pitcher - Term of contract one year. Annual salary $120,000. Monthly Vehicle allowance of $500. Bonus of $20,000 upon receipt by the Company of financing not introduced by an outside third party of between $2 Million and $10 Million. Bonus of $50,000 based upon individual's successful effort to find and secure financing for the company of more than $10 Million.

Dan Scott - Term of contract one year.  Annual salary $125,000.
Bonus of $25,000 based upon certain performance. Issuance of 125,000 stock options exercisable over three years.

George Mellides - Term of contract one year.  Annual salary
$120,000. Issuance of 100,000 stock options exercisable over three years.



                       FINANCIAL STATEMENTS



                         C O N T E N T S


                   INTERIM FINANCIAL STATEMENTS


                                                  Page

Condensed Consolidated Balance Sheets             F-2

Condensed Consolidated Statements of Operations   F-3

Condensed Consolidated Statement of Changes
in Stockholders' Equity                           F-4 - F-5

Condensed Consolidated Statements of
Cash Flows                                        F-6

Notes to Condensed Consolidated
Financial Statements                              F-7 - F-11




                   ANNUAL FINANCIAL STATEMENTS


                                                       Page


Report of Independent Certified Public Accountants
 - Grant Thornton LLP                                  F-12

Independent Auditors' Report - Davidson & Company      F-13


Financial Statements

     Consolidated Balance Sheets                       F-14

     Consolidated Statements of Operations             F-15

     Consolidated Statement of Changes
      in Stockholders' Equity                          F-16

     Consolidated Statements of Cash Flows             F-17

     Notes to Consolidated Financial Statements        F-18 -
                                                       F-38

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONDENSED CONSOLIDATED BALANCE SHEETS


                                        December 31,   September 30,
          ASSETS                        1999*          2000
                                                       (unaudited)

Current assets
 Cash and cash equivalents              $   342,004    $  1,170,812
 Prepaid expenses                            63,602           6,500

                                        -----------    ------------
                                            405,606       1,177,312

Fixed assets, net                           351,780         452,231

Investment in Street Solid Records           10,000          10,000

Deferred offering costs                           -         600,000

Intangible assets, net                       39,169         100,276

Capitalized website development costs                       282,783

Other assets                                      -         177,840
                                        -----------    ------------
                                        $   806,555    $  2,800,442
                                        ===========    ============


          LIABILITIES AND STOCKHOLDERS'
               EQUITY (DEFICIENCY)

Current liabilities
 Accounts payable                       $   261,368    $    225,727
 Liabilities from discontinued
  operations                                256,000         325,000
 Loan payable                             1,050,151               -
                                        -----------    ------------
                                          1,567,519         550,727
                                        -----------    ------------

Other Liabilities                           222,500               -

2% Series A Senior Convertible
 Redeemable Debentures                      172,500               -

Stockholders' equity (deficiency)
 Common stock
     Authorized, 100,000,000 common
     shares with a par value of $0.0001;
     issued and outstanding,
     43,397,727 and 58,940,667
     shares, respectively                     4,340           5,894
 Additional paid-in capital               8,594,637      20,164,273
 Deficit, accumulated during the
  development stage                      (9,754,941)    (17,920,452)
                                        -----------    ------------
Stockholders' equity (deficiency)        (1,155,964)      2,249,715
                                        -----------    ------------
                                        $   806,555    $ 2,800,442
                                        ===========    ============


*Derived from audited financial statements.
The accompanying notes are an integral part of these statements.


                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                      Cumulative
                                                                      amounts from
                                             Nine months Ended        April 6, 1998
                                                September 30,         (inception) to
                                        ---------------------------   September 30,
                                            1999           2000       2000
                                        ------------   ------------   -------------
                                        (As Restated)

Costs and expenses
  Selling, general and administrative
   Expenses                             $ 1,271,851    $ 5,858,101    $  8,373,726
  Amortization of licenses and
   Goodwill                                 320,584         77,101         439,404
  Loss on impairment                      4,208,376                      4,247,022
  Investment expense                                     2,400,000       2,400,000
  Interest expense                          340,806                        348,631
  Interest income                                          (96,540)        (96,540)
                                        -----------    -----------    ------------

                                          6,141,617      8,238,662      15,712,243
                                        -----------    -----------    ------------

     Loss from continuing operations     (6,141,617)    (8,238,662)    (15,712,243)
                                        -----------    -----------    ------------

Discontinued operations (Street
 Solid Records)
     Loss from operations                 1,031,200              -       1,056,167
     Loss on disposal                             -        127,000       1,352,193
                                        -----------    -----------    ------------

Loss from discontinued operations        (1,031,200)      (127,000)     (2,408,360)

                                        -----------    -----------    ------------

Loss before extraordinary item           (7,172,817)    (8,365,662)    (18,120,603)

Extraordinary item - gain on
extinguishment of debt (Note E)                   -       (200,151)       (200,151)
                                        -----------    -----------    ------------

     Net Loss                           $(7,172,817)   $(8,165,511)   $(17,920,452)
                                        ===========    ===========    ============

Basic and diluted loss per share:
  Continuing operations                 $      (.38)   $      (.18)   $       (.63)
  Discontinued operations                      (.07)             -            (.10)
  Extraordinary item                              -            .01             .01
                                        -----------    -----------    ------------

Basic and diluted loss per share        $      (.45)   $      (.17)   $       (.72)
                                        ===========    ===========    ============

Weighted-average shares outstanding      15,784,137     47,507,480      25,023,527
                                        ===========    ===========    ============


The accompanying notes are an integral part of these statements.

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

               Period from April 6, 1998 (inception) through September 30, 2000

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Balance,
 April 6, 1998                    -    $     -    $        -     $         -    $         -

Capital stock of Voyager
 International
 Entertainment Inc.
 issued for services      3,800,000        380        37,620               -         38,000
Capital stock of Voyager
 International
 Entertainment Inc.
 issued for acquisition
 of Voyager Film
 Sales Inc.                 200,000         20           180               -            200
Capital stock of Voyager
 International Entertainment
 Inc. issued for cash       327,131         33       112,459               -        112,492
Net loss                                                            (275,528)      (275,528)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1998        4,327,131        433       150,259        (275,528)      (124,836)

Capital stock of
 Payforview.com Corp.
 at January 5, 1999       3,750,000        375           625               -          1,000
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment Inc.       7,788,840        779           781                          1,560
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment, Inc. for
 potential commission     1,500,000        150          (150)                             -
Cancellation of
 Voyager shares          (4,327,131)      (433)          433                              -
Issuance of shares for
 acquisition of Squadron
 One Records and creation
 of Street Solid
 Records, Inc.            1,173,509        117     1,598,163                      1,598,280
Issuance of shares for
 acquisition of
 licenses and rights      1,102,500        110     3,067,290                      3,067,400
Issuance of shares for
 services                   122,000         12        77,824                         77,836
Issuance of shares for
 consulting services      1,800,000        180       652,320                        652,500
Issuance of shares for
 consulting services        333,333         33        49,967                         50,000
Issuance of shares for
 financial advisor
 services                 1,800,000        180     1,386,696                      1,386,876
Issuance of shares for
 acquisition of Software    200,000         20       291,980                        292,000
Issuance of shares for
 advertising                200,000         20        59,980                         60,000
Issuance of shares upon
 conversion of debt      22,837,005      2,284       825,216                        827,500
Allocation of proceeds
 of convertible debt to
 additional paid-in capital                          333,333                        333,333
Issuance of shares
 for cash                   540,540         55        99,945                        100,000
Shares held in escrow
 with attorney relating
 to debentures              250,000         25           (25)
Net loss                                                          (9,479,413)    (9,479,413)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1999       43,397,727      4,340     8,594,637      (9,754,941)    (1,155,964)
                         ----------     ------    ----------     -----------    -----------

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED) (continued)

          Period from April 6, 1998 (inception) to September 30, 2000 (unaudited)

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage          Total
                         ----------     ------    ----------     -----------    -----------

Issuance of shares for
 cash, net of share
 issuance costs
 (unaudited)              3,610,000     $  361    $5,381,139     $         -    $ 5,381,500
Issuance of shares for
 convertible debt
 (unaudited)              6,900,000        690       171,810               -        172,500
Shares issued to
 officers and consultants
 for services (unaudited) 3,000,000        300     2,933,700               -      2,934,000
Shares issued for
 acquisition of MAS
 Acquisition Corporation
 (unaudited)                335,000         33            (2)              -             31
Shares issued for
 transaction costs for MAS
 Acquisition Corporation
 (unaudited)                335,000         34       375,166               -        375,200
Shares issued for
 investment in Turn-Key
 Entertainment
 (unaudited)              2,000,000        200       999,800                      1,000,000
Proceeds from sale of
 1,280,000 shares of the
 1,500,000 shares held in
 escrow (unaudited)               -          -       899,602                        899,602
Cancellation of remaining
 escrow shares(unaudited)  (220,000)       (22)           22               -              -
Additional compensation
 for services performed
 (unaudited)                      -          -       117,000               -        117,000
Warrants issued for commitment
 Fees (unaudited)                                    600,000                        600,000
Stock options issued for
 Services (unaudited)                                 91,357                         91,357
Cancellation of partial shares
 Related to Bacchus        (417,060)       (42)           42
Net loss for the nine
 months ended September 30, 2000
 (unaudited)                      -          -             -      (8,165,511)    (8,165,511)
                         ----------     ------    ----------     -----------    -----------
Balance,
 September 30, 2000
 (unaudited)             58,940,667     $5,894   $20,164,273    $(17,920,452)   $ 2,249,715
                         ==========     ======    ==========     ===========    ===========


The accompanying notes are an integral part of this statement.

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                      Cumulative
                                                                      amounts from
                                             Nine months ended        April 6, 1998
                                                September 30,         (inception) to
                                        ---------------------------   September 30,
                                            1999           2000       2000
                                        ------------   ------------   -------------
                                        (As Restated)

Cash flows from operating activities
  Loss from continuing operations       $(6,141,617)   $(8,238,662)   $(15,712,243)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                             1,319         68,664          75,099
     Amortization of licenses
      and goodwill                          320,584         20,410         382,713
     Issuance of common stock
      for services and
      transaction costs                   4,351,204      3,517,588       8,421,288
     Noncash investment expense                          2,400,000       2,400,000
     Noncash interest expense               333,333              -         333,333
     Changes in other operating
      assets and liabilities
       Prepaid expenses                     (22,535)         7,102         (56,500)
       Due from related party                 7,648              -               -
       Other assets                               -       (127,840)       (127,640)
       Accounts payable                     479,678        (35,641)        175,727
                                        -----------    -----------    ------------

     Net cash used in operating
      activities of continuing
      operations                           (670,386)    (2,388,379)     (4,108,223)
                                        -----------    -----------    ------------

     Net cash used in operating
      activities of discontinued
      operations                           (606,764)             -        (657,080)
                                        -----------    -----------    ------------

Cash flows from investing activities
  Payments for website costs                      -       (306,072)       (306,072)
  Payment of settlement costs relating
   to sale of discontinued operations             -        (58,000)        (58,000)
  Payment for licenses and rights                          (81,517)        (81,517)
  Proceeds from sale of discontinued
   operations                                     -              -         250,000
  Investment in Turn-Key Entertainment LLC        -     (1,400,000)     (1,400,000)
  Acquisition of fixed assets               (10,195)      (145,826)       (162,041)
                                        -----------    -----------    ------------

     Net cash used in investing
      activities                            (10,195)    (1,991,415)     (1,757,630)
                                        -----------    -----------    ------------

Cash flows from financing activities
  Issuance of common stock                  100,000      5,208,602       5,643,594
  Proceeds from loan payable              1,046,463              -       1,050,151
  Repayment of loan payable                 (59,418)             -               -
  Proceeds from convertible debenture       200,000              -       1,000,000
                                        -----------    -----------    ------------

     Net cash provided by
      financing activities                1,287,345      5,208,602       7,693,745
                                        -----------    -----------    ------------

     Net change in cash and
      cash equivalents
      during the period                           -        828,808       1,170,812

Cash and cash equivalents,
 beginning of period                              -        342,004               -
                                        -----------    -----------    ------------

Cash and cash equivalents,
 end of period                          $         -    $ 1,170,812    $  1,170,812
                                        ===========    ===========    ============

Supplemental disclosures of cash
 flow information:

  Cash paid during the period for
   interest                             $     1,462    $         -    $     15,298
                                        ===========    ===========    ============

Supplemental disclosures of noncash financing and investing activities (Note L)


The accompanying notes are an integral part of these statements.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   Nine months ended September 30, 1999 and 2000 (unaudited)


NOTE A - ORGANIZATION OF THE COMPANY AND
          NATURE OF BUSINESS

Sierra Gold Corporation was incorporated on August 26, 1988. On January 4, 1999, Sierra Gold Corporation changed its name to Payforview.com Corp. (the "Company"). On January 5, 1999, the Company issued 7,788,840 common shares (plus 1,500,000 shares held in trust as commission), in exchange for the issued and outstanding shares of Voyager International Entertainment Inc. ("Voyager"). Voyager was incorporated on April 6, 1998 in Nevada. As a result of the share exchange, control of the combined companies passed to the former shareholders of Voyager. This type of share exchange has been accounted for as a capital transaction accompanied by a recapitalization of Voyager. Recapitalization accounting results in consolidated financial statements of Voyager being issued under the name of Payforview.com Corp. and Subsidiaries, but are considered a continuation of Voyager. No goodwill or other intangible assets were recognized in connection with such recapitalization.

On January 15, 1999, the Company implemented a two-for-one forward stock split. On April 9, 1999, the Company implemented a three-for-two forward stock split. All share and per share amounts in the financial statements have been retroactively restated to give effect to the above splits. Loss per share information reflects the recapitalization.

The Company is considered a development stage company as its planned principal operations have not yet commenced. Presently, the Company is developing an Internet-based website to distribute movies, music, live events and sports events direct to consumers on a pay-for-view basis. The company is also developing certain offline business opportunities.


NOTE B - BASIS OF PRESENTATION

Information in the accompanying condensed consolidated financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 and the cumulative amounts from April 6, 1998 (inception) through September 30, 2000 is unaudited and has been prepared in accordance with accounting principles generally acceptable in the United States of America applicable to interim financial information and the rules and regulations

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

   Nine months ended September 30, 1999 and 2000 (unaudited)


NOTE B (continued)

promulgated by the Securities and Exchange Commission. These financial statements should be read in conjunction with the Company's annual financial statements included in its Form 8/KA, as amended, filed with the Securities and Exchange Commission on or about October 25, 2000. In the opinion of the Company's management, the September 30, 1999 and 2000 unaudited condensed consolidated interim financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of such financial statements (See Note C). The results of operations for the nine months ended September 30, 1999 and 2000 are not necessarily indicative of the results to be expected for any other interim period or the entire year.


Note C - RESTATEMENT OF SEPTEMBER 30, 1999 INTERIM FINANCIAL
          STATEMENTS(UNAUDITED)


The previously reported financial information for the nine months ended September 30, 1999 have been restated to reflect the effect of adjustments that were recorded as of December 31, 1999.


NOTE D - LOSS FROM IMPAIRMENT

In March 1999, the Company issued 1,012,500 common shares to Bacchus Entertainment Ltd. at a value of $2,821,500, as determined by the market price of shares of the Company's common stock, as consideration for the purchase of various rights and interests in feature films and motion picture productions. Management determined that the rights it purchased did not exist, and believes that the seller misrepresented the items available and breached the contract. Therefore, the full value of the consideration issued to Bacchus has been recorded as an impairment loss as of March 31, 1999. (see note H-7)

In August 1999, the Company issued an aggregate of 1,800,000 shares to an investment banker in exchange for financial advisory services. The shares were issued in anticipation of services which were never received. The Company and the investment banker signed mutual release of liabilities and obligations in March 2000. The value of these shares which has been determined to be $1,386,876 has been charged to operations as a loss from impairment during the three months ended September 30, 1999.


NOTE E - EXTRAORDINARY GAIN ON DEBT EXTINGUISHMENT

As of December 31, 1999, the Company had notes outstanding aggregating $1,050,151 which were payable on demand. In May 2000, the Company settled this obligation through liquidation of approximately 1,280,000 shares of the 1,500,000 shares held by the trustee in connection with the Voyager acquisition (Note A). Such shares were sold to unrelated third parties for aggregate proceeds of $899,602, of which $850,000 were distributed to the holders of the loan payable and in payment of transaction costs. The remaining proceeds from the sale of the above shares, which was $49,602 were recorded as additional paid-in-capital during the nine months ended September 30, 2000.

In May 2000, the Company recorded a gain on extinguishment of debt of $200,151, which has been reflected as an extraordinary gain. The remaining 220,000 shares held in trust are the property of the Company and are not reflected as shares outstanding at September 30, 2000.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

   Nine months ended September 30, 1999 and 2000 (unaudited)


NOTE F - SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND
          INVESTING ACTIVITIES

The significant noncash transactions for the nine months ended
September 30, 1999 and 2000 were as follows:

     1. In January 1999, in order to complete the acquisition of Voyager, the Company issued 7,788,840 common shares, (and a commission of 1,500,000 shares). (See Note A.)

     2. In January 1999, the Company issued 1,173,509 common shares to acquire Street Solid. The value of the shares issued was estimated to be $1,598,280.

          In connection with such acquisition, liabilities assumed were $198,000. (see note I)

     3. In March 1999, the Company issued 1,102,500 common shares valued at $3,067,400 towards the acquisition of licenses and rights.

     4. In April 1999, the Company issued 83,500 shares of common stock valued at $63,410 in exchange for services.

     5. In January 2000, holders of $172,500 of convertible debentures exchanged such debentures into 6,900,000 shares of the Company's common stock. (See Note F-2.)

     6. In February 2000, the Company issued an aggregate of 3,000,000 shares of common stock valued at $2,934,000 to officers and consultants. (See Note F-3.)

     7. In February 2000, the Company issued 335,000 shares in payment of transaction costs related to the MAS acquisition. (See Note F-4.)

     8. In May 2000, the Company invested 2,000,000 shares which were valued at $1,000,000, as part of its investment in Turn-Key Entertainment LLC.
           This investment was subsequently written down to zero as of June 30, 2000 (See Note H-5)

     9. As of June 30, 2000, the Company recognized an aggregate of $117,000 of additional compensation relating to stock awards granted in 1999, for which services were still being performed through June 30, 2000. No additional compensation was required to be recorded during the three months ended September 30, 2000.

     10. In August 2000, the Company issued 2,000,000 warrants as a commitment fee which the Company has valued at $600,000 and has been recorded as deferred offering costs as of September 30, 2000.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

    Nine months ended September 30, 1999 and 2000 (unaudited)

NOTE G - LOSS PER SHARE

     For the nine month period ended September 30, 2000, an aggregate of 2,275,000 stock options and warrants were excluded from the calculation of loss per share since their effect would be antidilutive. During the nine month period ended September 30, 1999, no potential common shares were outstanding.


NOTE H - CERTAIN TRANSACTIONS

     1. Sale of Common Stock - On January 15, 2000, the Company entered into a stock subscription and option agreement with three unrelated third-party shareholders.
          Pursuant to this agreement, the Company sold 120,000 shares of stock to these investors at a price of $1.50 per share and provided the investors with an option to purchase up to a maximum of an additional 690,000 shares. The investors purchased an aggregate of 810,000 shares during January 2000, for proceeds of $1,215,000, of which $222,500 was collected in December 1999.

          On January 21, 2000, the Company entered into a stock subscription and option agreement with certain unrelated third-party shareholders. Pursuant to this agreement, the Company sold 1,000,000 shares of stock to these investors at a price of $1.50 per share. Additionally, the agreement provided the investors with an option to purchase up to a maximum of an additional 2,000,000 shares. The investors purchased an aggregate of 2,800,000 shares for net proceeds of approximately $4,166,000 (net of $34,000 of transaction costs).

     2. Conversion of Debentures - During January and February 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to the debenture agreement dated June 25, 1999.

     3. Stock Issuance - In February 2000, the Company granted an aggregate of 3,000,000 shares to officers and consultants. No additional services were required to be performed, and, therefore, the Company recorded a charge to operations for $2,934,000, which represented the market value of such shares on the date of grant.

     4. Acquisition - In February 2000, the Company acquired MAS Acquisition Corporation, an inactive public shell corporation in exchange for an aggregate of 335,000 shares of its common stock. Additionally, the Company incurred transaction costs relating to this acquisition, and settled such cost by issuing 335,000 shares and paying cash of $100,000, which resulted in an aggregate charge to expense of $475,000 in the first quarter of 2000. This acquisition was accounted for at the historical basis of the assets of MAS (which were $31) since there was no business acquired. No goodwill or other intangibles were acquired.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

    Nine months ended September 30, 1999 and 2000 (Unaudited)


NOTE H (continued)

     5. Investment in Turn-Key Entertainment - On May 10, 2000, the Company made a strategic investment of $1,400,000 plus 2,000,000 shares of restricted common stock, which were valued at $1,000,000 based on the market price of the Company's common stock, to purchase a 25% interest in a company (controlled by a consultant of the Company), that is developing an on-line streaming media product that is synergistic with its core business.
          The Company has the right to participate in future financing by the investee. A consultant of the Company owns the remaining 75% interest. The investee had no operations through September 30, 2000 other than the Company's investment and had cash available of $1,345,263.

          Since the Company neither manages nor controls the investee, which remains in the development stage and has no significant operations to date, the investment was charged to expense in accordance with generally accepted accounting principles.

     6. On July 13, 2000, the Company's Board of Directors approved a stock option plan (the "Plan") and reserved 4 million shares of the Company's common stock to attract, motivate and retain individuals upon whose continued efforts the success of the Company in large measure depends. On July 25, 2000, the Company issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options were $.25 per share, based, as per the terms of the Plan, on the closing price on the day immediately preceding the issue date. These options vest at a rate of 25% immediately with the remainder vesting over a three-year period and expire in July 2003.

          These individuals have been determined to be non-employees under APB-25. Therefore, the Company estimated the fair value as of September 30, 2000 using the Black-Scholes pricing model and recorded the fair value compensation of $91,367 during the three and nine months ended September 30, 2000. The remaining compensation will be measured as of each reporting period and recognized over the vesting period.

     7. On August 3, 2000, the Company and Bacchus (and related entities) signed an agreement whereby on August 17, 2000, 417,060 of the aggregate of 1,012,500 shares of common stock originally issued were returned to the Company for cancellation and are not included in shares outstanding.

     8. On August 31,2000 the Company entered into an agreement with an investment bank to register and underwrite shares of its common stock with an aggregate market value not to exceed 40,000,000 which will be offered sale to the public. In connection with such agreement, the Company was obligated to issue warrants to purchase 2,000,000 shares of common stock to such investment bank, at an exercise price of $.28 per share, subject to adjustment under certain conditions. These warrants remain the property of the investment bank, whether or not the registration and proposed sale of shares to the public is completed. The agreement also provides for additional warrants to be issued to the investment bank upon achieving certain milestones in the registration process. The company issued such warrants on August 31, 2000 and valued such warrants at $600,000 based on a Black-Scholes pricing model, and included these warrants in deferred offering costs.


NOTE I - SUBSEQUENT EVENTS

On November 8, 2000 the Company settled an outstanding lawsuit with Destiny Music for $325,000 subject to adjustment to $350,000. Amounts are payable in cash and the Company's stock.
A liability of $198,000 had been assumed by the Company in connection with its purchase of Street Solid. Accordingly, an additional $127,000 was recorded as additional loss from disposal of discontinued operations during the three months ended September 30, 2000.

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
  Payforview.com Corp. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) (a development stage company) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and the cumulative consolidated statement of operations and cash flows for the period April 6, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Company for the period from April 6, 1998 (inception) through December 31, 1998 which represents 2.8% of the cumulative net loss for the period from April 6, 1998 (inception) through December 31, 1999. These statements were audited by other auditors whose report thereon has been furnished to us, and in our opinion, insofar as it related to the 1998 results, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries as of December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended and the cumulative results of operations and cash flows for the period from April 6, 1998 through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, the Company has experienced recurring net losses, has an accumulated deficit and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GRANT THORNTON LLP

New York, New York
July 7, 2000

                   INDEPENDENT AUDITORS' REPORT


To the Stockholders and Directors of Payforview.com Corp. and
Subsidiaries
(formerly Voyager International Entertainment Inc.)
(A Development Stage Company)


We have audited the accompanying consolidated balance sheet of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from incorporation on April 6, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) as of December 31, 1998, and the consolidated results of its operations, its consolidated changes in stockholders' equity and its consolidated cash flows for the period from incorporation on April 6, 1998 to December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Payforview.com Corp. and Subsidiaries (formerly Voyager International Entertainment Inc.) will continue as a going concern. As discussed in Note B to the consolidated financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Davidson & Company
Vancouver, Canada
July 21, 1999

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                               CONSOLIDATED BALANCE SHEETS


                                             December 31,
          ASSETS                        1998           1999
                                        ---------      -----------


Current assets
 Cash and cash equivalents              $       -      $   342,004
 Prepaid expenses                           2,802           63,602
 Due from related parties                   7,648                -
                                        ---------      -----------
                                           10,450          405,606

Fixed assets, net                           7,025          351,780

Investment in Street Solid Records              -           10,000

Intangible assets, net                          -           39,169

Capitalized website development costs

Other assets                                    -                -
                                        ---------      -----------
                                        $  17,475      $   806,555
                                        =========      ===========



          LIABILITIES AND STOCKHOLDERS'
               EQUITY (DEFICIENCY)

Current liabilities
 Accounts payable                       $  82,893      $   261,368
 Liabilities from discontinued
  operations                                    -          256,000
 Loan payable                              59,418        1,050,151
                                        ---------      -----------
                                          142,311        1,567,519
                                        ---------      -----------

Other Liabilities                               -          222,500

2% Series a Senior Convertible
 Redeemable Debentures                          -          172,500

Stockholders' equity (deficiency)
 Common stock
     Authorized, 100,000,000 common
     shares with a par value of $0.0001;
     issued and outstanding, 4,327,131
     and 43,397,727 Shares, respectively      433            4,340
 Additional paid-in capital               150,259        8,594,637
 Deficit, accumulated during the
  development stage                      (275,528)      (9,754,941)
                                        ---------      -----------

                                         (124,836)      (1,155,964)
                                        ---------      -----------

                                        $  17,475      $   806,555
                                        =========      ===========


The accompanying notes are an integral part of these statements.


                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF OPERATIONS



                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Costs and expenses
  Selling, general and administrative
   Expenses                             $   275,528    $ 2,240,097    $ 2,515,625
  Amortization of licenses and
   Goodwill                                       -        362,303        362,303
  Loss on impairment                              -      4,247,022      4,247,022
  Interest expense                                -        348,631        348,631
  Interest income                                 -              -              -
                                        -----------    -----------    -----------

     Total costs and expenses               275,528      7,198,053      7,473,581
                                        -----------    -----------    -----------
     Loss from continuing
      operations                           (275,528)    (7,198,053)    (7,473,581)
                                        -----------    -----------    -----------

Discontinued operations (Street
 Solid Records)
     Loss from operations                               (1,056,167)    (1,056,167)
     Loss on disposal                             -     (1,225,193)    (1,225,193)
                                        -----------    -----------    -----------

     Net Loss                           $  (275,528)   $(9,479,413)   $(9,754,941)
                                        ===========    ===========    ===========

Basic and diluted loss per share:
 Continuing operations                  $      (.03)   $      (.39)   $      (.49)
 Discontinued operations                          -           (.13)          (.15)
                                        -----------    -----------    -----------

Basic and diluted loss per share        $      (.03)   $      (.52)   $      (.64)
                                        ===========    ===========    ===========

Weighted-average shares outstanding       8,424,087     18,284,185     15,321,804
                                        ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                           Payforview.com Corp. and Subsidiaries
                             (formerly Sierra Gold Corporation)
                               (a development stage company)

                 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                            Years ended December 31, 1999 and 1998

                                                                 Deficit,
                                                                 accumulated
                          Common Stock issued     Additional     during the
                         ---------------------    paid-in        development
                           Number       Amount    capital        stage
                                        Total
                         ----------     ------    ----------     -----------    -----------

Balance,
 April 6, 1998                    -    $     -    $        -     $         -    $         -

Capital stock of Voyager
 International
 Entertainment Inc.
 issued for services      3,800,000        380        37,620               -         38,000
Capital stock of Voyager
 International
 Entertainment Inc.
 issued for acquisition
 of Voyager Film
 Sales Inc.                 200,000         20           180               -            200
Capital stock of Voyager
 International Entertainment
 Inc. issued for cash       327,131         33       112,459               -        112,492
Net loss                                                            (275,528)      (275,528)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1998        4,327,131        433       150,259        (275,528)      (124,836)

Capital stock of
 Payforview.com Corp.
 at January 5, 1999       3,750,000        375           625               -          1,000
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment Inc.       7,788,840        779           781                          1,560
Issuance of shares for
 acquisition of
 Voyager International
 Entertainment, Inc. for
 potential commission     1,500,000        150          (150)                             -
Cancellation of
 Voyager shares          (4,327,131)      (433)          433                              -
Issuance of shares for
 acquisition of Squadron
 One Records and creation
 of Street Solid
 Records, Inc.            1,173,509        117     1,598,163                      1,598,280
Issuance of shares for
 acquisition of
 licenses and rights      1,102,500        110     3,067,290                      3,067,400
Issuance of shares for
 services                   122,000         12        77,824                         77,836
Issuance of shares for
 consulting services      1,800,000        180       652,320                        652,500
Issuance of shares for
 consulting services        333,333         33        49,967                         50,000
Issuance of shares for
 financial advisor
 services                 1,800,000        180     1,386,696                      1,386,876
Issuance of shares for
 acquisition of Software    200,000         20       291,980                        292,000
Issuance of shares for
 advertising                200,000         20        59,980                         60,000
Issuance of shares upon
 conversion of debt      22,837,005      2,284       825,216                        827,500
Allocation of proceeds
 of convertible debt to
 additional paid-in capital                          333,333                        333,333
Issuance of shares
 for cash                   540,540         55        99,945                        100,000
Shares held in escrow
 with attorney relating
 to debentures              250,000         25           (25)
Net loss                                                          (9,479,413)    (9,479,413)
                         ----------     ------    ----------     -----------    -----------

Balance,
 December 31, 1999       43,397,727     $4,340    $8,594,637     $(9,754,941)
                                                                                $(1,155,964)
                         ==========     ======    ==========     ===========    ===========

                          Payforview.com Corp. and Subsidiaries
                           (formerly Sierra Gold Corporation)
                              (a development stage company)

                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                        Period from                   Cumulative
                                        incorporation                 amounts from
                                        on April 6,                   April 6, 1998
                                        1998 to        Year ended     (inception) to
                                        December 31,   December 31,   December 31,
                                        1998           1999           1999
                                        ------------   ------------   -------------

Cash flows from operating activities
  Loss from continuing operations       $  (275,528)   $(7,198,053)   $(7,473,581)
  Adjustments to reconcile net loss
   to cash used in operating activities
     Depreciation                             1,899          4,536          6,435
     Amortization of licenses and goodwill        -        362,303        362,303
     Issuance of common stock for services   38,000      4,865,700      4,903,700
     Noncash interest expense                     -        333,333        333,333
     Changes in other operating assets
      and liabilities
       Prepaid expenses                      (2,802)       (60,800)       (63,602)
       Due from related party                (7,648)         7,648
       Other assets                             200                           200
       Increase in accounts payable          82,893        128,475        211,368
                                        -----------    -----------    -----------

     Net cash used in operating
      activities of continuing
      operations                           (162,986)    (1,556,858)    (1,719,844)
                                        -----------    -----------    -----------
     Net cash used in operating
      activities of discontinued
      operations                                  -       (657,080)      (657,080)
                                        -----------    -----------    -----------

Cash flows from investing activities
  Payments for website costs                      -              -              -
  Payment of settlement costs
   relating to discontinued operations            -              -              -
  Proceeds from sale of discontinued
   operations                                     -        250,000        250,000
  Acquisition of fixed assets                (8,924)        (7,291)       (16,215)
                                        -----------    -----------    -----------
     Net cash (used in) provided
      by investing activities                (8,924)       242,709        233,785
                                        -----------    -----------    -----------

Cash flows from financing activities
  Issuance of common stock                  112,492        100,000        212,492
  Advances for common stock                       -        222,500        222,500
  Proceeds from loan payable                 59,418      1,050,151      1,050,151
  Repayment of loan payable                       -        (59,418)             -
  Proceeds from convertible debenture             -      1,000,000      1,000,000
                                        -----------    -----------    -----------
     Net cash provided by
      financing activities                  171,910      2,313,233      2,485,143
                                        -----------    -----------    -----------
     Net change in cash and
      cash equivalents
      during the period                           -        342,004        342,004

Cash and cash equivalents,
 beginning of period                              -              -              -
                                        -----------    -----------    -----------

Cash and cash equivalents,
 end of period                          $         -    $   342,004    $   342,004
                                        ===========    ===========    ===========


Supplemental disclosures
 of cash flow information:
  Cash paid during the period for
     Interest                           $         -    $    15,298    $    15,298


Supplemental disclosures of noncash,
 financing and investing activities (Note L)


The accompanying notes are an integral part of these statements.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999



NOTE A - ORGANIZATION OF THE COMPANY AND
     NATURE OF BUSINESS

Sierra Gold Corporation was incorporated on August 26, 1988. On January 4, 1999, Sierra Gold Corporation changed its name to Payforview.com Corp. (the "Company"). On January 5, 1999, the Company issued 7,788,840 common shares (plus 1,500,000 shares held in trust as commission) (see Note H), in exchange for the issued and outstanding shares of Voyager International Entertainment Inc. ("Voyager"). Voyager was incorporated on April 6, 1998 in Nevada. As a result of the share exchange, control of the combined companies passed to the former shareholders of Voyager. This type of share exchange has been accounted for as a capital transaction accompanied by a recapitalization of Voyager. Recapitalization accounting results in consolidated financial statements of Voyager being issued under the name of Payforview.com Corp. and Subsidiaries, but are considered a continuation of Voyager. No goodwill or other intangible assets were recognized in connection with such recapitalization. (See Note D.)

On January 15, 1999, the Company implemented a two-for-one forward stock split. On April 9, 1999, the Company implemented a three-for-two forward stock split. All share and per share amounts in the financial statements have been retroactively restated to give effect to the above splits. Loss per share information reflects the recapitalization.

The Company is considered a development stage company as its planned principal operations have not yet commenced. Presently, the Company is developing an internet-based website to distribute movies, music, live events and sports events direct to consumers on a pay-for-view basis. The Company is also developing certain offline business opportunities.


NOTE B - BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenue from its planned businesses and has generated losses from continuing operations, net losses and an accumulated deficit for all periods presented. As shown in the financial statements during the period from April 6, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999, the Company incurred losses of

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE B (continued)

$275,528 and $9,479,413, respectively. As of December 31, 1999 and 1998, the Company had deficits accumulated in the development stage of $9,754,941 and $275,528, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments that might result from this uncertainty.

Management has obtained additional equity financing in the amount of $5,415,000 (Note O.1) in the first quarter of 2000 and the Company intends to file a shelf registration in the future through private placements of shares. As of September 30, 2000, the Company had approximately $1.1 million in cash. Management believes this will be adequate for at least the next twelve months.


NOTE C - SIGNIFICANT ACCOUNTING POLICIES

1.   Principles of Consolidation

     These consolidated financial statements include the accounts of Payforview.com Corp. and Subsidiaries (formerly Sierra Gold Corporation) and its wholly-owned subsidiaries, from their respective dates of acquisition (see Notes A and D). All significant intercompany balances and transactions have been eliminated.

     As discussed more thoroughly in Note D, Street Solid is presented as discontinued operations.

2.   Cash Equivalents

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE C (continued)

3.   Stock-based Compensation

     The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). As permitted under SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. However, with respect to common stock and options granted to nonemployees, the Company records expense equal to the fair value of the common stock or option on the measurement date, which generally is the date of completion of services. Expenses relating to such options or stock are estimated based upon fair value as of the end of each reporting period prior to the measurement date.

4.   Income Taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for
     Income Taxes." A deferred tax asset or liability is recorded for temporary differences between financial and tax reporting and net operating loss carryforwards.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

5.   Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE C (continued)

     the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period.
     Actual results could differ from those estimates.

6.   Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, accounts payable, loans payable and convertible debentures. The fair values of these financial instruments approximate their carrying values, due to the short-term maturities of such items.

7.   Reporting on Costs of Start-up Activities

     Effective January 1, 1999, the Company adopted Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The cumulative effect of adopting this principle was immaterial.

8.   Foreign Currency Transactions

     Transaction amounts denominated in foreign currencies are converted into United States currency at exchange rates prevailing at transaction dates. Gains and losses from foreign currency transactions are recorded as operating expenses and are immaterial.

9.   Revenue Recognition

     The Company is currently in the development stage and therefore has no revenues. Revenues from services will be recognized at the time the services are provided to the customer.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE C (continued)

10.  Fixed Assets

     Fixed assets are stated at cost. Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method as follows:

          Computer equipment                 3 years
          Furniture and office equipment     5 years
          Software                           3 years

11.  Intangible Assets

     Intangible assets consist of goodwill, licenses and rights.

     Goodwill represents the excess of acquisition costs over the fair market value of the net assets of businesses acquired and is being amortized on a straight-line basis over its estimated useful life of five years. Costs of licenses and rights are deferred and amortized on a straight-line basis over their estimated useful lives, which are generally one to five years.

12.  Long-lived Assets and Impairment of Long-lived Assets

     The Company's policy is to review all long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future cash outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company would recognize an impairment loss to adjust to the fair value of the asset.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE C (continued)

13.  Loss per Share

     The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common and common equivalent shares outstanding during the period. However, as the Company generated net losses in all periods presented, common equivalent shares, composed of incremental common shares issuable upon the conversion of debentures, are not reflected in diluted net loss per share because such shares are antidilutive. As of December 31, 1999, $172,500 of debentures were not yet converted. Such debentures were converted into 6,900,000 shares of common stock in January and February 2000. There were no outstanding options or warrants as of December 31, 1998 or 1999.

     All per share amounts are calculated to reflect the Company's change in capital structure for all periods presented.

14.  Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. The Company has no transactions that are required to be reported as other comprehensive income.

15.  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board
     ("FASB") issued Statement of Financial Accounting Standards
     No. 133 ("SFAS No. 133"),  "Accounting for Derivative

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE C (continued)

     Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a material impact on its financial statements.

16.  Reclassifications

     Certain 1998 information has been reclassified to conform with the current year's presentation.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE D - ACQUISITIONS

1.   Voyager Acquisition (Note A)

     On January 5, 1999, Payforview acquired all the issued and outstanding shares of Voyager in exchange for 7,788,840 of its shares (plus 1,500,000 shares held in trust as a commission, see Note H). This transaction has been accounted for as a capital transaction accompanied by a recapitalization of Voyager rather than a business combination. Therefore, the total cost of the acquisition represents the net book value of the acquired liabilities. No goodwill or other intangibles have been recognized in connection with this transaction. The consolidated financial statements include the assets, liabilities and operations of Voyager for all periods presented.

     Liabilities acquired were $1,450, which pertained to accounts payable and accrued expenses.

2.   Street Solid Acquisition and Disposition

     On January 6, 1999, Payforview acquired all the issued and outstanding shares of Street Solid Records Inc. ("Street Solid"), a Nevada corporation. As consideration, Payforview issued 1,173,509 common shares. The acquisition was accounted for using the purchase method. The operations of Street Solid are included in the consolidated financial statements subsequent to the date of acquisition and through the date of disposition. The purchase price was determined based on the fair market value of the Company's common stock.

     The total purchase price was allocated as follows:

     Total purchase price                         $1,598,280
     Liabilities assumed in business combination     198,000
                                                  ----------
     Excess purchase price                        $1,796,280
                                                  ==========

     The Company has allocated excess purchase price to intangible assets, including record contracts and goodwill.
     Intangible assets and goodwill are being amortized over five years.

     Pro forma information has not been provided as the acquisition is not significant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE D (continued)

     On October 29, 1999, the Company sold an aggregate of 81% of Street Solid in two separate transactions. In the first transaction, the Company sold 70% of Street Solid for aggregate consideration of $192,000 (net of an additional $58,000 paid by the Company to them in 2000). In the second transaction, the Company sold 11% of Street Solid, in exchange for a note receivable of $39,000. Since there was doubt about the collectibility of such note, the Company wrote-off such note at December 31, 1999. The operations of Street Solid have been reported as a discontinued operation for the period from January 6, 1999 through October 29, 1999, which was the date of disposal. Additionally, a loss on disposal of operations, which included the write-off of intangible assets and goodwill of $1,225,193, was recognized in connection with the disposal of Street Solid.

     Summarized financial information for Street Solid was as follows:

                                             Period from
                                             January 6, 1999
                                             through
                                             October 29, 1999
                                             ----------------

     Net revenues                            $    169,000
                                             ============
     Net loss                                $ (1,056,167)
                                             ============

     As of December 31, 1999, the following liabilities relating to Street Solid remained on the books of the Company.

     Amounts due to Destiny Music pursuant to
       contract assumed by Payforview             $  198,000
     Settlement amounts paid to purchaser of
       Street Solid in 2000                           58,000
                                                  ----------
                                                  $  256,000
                                                  ==========

     The liability for $198,000 arises from a transaction occurring prior to Payforview's acquisition of Street Solid.
     The Company is currently a defendant in a lawsuit from Destiny seeking to recover the full $198,000. (See Note P).

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE D (continued)

     The $58,000 arose from a settlement agreement signed in March 2000 between Payforview and the purchaser of Street
     Solid. In March 2000, the Company remitted $58,000 to the purchaser of Street Solid.

     As of October 29, 1999, the Company began accounting for its investment in Street Solid under the cost method of accounting.


NOTE E - LICENSES AND RIGHTS

1. Reel Media - In February 1999, the Company entered into an agreement with Reel Media International to acquire the license and internet broadcast rights to a 750-film library. As consideration for the license rights, the Company issued 52,500 common shares at a value of $101,150, determined based on the market price of the common stock of the Company. The term of the agreement is for four years. As of December 31, 1999, the Company's website was not completed. At the same time, it became apparent to the Company that the technology for showing such movies on the internet is not yet widely available in the mass market. Therefore, management determined that an event has occurred that indicates that such asset may be impaired. Management determined that the expected future cash flows from the license agreement, on an undiscounted basis, will not exceed the carrying value of the license. The Company reviewed the expected future cash flows on a discounted basis and determined that the fair value of the licenses was approximately $40,000. Accordingly, the Company recorded an impairment loss of approximately $40,000 as of December 31, 1999.

2. Bacchus - In March 1999, the Company issued 1,012,500 common shares to Bacchus Entertainment Ltd. at a value of $2,821,500, as determined by the market price of shares of the Company's common stock, as consideration for the purchase of various rights and interests in feature films and motion picture productions. Management determined that the rights it purchased did not exist, and believes that the seller misrepresented the items available and breached the contract. Therefore, the full value of the consideration issued to Bacchus has been recorded as an impairment loss as of December 31, 1999. (See Note P.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE E (continued)

3. Sportsworld - In April 1999, the Company entered into an agreement with Sportsworld Network (Australia) Pty. Limited to acquire the nonexclusive, worldwide license rights to broadcast various sports-related filmclips and highlights. As consideration for the license rights, the Company issued 37,500 common shares at a value of $144,750, as determined by the market price of shares of the Company's common stock. The agreement also provides for a royalty of 8% of gross revenues to be paid by the Company. As of December 31, 1999, the Company's website was not yet ready for use. Because of the delay in completion of the website and the short-term nature of the agreement, the Company believes that an event has occurred that would indicate impairment. The license agreement expired July 1, 2000. The Company charged the unamortized balance at December 31, 1999 of $72,375 to selling, general and administrative expenses since the Company was not able to broadcast these programs prior to expiration of the licenses.


NOTE F - FIXED ASSETS

     Fixed assets consist of the following:


                                             December 31,

                                        1998           1999

     Computer equipment                 $    856       $    856
     Furniture and office equipment        8,068         13,460
     Software licenses (websites)              -        342,000
                                        --------       --------
                                           8,924        356,316

     Accumulated depreciation
      and amortization                     1,899          4,536
                                        --------       --------

                                        $  7,025       $351,780
                                        ========       ========

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE G - INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1999:

     Licenses                           $134,052
     Accumulated amortization            (94,883)
                                        --------
                                        $ 39,169
                                        ========

NOTE H - LOAN PAYABLE

     Amounts due under the loans payable represent advances during 1999 from a third party to cover certain operating expenses. The advances are noninterest-bearing and payable on demand.

     In May 2000, the Company settled this obligation through liquidation of approximately 1,280,000 shares of the 1,500,000 shares held by the trustee in connection with the Voyager acquisition (Note D). Such shares were sold to unrelated third-parties for aggregate proceeds of $899,602, of which $850,000 were distributed to the holders of the loan payable and in payment of transaction costs. On the date of the transaction, the Company recorded a gain on extinguishment of debt of approximately $200,000 which will be reflected as an extraordinary item during the second quarter of 2000. The remaining 220,000 shares held in trust are the property of the Company and the remaining proceeds from the sale of the shares of $49,602 became property of the Company.


NOTE I - CONVERTIBLE DEBENTURES

     In June 1999, the Company entered into a Debenture Agreement and Securities Subscription Agreement with BSD Holdings
     L.L.C. ("BSD").

     Under the agreement, the Company can issue up to $1,000,000 of 2% Series A senior subordinated convertible redeemable debentures. The principal sum outstanding plus accrued interest calculated at a rate of 2% per annum is due at maturity on June 25, 2001.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE I (continued)

     Each $10,000 debenture is convertible immediately upon issuance into common shares of the Company at the option of the holder at a conversion price equal to 75% of the closing bid price of the Company's common stock on the OTC Bulletin Board for the day immediately preceding the date of the notice of conversion.

     Payforview has the option to redeem the debentures at 125% of the principal amount to the extent conversion has not occurred.

     Under the agreement, Payforview has issued $1,000,000 of debentures to BSD at various dates during 1999. An aggregate of $827,500 of the outstanding debentures were converted during 1999, resulting in the issuance of 22,837,005 common shares of Payforview. As of December 31, 1999, $172,500 of debentures remained outstanding which were converted into 6,900,000 shares of common stock in January 2000.

     Because the debentures contained a beneficial conversion feature, the Company recorded a charge to interest expense (with a credit to additional paid-in capital) for $333,333 during 1999. Since the debt was convertible immediately upon issuance, a charge to operations for the entire beneficial conversion feature was recorded in 1999.


NOTE J - CAPITAL STOCK

1.   Common Stock

     The Company has one series of common shares with a par value of $.0001 per share. Each share is entitled to one vote.

2.   Cash Received in Advance of Stock Issuance

     In December 1999, the Company received $222,500 in advance of a subscription agreement dated January 15, 2000 (see Note
     O.1). These advance payments have been reflected as other liabilities as of December 31, 1999.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE J (continued)

3.   Other Common Share Issuances

a. The Company issued an aggregate of 200,000 shares in payments for the license and rights for website software. The value of these shares was determined to be $292,000 based on the market price of the Company's common stock on the date of issuance. These software license costs are included in fixed assets as of December 31, 1999.

b. The Company issued an aggregate of 1,800,000 shares to an investment banker in exchange for financial advisory services. This investment banker is the owner of the company that purchased the 70% share of Street Solid Records (see Note D). The shares were issued in anticipation of services which were never received. The Company and the investment banker signed a mutual release of liabilities and obligations in March 2000. These shares were valued at $1,386,876, based on the market value on the date of grant. The value of these shares has been charged to expense as a loss from impairment.

c. The Company issued an aggregate of 333,333 shares of common stock to a consultant in exchange for services pursuant to a contract which extends from July 1, 1999 through June 30, 2000. The value of the shares will not be determinable until completion of the service period. These shares were valued at $100,000, based on the market price as of December 31, 1999. One-half of the expense relating to such stock, or $50,000, has been charged to operations and reflected in selling, general and administrative expenses in 1999.

d. The Company on behalf of Street Solid issued 200,000 shares to a Company in exchange for eight ads in their magazine. These shares were valued at $60,000, based on the market price on October 29, 1999, which is the date the services had been completed. Upon the sale of Street Solid, the Company forfeited future rights to these ads.

e. The Company issued an additional 122,000 shares to various parties in exchange for services. These shares were valued at $77,836, based on the market price of the Company's common stock when services had been completed, or when services had not yet been completed, as of December 31, 1999. The value of these shares has been charged to selling, general and administrative expenses.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE J (continued)

f. The Company issued 1,800,000 shares to a consultant pursuant to a consulting agreement. Since the shares are not contingent on future performance, the value of the shares is determinable on the date of grant. The value of these shares was calculated based upon the market value of the Company's common stock on the date of the agreement. An aggregate charge of $652,500 has been charged to selling, general and administrative expenses. (See Note N-3.)


NOTE K - RELATED PARTY TRANSACTIONS

During the period from April 6, 1998 to December 31, 1998, the Company (Voyager) issued 3,800,000 shares of common stock at a value of $38,000 to the founders of the Company in order to reimburse them for a like amount of incorporation costs. In addition, the Company (Voyager) issued 200,000 shares of common stock at a value of $200 to companies controlled by directors for the acquisition of Voyager Film Sales Inc. (See Note A).

During 1999, the Company sold 11% of Street Solid to a related party. (See Note D).


NOTE L - SUPPLEMENTAL DISCLOSURES OF NONCASH
     FINANCING AND INVESTING ACTIVITIES

The significant noncash transactions for the year ended December
31, 1999 were as follows:

1. In order to complete the acquisition of Voyager, the Company issued 7,788,840 common shares (and a commission of 1,500,000 shares) (see Note D).

2.   The Company issued 1,173,509 common shares to acquire Street
     Solid. The value of the shares issued was estimated to be $1,598,280 (see Note H-2).

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE L (continued)

     In connection with such acquisition, liabilities assumed were $198,000.

3. The Company issued 1,102,500 common shares valued at $3,067,400 towards the acquisition of licenses and rights
     (see Note E-1 -3).

4. The Company issued 4,055,333 common shares valued at $2,167,212 for services rendered. (See Note J-3b. - e.)

5. The Company issued 200,000 shares valued at $292,000 towards the acquisition of software. (See Note J-3a.)

6. The Company issued 200,000 shares valued at $60,000 for fees incurred for advertising. (See Note J-3d.)

7. The Company issued 22,837,005 common shares upon the conversion of $827,500 of convertible debentures. In connection with such financing, the Company placed 250,000 shares in escrow. (Note I.)

The significant noncash transactions for the period from April 6, 1998 to December 31, 1998 were as follows:

1. The Company issued 3,800,000 shares of common stock valued at $38,000 for reimbursement of incorporation costs.

2. The Company issued 200,000 shares of common stock valued at $200 to acquire all of the issued and outstanding common stock of Voyager Film Sales Inc.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE M - INCOME TAXES

The Company had net losses for tax purposes during the period from April 6, 1998 (inception) to December 31, 1998 and the years ended December 31, 1999 and 1998. Accordingly, no income tax provision has been recorded in the financial statements.

The Company's total deferred tax asset is as follows:

                                        December 31,
                                   1999           1998
                                   ----------     ---------

     Prepaid expenses              $   47,000     $       -
     Net operating loss
      carryforwards                 2,008,000       104,701
     Valuation allowance           (2,055,000)     (104,701)
                                   ----------     ---------
                                   $        -     $       -
                                   ==========     =========


The Company has net operating loss carryforwards of approximately $5,423,000. Pursuant to United States Federal income tax regulations, the Company's ability to utilize this NOL may be limited due to changes in ownership, as defined in the Internal Revenue Code. The valuation allowance against the deferred tax assets increased to $2,055,000 from $104,701 during the year ended December 31, 1999, since the Company does not believe that evidence is more likely than not that these benefits will be realized.

The net operating loss carryforwards expire as follows:

               2018           $   275,000
               2019             5,148,000
                              -----------
                              $ 5,423,000
                              ===========

A reconciliation of income taxes computed at the Federal statutory rate to the income taxes recorded in the Company's financial statements is as follows:

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE M (continued)

                                                            Cumulative
                                                            amounts for
                         Period                             the period
                         April 6, 1998                      April 6, 1998
                         (inception) to      Year ended     (inception) to
                         December 31,        December 31,   December 31,
                         1998                1999           1999
                         ------------        ------------   -------------

Federal tax benefit
 at statutory rate       $(94,000)           $(3,223,000)   $(3,317,000)
State and local taxes     (10,701)              (263,000)      (273,701)
Loss from Street Solid                           359,000        359,000
Bacchus impairment loss                          959,000        959,000
Interest charge for
 beneficial conversion
 feature in convertible debt                     113,000        113,000
                         ------------        ------------   -------------
Change in valuation
 allowance                104,701              2,055,000      2,159,701


Income taxes per
 financial statements    $      -            $         -    $         -
                         ============        ============   =============


NOTE N - COMMITMENTS AND CONTINGENCIES

1.   Leases

     The Company leases office space in New York and Vancouver, B.C. under noncancellable operating leases which expire through 2000. Rent expense for the years ended December 31, 1999 and 1998 was $71,967 and $29,015, respectively. The remaining commitment under such lease at December 31, 1999 was $17,480.

     In March 2000, the Company entered into a new lease in New
     York City, which began on June 1, 2000. The lease has a term of five years. The Company provided a security deposit equal to $177,480 in connection with such lease.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE N (continued)

     Future minimum rent commitments under the above lease are as follows:

          Year ending December 31,
          2000                               $  88,920
          2001                                 180,354
          2002                                 185,457
          2003                                 190,713
          2004                                 196,126
          Thereafter                            99,437
                                             ---------

                                             $ 941,005
                                             =========

2.   Agreements With Officers

     The Company signed one-year agreements dated January 5, 1999 with three of its officers, providing aggregate annual compensation of $180,000. These agreements were renewed on January 3, 2000 for a period of one year, increasing the aggregate annual compensation to $330,000. The agreements contain other customary provisions.

3.   Consulting Agreement

     On October 1, 1999, the Company entered into a consulting agreement with an individual, which expires on December 31, 2002, which provides to such consultant aggregate annual consulting fees (including minimum bonuses) of $375,000, $437,500 and $500,000 and provides for additional bonuses if certain targets are met. Additionally, the agreement granted 1,800,000 shares of common stock to such consultant, which were issued on October 1, 1999. The consultant is required to act on a "best-efforts" basis to pursue certain goals for the Company. (See Note J-3f.)

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE O - SUBSEQUENT EVENTS

1. Sale of Common Stock - On January 15, 2000, the Company entered into a stock subscription and option agreement with three unrelated third-party shareholders. Pursuant to this agreement, the Company sold 120,000 shares of stock to these investors at a price of $1.50 per share and provided the investors with an option to purchase up to a maximum of an additional 690,000 shares. The investors purchased an aggregate of 810,000 shares during 2000, for proceeds of $1,215,000, of which $222,500 was paid in 1999. The shares were issued in July 2000.

     On January 21, 2000, the Company entered into a stock subscription and option agreement with certain unrelated third-party shareholders. Pursuant to this agreement, the Company sold 1,000,000 shares of stock to these investors at a price of $1.50 per share. Additionally, the agreement provided the investors with an option to purchase up to a maximum of an additional 2,000,000 shares. The investors purchased an aggregate of 2,800,000 shares for net proceeds of approximately $4,166,000 (net of $34,000 of transaction costs). Such shares were issued during the first quarter of 2000.

2. Conversion to Debentures - During January and February 2000, holders of $172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to the debenture agreement dated June 25, 1999.

3. Stock Issuance - In February 2000, the Company granted an aggregate of 3,000,000 shares to officers and consultants. No additional services were required to be performed, and, therefore, the Company recorded a charge to operations for $2,934,000, which represented the market value of such shares on the date of grant.

             Payforview.com Corp. and Subsidiaries
               (formerly Sierra Gold Corporation)
                 (a development stage company)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

 Period from April 6, 1998 (inception) to December 31, 1998 and year ended December 31, 1999


NOTE O (continued)

4. Acquisition - In February 2000, the Company acquired MAS Acquisition Corporation, an inactive public shell corporation in exchange for an aggregate of 335,000 shares of its common stock. Additionally, the Company incurred transaction costs relating to this acquisition, and settled such cost by issuing 335,000 shares and paying cash of $100,000, which resulted in an aggregate charge to expense of $475,000 in the first quarter of 2000. This acquisition was accounted for at the historical basis of the assets of MAS (which were $31) since there was no business acquired. No goodwill or other intangibles were acquired.


NOTE P - SUBSEQUENT EVENTS (UNAUDITED)

1. On May 10, 2000, the Company made a strategic investment of $1,400,000 plus 2,000,000 shares of restricted common stock to purchase a 25% interest in a company controlled by a consultant of the Company, Turn-Key Entertainment LLC ("the investee), whose plan is to develop an on-line streaming media product that is synergistic with its core business. The investee had no operations through September 30, 2000 other than the Company's investment and had cash available of $1,345,263. The company has the right to participate in future financings by the investee. The consultant discussed in Note N-3 owns the remaining 75% of the investee.

     Since the Company neither manages nor controls the investee, which remains in the development stage and has no significant operations to date, the investment was charged to expense in accordance with generally accepted accounting principles.

2. In May 2000, the Company recognized a gain on extinguishment of debt of $200,151 relating to the settlement of the loan discussed in Note H. The remaining 220,000 shares held in trust became the property of the Company.

3. On July 13, 2000, the Company's Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of the Company's common stock to attract, motivate and retain individuals upon whose continued efforts the success of the Company in large measure depends. On July 25, 2000, the Company issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options was $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue date. These options vest at a rate of 25% immediately, with the remainder vesting at a rate of 25% per year over a three-year period and expire in July 2003.

4. On August 3, 2000, the Company and Bacchus (and related entities) signed an agreement whereby on August 17, 2000, 417,060 (of the aggregate of 1,012,500 shares originally issued) were returned to the Company for cancellation.

5. On August 31, 2000, the Company entered into an agreement with an investment bank, to register and underwrite shares of its common stock with an aggregate market value not to exceed $40,000,000, which will be offered for sale to the public. In connection with such agreement, the Company is obligated to issue warrants to purchase 2,000,000 shares of common stock to such investment bank, at an exercise price of $0.28 per share, subject to adjustment under certain conditions. These warrants remain the property of the investment bank, whether or not the registration and proposed sale of shares to the public is completed. The agreement also provides for additional warrants to be issued to the investment bank upon achieving certain milestones in the registration process. The Company issued such warrants on August 31, 2000 and valued them at $600,000 based upon a Black-Scholes pricing model. These warrants have been included in deferred offering costs.

6. On November 8, 2000 the Company settled an outstanding lawsuit with Destiny Music for $325,000 subject to adjustment to $350,000. Amounts are payable in cash and the Company's stock. A liability of $198,000 had been assumed by the Company in connection with its purchase of Street Solid. Accordingly, an additional $127,000 was recorded as additional loss on disposal of discontinued operations during the three months ended September 30, 2000.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                    AND FINANCIAL DISCLOSURE

     On May 26, 2000, we confirmed with our previous auditors, Davidson & Company, that the firm would no longer be representing the Company as our accountants. Davidson & Company have not previously reported on the consolidated financial statements for the Company. The change of independent accountants was ratified by the Board of Directors of the Company on May 26, 2000. There have been no disagreements with Davidson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Davidson & Company would have caused them to make reference thereto in their report on the consolidated financial statements for any years for which an audit was undertaken.

     We engaged Grant Thornton LLP as our new independent accountants as of May 26, 2000. (See 8-K filed on May 30, 2000).


               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read our SEC filings over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy documents at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     Our common stock is listed on the National Association of Securities Dealers' Over-The-Counter Bulletin Board and reports, proxy statements and other information concerning us also can be inspected at the offices of The Nasdaq-Amex Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.


              INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission.

     We incorporate by reference into this prospectus the following documents that we have filed with the Commission. You should consider each document incorporated by reference an important part of this prospectus:


SEC FILING (FILE NO. 000-27161)  PERIOD COVERED OR DATE OF FILING
-------------------------------  --------------------------------

Quarterly Report on Form 10-Q....... Quarter ended March 31, 2000
Quarterly Report on Form 10-Q........ Quarter ended June 30, 2000
Quarterly Report on Form 10-Q... Quarter ended September 30, 2000
Current Report on Form 8-K..................... February 25, 2000
Current Report on Form 8-K.......................... May 30, 2000
Current Report on Form 8-K/A...................... August 8, 2000
Current Report on Form 8-K/A..................... October 4, 2000
Current Report on Form 8-K/A.................... October 12, 2000
Current Report on Form 8-K/A.................... October 25, 2000

     We are delivering along with this prospectus a copy of our most recent Quarterly Report on Form 10-Q. You may request a copy of the other filings that we are incorporating by reference in this prospectus, but are not delivering with this prospectus, at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

                       PayForView.com Corp.
                        509 Madison Avenue
                            16th Floor
                     New York, New York 10022
                      Phone: (212) 605-0150
                       Fax: (212) 605-0151
                 Attention: George Mellides, CFO

     We will not provide exhibits to a document unless they are specifically incorporated by reference in that document.



                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Eleventh of the Restated Articles of Incorporation of the Company provides that no director of the Company shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provisions shall not eliminate or limit:

     (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

     (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role.
Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751 (4) of the NRS limits indemnification under Sections 78.751 (1) and 78.751(2) to situations in which either
(1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.


           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We will incur no expenses in connection with any sale or other distribution by the selling shareholders of the common stock being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement, which are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


SEC registration fee...................                   $ 1,484
Legal fees and expenses................                   $25,000
Accounting fees and expenses...........                   $______
Miscellaneous expenses.................                   $______
                                                          -------
         Total.........................                   $26,484



             RECENT SALES OF UNREGISTERED SECURITIES

     On January 5, 1999, the Company issued 7,788,840 shares of its Common Stock in exchange for 100% of the issued and outstanding shares of Voyager International Entertainment, Inc. The shares were issued such that Voyager shareholders received
0.6 shares of the registrant's Common Stock for each share of Voyager held. As a result of the transaction, Voyager became a wholly-owned subsidiary of the registrant.

     In January of 1999, we purchased 100% of the issued and outstanding shares of Street Solid Records through the issuance of 1,173,509 shares of the Company's Common Stock to Mr. Jay Warsinske, the sole owner of Street Solid. This acquisition was accomplished under Rule 4(2) of the Securities Act of 1933 and Rule 145 of the Securities and Exchange Act of 1934.

     On February 19, 1999, we entered into an agreement with Dallas-based Reel Media for the exclusive Internet broadcast rights to a motion picture library. The terms of the deal included issuance by the registrant of 35,000 restricted shares and payment of a license fee equal to 3% of gross revenue received from Pay-For-View and advertising purchases. This issuance was accomplished under Rule 4(2) of the Securities Act of 1933.

     On March 11, 1999, we entered into a service agreement with ITV.Net for the provision of Web Casting, production and Streaming Media services for a live Internet event from the Cannes Film Festival. The value of the contract was $85,000, and was payable $40,000 up front and the balance, including incidentals, after the production. The registrant paid the down payment in cash, and after the event, negotiated with ITV.Net to pay the $58,000 balance with 82,000 restricted shares. This issuance was accomplished under the exemption provided by Rule 506 of Regulation D.

     On March 23, 1999, we concluded an agreement, negotiated in January, for the purchase of certain assets of the Vancouver-based film development company, Bacchus Entertainment. In exchange for 675,000 restricted shares of the Company's Common Stock and an agreement by the registrant to continue to invest in current projects, we received the exclusive rights to a motion picture in development and the expertise and services of the Principals of Bacchus. The restricted shares were issued, subject to completion of due diligence by the Company. This issuance was completed under the auspices of Regulation S of the Securities Act of 1933.

     On March 29, 1999, we contracted the motion picture and programming consulting services of Sage Entertainment of New York. The value of Sage's services was set at $1,000 per month for ongoing consulting and $2,000 in advance as a retainer. For payment of the retainer, we issued 1,000 restricted shares. This issuance was accomplished under Rule 4(2) of the Securities Act of 1933. No monthly payments have been made at this time.

     On April 14, 1999, we concluded an agreement, negotiated in January, with Australian media company Sportsworld Network PTY Limited for the Internet broadcast rights to a library of sports-related shorts and highlights and rights to future content as it is produced by Sportsworld. The terms of the agreement included the issuance by the Company of 25,000 restricted shares of our common stock and payment of a license fee equal to 8% of gross revenue received by the Company from distribution and advertising purchases. To date, we have paid to Sportsworld 25,000 shares of the Company's restricted Common Stock. This issuance was completed under the auspices of Regulation S of the Securities Act of 1933.

     On April 15, 1999, we entered into an Investment Agreement with Swartz Private Equity, LLC, to allow for the sale of up to $40,000,000 of our common stock in a registered offering to be conducted by Swartz. The Investment Agreement dated on or about August 31, 2000, and the related Commitment Warrant and other related documents, supercede the April 15, 1999 Investment Agreement and other related agreements.

     On May 31, 1999, we signed a consulting agreement with William Stuart of Los Angeles for the provision of advice and expertise related to the Motion Picture Industry. The registrant issued 333,333 restricted shares to William Stuart in exchange for ongoing consulting services. The share issuance was accomplished under Rule 4(2) of the Securities Act of 1933.

     In June 1999, we entered into a 2% series A senior subordinated convertible redeemable debenture and a separate securities subscription agreement for the purchase of the Debenture with BSD Holdings Ltd., a Texas-based investor. The debenture was valued at $1,000,000, and had a conversion price equal to 75% of the closing bid price of the Common Stock of the registrant on the day immediately preceding the date of a notice of conversion to the registrant from BSD. The subscription agreement was executed under Rule 504 of Regulation D, and gave BSD the option to purchase some or the entire debenture up to a maximum of $1,000,000. During 1999, the full $1,000,000 was subscribed, and an aggregate of $827,500 of debentures was converted into 22,837,005 shares of common stock.

     On August 17, 1999, we entered into a license and development agreement with Ottawa, Canada-based InGenius Multimedia. The initial stage of development called for the payment of fees for services to InGenius, with $100,000 payable in cash and the remainder payable in restricted stock. To date, the registrant has paid InGenius $100,000 in cash as a retainer and issued 200,000 shares of the Company's Common Stock. This issuance was conducted under the Regulation S exemption.

     In August 1999, we signed a consulting agreement with William Mutual of Vancouver, Canada for the provision of ongoing advice and expertise related to Streaming Media technology. For ongoing consulting services. We issued 25,000 restricted shares to William Mutual. This placement was conducted under the exemption provided by Regulation S, as Mr. Mutual is a Canadian citizen.

     During the first quarter of 2000 we entered into two separate subscription agreements for the private placement of shares of our Common Stock at a price of $1.50 per share. We received $1,215,000 from the sale of 810,000 shares under the terms of the first agreement on January 15, 2000, and $4,200,000 from the sale of 2,800,000 shares under the terms of the second agreement dated January 21, 2000, for total proceeds of $5,381,000, which is net of $34,000 of offering costs.

     During the first quarter of 2000, holders of the remaining
$172,500 of convertible debentures exchanged such debentures for 6,900,000 shares of common stock pursuant to a Debenture
Agreement dated June 25, 1999.

     In February 2000, we granted an aggregate of 3,000,000 shares to officers and consultants as equity-based compensation.
The shares were distributed and vested on that date.

     In March of 2000, we acquired MAS Acquisition Corporation, an inactive public shell corporation in exchange for an aggregate of 670,000 shares of its common stock (including a commission of 335,000 shares) and $100,000.

     In May of 2000, we made a strategic investment in Turn-key Entertainment LLC, a private development stage Delaware Corporation that intends to develop an online streaming media product that is synergistic with our core business. We issued 2,000,000 shares of our restricted common stock and paid $1,400,000 in cash in exchange for 25% of the outstanding stock of Turn-key Entertainment LLC.

     On July 13, 2000, our Board of Directors approved a stock option plan ("the Plan") and reserved 4 million shares of our common stock to attract, motivate and retain individuals upon whose continued efforts the success of the company in large measure depends. On July 25, 2000, we issued 1,675,000 options pursuant to the Plan to certain employees, officers, directors and consultants. The exercise price of such options were $0.25 per share, based, as per the terms of the plan, on the closing price on the day immediately preceding the issue date. These options vest at a rate of 25% immediately with the remainder over a three year period and expire July 2003.

     On August 31, 2000 the Company entered into an agreement with an investment bank to register and underwrite shares of its common stock with an aggregate market value not to exceed $40,000,000 to the general public. The company is obligated to issue warrants to purchase 2,000,000 shares of common stock to the investment bank, whether or not the registration and proposed sale of shares to the public is completed. The Company is also obligated to issue additional warrants to the investment bank upon achieving certain milestones in the registration process.



                             EXHIBITS


     The following is a list of exhibits filed and/or incorporated by reference as part of this Registration Statement:


Exhibit
Number         Exhibit Description
--------       -------------------

     3.1       Restated Articles of Incorporation.

     3.2       Articles of Incorporation of Sierra Gold
               Corporation, dated August 26, 1988.

     3.3       Certificate of Amendment of Articles of
               Incorporation, dated September 16, 1998, increasing the number of shares of the registrant to twenty-five million at $0.0001 par value and a resolution declaring a 500-for-1 forward stock split.

     3.4       Certificate of Amendment of Articles of
               Incorporation, dated December 29, 1998, changing the name of the registrant from SIERRA GOLD
               CORPORATION to PAYFORVIEW.COM CORP., and authorizing a 2-for-1 forward stock split to be effective January 15, 1999.

     3.5 Board Resolution authorizing 3-for-2 forward stock split to be effective April 9, 1999.

     3.6       Bylaws, adopted on August 26, 1988.

     4.1 Commitment Warrant Agreement to purchase 2,000,000 shares between the Company and Swartz Private
               Equity, LLC, dated August 31, 2000.

     4.2       Commitment Warrant Side Agreement between the
               Company and Swartz Private Equity, LLC, dated
               August 31, 2000.

     4.3 Registration Rights Agreement between the Company and Swartz Private Equity, LLC, dated August 31,
               2000.

     5.1 Opinion of Dieterich & Associates regarding the validity of the common stock.

     10.1 Employment Agreement between the registrant and Marc Pitcher for Employment as President, dated
               January 3, 1999.

     10.2 Long Form Agreement completing purchase of Voyager assets by the registrant, dated January 5, 1999.

     10.3 Letter of Intent respecting plans to purchase or merge with Bacchus Entertainment ("Bacchus"), and fund Bacchus acquisition plans, dated January 29, 1999.

     10.4 Service Agreement between ITV.Net and the registrant for the provision of Internet broadcasting services and technology by ITV.Net to The registrant for a fixed rate and term, dated
               March 11, 1999.

     10.5 Internet Broadcast Agreement between the registrant and Sportsworld Network (Australia) Pty
               Limited for several Sports related clips and highlights dated March 25, 1999.

     10.6 Reel Media License for Internet broadcast to 750 film library.

     10.7 Contract between Sage Entertainment Inc. and the registrant for professional, entertainment industry consulting services, dated March 29, 1999.

     10.8      Turn-key Entertainment Investment Agreement

     10.9      Investment Agreement between the Company and
               Swartz Private Equity, LLC, dated August 31, 2000.

     10.10     Acknowledgment and Agreement with Swartz Private
               Equity, LLC, dated August 31, 2000

     23.1 Consent of Dieterich & Associates (Included in their opinion filed as Exhibit 5.1 hereto).

     23.2      Consent of Grant Thornton LLP.

     23.3      Consent of Davidson & Company.

     24.1 Power of Attorney (included on signature page to this Registration Statement on Form SB-2).

     27        Financial Data Schedule



                           UNDERTAKINGS

A.   Rule 415 Offering

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Request for Indemnification

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of November, 2000.


                         PayForView.com Corp.



                         By: /s/  Marc Pitcher
                             --------------------------
                             Marc Pitcher
                             President, COO & Director



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Marc Pitcher and George Mellides, either one acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated


Signature                Title                    Date
---------                -----                    ----


/s/ Marc Pitcher         President, COO &         November 17, 2000
Marc Pitcher             Director


/s/ George Mellides      Chief Financial          November 17, 2000
George Mellides          Officer

/s/ Dan Scott            Chief Marketing          November 17, 2000
Dan Scott                Officer & Director

/s/ Scott Shultz         Director                 November 17, 2000
Scott Shultz

EXHIBIT 3.1   RESTATED ARTICLES OF INCORPORATION


                RESTATED ARTICLES OF INCORPORATION

                                OF

                       PAYFORVIEW.COM, INC.



     FIRST:    The name of this Corporation is:

          PAYFORVIEW.COM, INC.

     SECOND:   Its principal office in the State of Nevada is
located at 202 South Minnesota Street, Carson City, Nevada,
89703.  The name and address of its resident agent is Capitol
Document Services, Inc., at the above address.

     THIRD:    The nature of the business and the object and
purposes to be transacted, promoted and carried on by the corporation are and shall continue to be:

     To engage in any lawful business authorized and permitted by the laws of the State of Nevada, United States, and any and all counties, states or cities wherein this said corporation may undertake to engage in business.

     FOURTH:   The total number of authorized capital stock of
the corporation is One Hundred Million (100,000,000) shares at $.0001 par value per share. Said shares at $.0001 per value may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

     FIFTH:    The governing board of this corporation shall be
known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced to less than one unless there is less than one stockholder.

     The Board of Directors shall consist of three (3) members whose names and addresses are as follows:

          NAME                     ADDRESS

     Marc Pitcher             305-1188 Richards Street
                              Vancouver, BC  V6B 3E6
                              Canada

     Nicholas R. M. Meredith  Rosemount, Grange Road
                              Winchester, Hants
                              SO23 9RT
                              United Kingdom

     Warren Wayne             7480 Reeder Road
                              Richmond, BC
                              Canada

     SIXTH:    The capital stock, after the amount of the
subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of each officer signing these restated articles of incorporation is as follows:

          NAME                     ADDRESS

     Marc Pitcher             305-1188 Richards Street
     (President)              Vancouver, BC  V6B 3E6
                              Canada

     Warren Wayne             7480 Reeder Road
     (Secretary)              Richmond, BC
                              Canada

     EIGHTH:   This corporation is to have perpetual existence.

     NINTH:    In furtherance and not in limitation of the powers
conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

     TENTH:    Meetings of stockholders may be held outside of
the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH: To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended, an officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.


     WE, THE UNDERSIGNED, being the officers herein before named for the purpose of filing these restated articles of incorporation pursuant to the General Corporation Law of the State of Nevada, do make and file these restated articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this twenty-ninth day of October, 1999.



/s/ Marc Pitcher                   /s/ Warren Wayne
Marc Pitcher,                      Warren Wayne,
President                          Secretary

EXHIBIT 3.2   ARTICLES OF INCORPORATION


                    ARTICLES OF INCORPORATION

                                OF

                     SIERRA GOLD CORPORATION


KNOW ALL MEN BY THESE PRESENTS;

     I, the undersigned, do this day voluntarily acknowledge the forming of a corporation under and pursuant to the laws of the State of Nevada, and I HEREBY CERTIFY:

     FIRST:    The name of the corporation is
               SIERRA GOLD CORPORATION

     SECOND: The principal office of this corporation is to be at 777 East Williams Box 2849 in the city of Carson 89702 State of Nevada.

               FIRST CARTEL, INC. is hereby named as Resident
Agent of this corporation and in charge of it's said office in Nevada.

     THIRD:    The nature of the business, object and purpose to
be transacted, promoted, or carried on by the corporation are:

     A. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada and to and in every kind of fiduciary capacity and generally to do all that is necessary or convenient which are incident to or which a natural person might or could do.

     B. To purchase, receive, take by grant, gift, devise bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, on any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of it's property and assets, or any interests therein, whatever situated.

     C. To engage generally in the real estate business as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take lease, purchase or otherwise handle or acquire and to own, use, hold, sell, convey, exchange, hire, lease pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal rent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in actions, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

     D. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contact with reference to:

          1. Inventions, devices, formulae, processes, improvements and modifications thereof:

          2. Letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other
               indications or          and ownership granted by
               or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto.

          3.   Franchises, licenses, grants and concessions.

     E. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

     F. To lend money in furtherance of its corporate purposes and to invest and reinvest it's funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.

     G. To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell it's own securities, including it's shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of it's property, franchises and income.

     H. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     I. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct it's business in all or any branches in any lawful capacity.

     The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but, shall be regarded as independent purposes.

     FOURTH:   The amount of the total capital stock of the
corporation is twenty five hundred (2,500) shares of common stock with no par value.

     FIFTH:    The number of the governing board shall be styled
DIRECTORS and the number of such directors shall be no less than one (1), or more than five (5). The first board of directors shall be One Member whose name and post office address is as follows:

                    Mr. James Barry Somervail
                    28708 North Mill Lane
                    Bowling Green, Kentucky, 42101

     SIXTH:    The initial number of stockholders will be one
(1). Additional stockholders may be obtained. The number of directors may be charged as provided in N.R.S. 78.330.

     SEVENTH: The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in the particular.

     EIGHTH:   This corporation is to have perpetual existence.

     I, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended to make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.


This 26th day of August, 1988.


                              /s/

                              Address: P. O. Box 2849
                                       Carson City, NV. 89702

EXHIBIT 3.3   CERTIFICATE OF AMENDMENT OF ARTICLES OF
              INCORPORATION


                     CERTIFICATE OF AMENDMENT

                                OF

                    ARTICLES OF INCORPORATION

                                OF

                     SIERRA GOLD CORPORATION


     The undersigned being the Secretary of Sierra Gold
Corporation, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on the 26 August 1993, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES
OF INCORPORATION be filed.

     The undersigned further certify that ARTICLES FOURTH of the original Articles of Incorporation filed on the 25 day of August
1993 herein is amended to read as follows:

     RESOLVED that Article Fourth is hereby amended to read as follows:

     The total number of authorized capital stock is increased to Twenty Five million (25,000,000) shares at $000.1 par value per share shall be authorized. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

     RESOLVED that the Corporation declare a 500 to 1 forward stock split to be effective September 10, 1993.

     The undersigned hereby certify that they have on the 26
August 1993 executed this Certificate Amending that original
Articles of Incorporation heretofore filed with the Secretary of State of Nevada.



Barry Somervail, President

EXHIBIT 3.4   CERTIFICATE OF AMENDMENT OF ARTICLES OF
              INCORPORATION


                     CERTIFICATE OF AMENDMENT

                                OF

                    ARTICLES OF INCORPORATION

                                OF

                     SIERRA GOLD CORPORATION


The undersigned, being the President and the Secretary of Sierra Gold Corporation, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 18 December, 1998, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLES ONE and FOUR of the original Articles of Incorporation filed on the 26th day of August, 1988 herein is amended to read as follows:


ARTICLE ONE, NAME is amended to read:

The name of the Corporation shall be:

"PAYFORVIEW.COM CORP".


ARTICLE FOUR, CAPITAL STOCK is amended to read:

The total number of authorized capital stock is increased to One
Hundred Million (100,000,000) shares at $.0001 par value per shares shall be authorized. Said share at $.0001 per value may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors.

The Corporation declare a 2 shares for each 1 share forward stock split to be effective January 15, 1999.

The undersigned hereby certify that they have on this 18th
December 1998 executed this Certificate Amending that original
Articles of Incorporation heretofore is file with the Secretary of State of Nevada.



                                   Barry Somervail, President


                                   M. Zapara, Secretary

EXHIBIT 3.5   RESOLUTION OF THE BOARD OF DIRECTORS AUTHORIZING
              3-FOR-2 FORWARD STOCK SPLIT EFFECTIVE APRIL 9, 1999


               RESOLUTION OF THE BOARD OF DIRECTORS

                                of

                          PAYFORVIEW.COM


WHEREAS, the corporation is attempting to lower the effective trading price of its securities in the marketplace, and desires to accomplish this by increasing the number of shares being traded;

NOW, THEREFORE, BE IT RESOLVED, that the officers of the corporation are hereby directed to file an amendment to the Articles to effect a split of the securities on a 3-for-2 basis, to be filed with and implemented on or before April 9, 1999.


Approved:


/s/ Marc Pitcher
Marc Pitcher, Director

/s/ Warren Wayne
Warren Wayne, Director

EXHIBIT 3.6   BYLAWS, ADOPTED ON AUGUST 26, 1988


                              BYLAWS

                                OF

                     SIERRA GOLD CORPORATION
                       (the "Corporation")


                           Article I.

                             Office

The Board of Directors she designate and the Corporation shall maintain a principal office, The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the; Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

                          Article II.

                     Shareholders Meetings

1. Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the 3 1" of December of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2. Special Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. Notice of Shareholders Meetings

The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

4. Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5. Record Date

The Board of Directors may fix a date not less than ten nor more than sixty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

6. Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7. Voting

A holder of an outstanding share, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the vote's cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8. Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.

9. Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the, shareholders entitled to vote with respect to the subject matter thereof.

                          Article III

                       Board Of Directors

1. General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for he conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2. Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4. Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day, before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5. Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice, any business may be transacted.

6. Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote, The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7. Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Director to be elected at that meeting.

8. Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote, Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

9. Resignation

A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. -A resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed accepted.

10. Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting, Such right to dissent shall not apply to a Director who voted in favor of such action.
11. Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12. Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum until such time as all Directors can attend or vacancies can be. filled pursuant to these Bylaws.

13. Chairman

The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors, The Chairman may by appointment fill any vacancies on the Board of Directors.

                          Article IV.

                            Officers

1. Number

The Officers of the Corporation shall be a President., one or more Vice Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors, Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, Officers may or may not be Directors or shareholders of the Corporation.

2. Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient, Each Officer shall hold office until his successor shall have been duly elected and shall have qualified OF until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4. Removal

Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without, prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6 President

The President shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors, He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several Officers, agents, or employees other than those appointed by the Board of Directors, He may sign, execute and deliver in the name of the Corporation powers of attorney., contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7. Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President, A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

8. Secretary

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees, He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors, He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9. Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes and other obligations, and shall deposit the same to the credit accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10. Other Officers

Other Officers shall perform such duties and shall have such.
powers as may be assigned to them by the Board of Directors.

11. Salaries

The salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents, No Officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

12. Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation, which may come into his hands.


                           Article V.

             Contracts, Loans, Checks And Deposits

1. Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3. Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4. Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5. Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seat of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.


                           Article VI

                         Capital Stock

1. Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees, All certificates for shares shall be consecutively numbered or otherwise identified, The name' and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of. the Corporation, All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2. Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of -.the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3. Transfer Agent and Registrar

The Board of Directors of shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4. Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5. Consideration for Shares

The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

6. Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact., and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                          Article VII

                        Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with arty claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, Officers, employees and agents shall be My protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.


                          Article VIII

                             Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

                           Article IX

                           Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

                           Article X

                          Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                           Article XI

                           Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

                          Article XII

                         Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.


Date: August 26, 1988

Barry Somervail Secretary

EXHIBIT 4.1 SWARTZ PRIVATE EQUITY, LLC COMMITMENT WARRANT, dated August 31, 2000.


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND
ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase
2,000,000 shares

                 Warrant to Purchase Common Stock
                                of
                   PAYFORVIEW.COM CORPORATION

     THIS CERTIFIES that Swartz Private Equity, LLC or any subsequent holder hereof pursuant to Section 8 hereof ("Holder"), has the right to purchase from PAYFORVIEW.COM CORPORATION, a Nevada corporation (the "Company"), up to 2,000,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time the date that is five (5) years after the Date of Issuance (the "Exercise Period").

     Holder agrees with the Company that this Warrant to Purchase
Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1.   Date of Issuance and Term.

     This Warrant shall be deemed to be issued on August 11, 2000
("Date of Issuance"). The term of this Warrant is five (5) years from the Date of Issuance.

     Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns at the time of such exercise, would equal or exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with
Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

     2.   Exercise.

     (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: Marc Pitcher, 509 Madison Avenue, Suite 1610, New York, New York 10022, Telephone: (212) 605-0150, Facsimile: (212) 605-0151, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

     (c) Delivery of Shares of Common Stock Upon Exercise. Upon any exercise of this Warrant, the Company shall use its reasonable best efforts to deliver, or shall cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock into which this Warrant was exercised, within three (3) trading days of the date that all of the following have been received by the Company: (i) the original completed and executed Exercise Form, (ii) the original Warrant and (iii) the Exercise Price (if applicable)(collectively, the "Receipt Date"). Such stock certificates shall not contain a legend restricting transfer if a registration statement covering the resale of such shares of Common Stock is in effect at the time of such exercise or if such shares of Common Stock may be resold pursuant to an exemption from registration, including but not limited to Rule 144 under the Securities Act of 1933

     (d) Economic Loss Due to Late Delivery of Shares. If the Company fails for any reason to deliver the requisite number of shares of Common Stock (unlegended, if so required by the terms of this Warrant)(the "Warrant Shares") to a Holder upon an exercise of this Warrant within fifteen (15) business days of the Receipt Date (the "Late Delivery Deadline"), the Company shall pay such Holder (in addition to any other remedies available to Holder) an amount equal to ("Non-Delivery Payment"):

          (x) the highest closing price for the Company's Common Stock for any trading day during the period beginning on and including the Date of Exercise and ending on the earlier of (i) the date that the Investor receives from the Company certificates (unlegended, if so required by the terms of this Warrant) representing the Warrant Shares of Common Stock issuable in conjunction with such Exercise, or (ii) the date that the Investor receives the full amount of the Non-Delivery Payment, whichever is earlier, minus

          (y) the Exercise Price per share (which, in the case of a Cashless Exercise, shall be deemed to equal zero), or, if the Investor has received the Warrant Shares (unlegended, if so required by the terms of this Warrant) from the Company prior to the payment of the Non-Delivery Payment, the lowest closing price of the Company's Common Stock for the five (5) trading days immediately preceding the date that such Warrant Shares are delivered to the Holder.

          Non-Delivery Payments shall be payable, in cash or cash equivalent, within five (5) business days of the Late
          Delivery Deadline.

     (e) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Non-Delivery Payments shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

     (f) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

     (g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

     3.   Payment of Warrant Exercise Price.

     The Exercise Price ("Exercise Price") per share shall initially equal $0.28 ("Initial Exercise Price"), or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset," as that term is defined below. The company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal one hundred percent (100%) of the lowest Closing Bid Price of the Company's Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, or if no longer traded on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

     (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

     (ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall surrender this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                          X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock for which this Warrant is being exercised.

          A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average Closing Price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

          B = the Exercise Price.


     For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     4.   Transfer and Registration.

     (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

     (b) Registrable Securities. In addition to any other registration rights of the Holder, if the Common Stock issuable upon exercise of this Warrant is not registered for resale at the time the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Act (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity)(a "Piggyback Registration Statement"), the Company shall cause to be included in such Piggyback Registration Statement ("Piggyback Registration") all of the Common Stock issuable upon the exercise of this Warrant ("Registrable Securities") to the extent such inclusion does not violate the registration rights of any other securityholder of the Company granted prior to the date hereof. Nothing herein shall prevent the Company from withdrawing or abandoning the Piggyback Registration Statement prior to its effectiveness.

     (c) Limitation on Obligations to Register under a Piggyback
Registration.    In the case of a Piggyback Registration pursuant
to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the Piggyback Registration Statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

     5.   Anti-Dilution Adjustments.

     (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b) Recapitalization or Reclassification.

          (i) Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger number of shares (a "Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be proportionally decreased.

          (ii) Reverse Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be proportionately decreased and the Exercise Price shall be proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).


     (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

     (d) Notice of Consolidation or Merger and Warrant Exchange. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company's obligations under this Warrant, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that this Warrant shall be exerciseable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Warrant shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

     (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b), (c) or (d) of this
Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more.

     (f) Adjustments: Additional Shares, Securities or Assets.
In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6.   Fractional Interests.

          No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

     7.   Reservation of Shares.

          The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8.   Restrictions on Transfer.

          (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or unless the Company has received an opinion from the Company's counsel to the effect that such registration is not required, or the Holder has furnished to the Company an opinion of the Holder's counsel, which counsel shall be reasonably satisfactory to the Company, to the effect that such registration is not required; the transfer complies with any applicable state securities laws; and, if no registration covering the resale of the Warrant Shares is effective at the time the Warrant Shares are issued, the Holder consents to a legend being placed on certificates for the Warrant Shares stating that the securities have not been registered under the Securities Act and referring to such restrictions on transferability and sale.

          (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     9.   Benefits of this Warrant.

          Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     10.  Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

     11.  Loss of Warrant.

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12.  Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 31st day of August, 2000.


                              PAYFORVIEW.COM CORPORATION



                         By:  ________________________________
                                   Marc Pitcher, President


                            EXHIBIT A

                    EXERCISE FORM FOR WARRANT

                TO:   PAYFORVIEW.COM CORPORATION

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of PAYFORVIEW.COM CORPORATION a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of
Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated: _________

_________________________________________________________________
                            Signature


_________________________________________________________________
                            Print Name


_________________________________________________________________
                             Address

_________________________________________________________________

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________



                            EXHIBIT B

                            ASSIGNMENT

             (To be executed by the registered holder
                desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of PAYFORVIEW.COM CORPORATION, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                             ______________________________
                                   Signature


Fill in for new registration of Warrant:

 ___________________________________
          Name

___________________________________
          Address

___________________________________
Please print name and address of assignee
(including zip code number)


_________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________

EXHIBIT 4.2    SWARTZ PRIVATE EQUITY, LLC COMMITMENT WARRANT SIDE
               AGREEMENT, dated August 31, 2000


                            AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of August 31, 2000, by and among PAYFORVIEW.COM CORPORATION a corporation duly organized and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Investor").

                            RECITALS:

     WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Forty Million Dollars ($40,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Investor dated on or about August 31, 2000, the Company has agreed to sell and Investor has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Forty Million Dollars ($40,000,000); and

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to the Investor Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                              TERMS:

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Commitment Warrants. As compensation for entering into the Equity Line, Investor received a warrant convertible into 2,000,000 shares of the Company's Common Stock, in the form attached hereto as Exhibit A (the "Commitment
Warrants").

2. Issuance of Additional Warrants. On each six month anniversary of the date of execution by the Company and the Investor of the Investment Agreement (each, a "Six Month Anniversary Date"), the Company shall issue to the Investor additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least "Y%" of the number of fully diluted shares of Common Stock of the Company on such Six Month Anniversary Date, excluding any shares issued or issuable to Swartz Private Equity, LLC, where "Y" shall initially equal 3.5%, and shall be reduced by 0.5% for each Six Month Anniversary Date after the first Six Month Anniversary Date. The Additional Warrants shall initially be exerciseable at a price equal to the lowest closing price of the Company's Common Stock for the five (5) trading days immediately preceeding the applicable Six Month Anniversary date, and otherwise shall have the same terms and reset provisions as the Commitment Warrants (which resets shall occur on each six month anniversary of the date of issuance of the applicable Additional Warrant throughout the term of the applicable Additional Warrant), shall have piggyback registration rights and shall have a 5-year term.

3. Opinion of Counsel. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 31st day of August, 2000.


PAYFORVIEW.COM CORPORATION         INVESTOR:
                                   SWARTZ PRIVATE EQUITY, LLC.




By: /s/ Marc Pitcher               By: /s/ Eric Swartz
     Marc Pitcher, President            Eric S. Swartz, Manager


Payforview.com Corporation         1080 Holcomb Bridge Road
300-1055 West Hastings Street      Bldg. 200, Suite 285
Vancouver, BC V6E 2E9              Roswell, GA  30076
Telephone: (604) 609-6181          Telephone: (770) 640-8130
Facsimile:  (604) 609-6183         Facsimile:  (770) 640-7150

EXHIBIT 4.3    SWARTZ PRIVATE EQUITY, LLC REGISTRATION RIGHTS
               AGREEMENT, dated August 31, 2000


                  REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August 31, 2000, by and among Payforview.com Corporation, a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company"), and the subscriber as named on the signature page hereto (hereinafter referred to as "Subscriber").

                            RECITALS:

     WHEREAS, pursuant to the Company's offering ("Offering") of up to Forty Million Dollars ($40,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement of even date herewith (the "Investment Agreement") between the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Forty Million Dollars ($40,000,000);

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to issue to the Subscriber the Commitment Warrants, from time to time, the Purchase Warrants, each as defined in the Investment Agreement and in certain events Additional Warrants (as defined in the Warrant Antidilution Agreement between the Company and the Investor), to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance (collectively, the "Warrants"); and

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Warrants as set forth in this Agreement.

TERMS:

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement
(including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

          "Additional Registration Statement" shall have the meaning set forth in Section 3(b).

"Additional Warrants" shall have the meaning ascribed to it the Warrant Antidilution Agreement between the Company and the Investor.

          "Amended Registration Statement" shall have the meaning set forth in Section 3(b).

          "Business Day" shall have the meaning set forth in the Investment Agreement.


          "Closing Bid Price" shall have the meaning set forth in the Investment Agreement.

          "Common Stock" shall mean the common stock, par value
$0.01, of the Company.

          "Due Date" shall mean the date that is one hundred twenty (120) days after the date of this Agreement.

          "Effective Date" shall have the meaning set forth in
Section 2.3.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Filing Deadline" shall mean the date that is forty-five (45) days after the date of this Agreement, which date shall be extended by up to, but no more than, sixty (60) additional days if and to the extent that the Company has been unable to file the Registration Statement due to a delay of the SEC or other governmental body in responding to previous filings of the Company.

          "Ineffective Period" shall mean any period of time after the Effective Date during the term hereof that the Registration Statement or any Supplemental Registration Statement (each as defined herein) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined herein) for any reason (or in the event the prospectus under either of the above is not current and deliverable).

          "Investment Agreement" shall have the meaning set forth in the Recitals hereto.

          "Holder" shall mean Subscriber, and any other person or entity owning or having the right to acquire Registrable
Securities or any permitted assignee.

          "Piggyback Registration" and "Piggyback Registration
Statement" shall have the meaning set forth in Section 4.

          "Put" shall have the meaning as set forth in the Investment Agreement.

          "Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" shall have the meaning set forth in Section 2.1.

          "Registration Statement" shall have the meaning set forth in Section 2.2.

          "Rule 144" shall mean Rule 144, as amended, promulgated under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Subscriber" shall have the meaning set forth in the preamble to this Agreement.

          "Supplemental Registration Statement" shall have the meaning set forth in Section 3(b).

          "Warrants" shall have the meaning set forth in the above Recitals.

          "Warrant Shares" shall mean shares of Common Stock issuable upon exercise of any Warrant.

     2.   Required Registration.

          2.1 Registrable Securities. "Registrable Securities" shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Subscriber pursuant to the Investment Agreement, (ii) issuable or issued upon exercise of the Warrants, or (iii) issued or issuable pursuant to the Warrant Antidilution Agreement between the Company and the Investor; provided, however, that notwithstanding the above, the following shall not be considered Registrable Securities:

               (a) any Common Stock which would otherwise be deemed to be Registrable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; and

               (b) any shares of Common Stock which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          2.2 Filing of Initial Registration Statement. The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form S-1 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Subscriber), covering the resale of a number of shares of Common Stock as Registrable Securities equal to at least Twenty Million (20,000,000) shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registrable Securities by the Company pursuant to Rule 416 of the Securities Act. In the event that the Company has not filed the Registration Statement by the Filing Deadline, then the Company shall pay to Subscriber an amount equal to $500, in cash, for each Business Day after the Filing Deadline until such Registration Statement is filed, payable within ten (10) Business Days following the end of each calendar month in which such payments accrue. In addition, anytime the Company has issued Additional Warrants to the Investor totaling Four Hundred Thousand (400,000) or more shares which are not registered for resale, the Company shall promptly file a registration statement (on Form S-1, or other suitable form, at the Company's discretion, but subject to the reasonable approval of Investor), covering the resale of a number of shares of Common Stock as Registrable Securities equal to at least the number of Additional Warrant shares that are not registered for resale.

          2.3 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the "Effective Date") by the Due Date.

          2.4 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities are resold pursuant to the Registration Statement.

          2.5 Supplemental Registration Statement. Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Registrable Securities, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

     3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable
Securities, the Company shall, as expeditiously and reasonably possible:

               (a) Prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registrable Securities are resold pursuant to such Registration Statement, notwithstanding any Termination or Automatic Termination (as each is defined in the Investment Agreement) of the Investment Agreement.

               (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement ("Amended Registration Statement") or prepare and file any additional registration statement ("Additional Registration Statement," together with the Amended Registration Statement, "Supplemental Registration Statements") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement and to cover the resale of all Registrable Securities.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus (if applicable), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable
Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e)  [Intentionally Omitted].

               (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

               (g) Provide Holders with notice of the date that a Registration Statement or any Supplemental Registration
Statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

               (h) Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

               (i) Provide Holders and their representatives the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC by giving the Holder at least ten (10) business days advance written notice prior to such filing.

               (j) Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

               (k) Use its best efforts to list the Registrable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD, American Stock Exchange, NYSE and any other exchange or market on which the Common Stock is listed.

     4.   Ineffective Period.

               (a) Ineffective Period Payment. Within five (5) Business Days of the last day of any Ineffective Period, the Company will pay to the Investor in cash or cash equivalent ("Ineffective Period Payments"), as liquidated damages for such suspension and not as a penalty, an amount equal to the number of shares of Common Stock issued to the Investor in any Put with a Pricing Period End Date (as defined in the Investment Agreement) that is thirty (30) business days or less prior to the date that the Ineffective Period commences, multiplied by the difference of:

                    (x) the highest closing price of the
               Company's Common Stock for any trading day during the Ineffective Period,

                    minus

                    (y) the lowest closing price of the Company's
               Common Stock for the five (5) trading days including and immediately following the last trading day of such Ineffective Period.

               (b)  Liquidated Damages.  The parties hereto
acknowledge and agree that the sums payable as Ineffective Period Payments shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

     5. Piggyback Registration. If anytime prior to the date that the Registration Statement is declared effective or during any Ineffective Period (as defined in the Investment Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness.

     6. Limitation on Obligations to Register under a Piggyback Registration. In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the related Piggyback Registration Statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in such Piggyback Registration Statement, to the extent any such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into an agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

     7. Dispute as to Registrable Securities. In the event the Company believes that shares sought to be registered under
Section 2 or Section 4 by Holders do not constitute "Registrable Securities" by virtue of Section 2.1 of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer), that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Securities Act, by virtue of Rule 144 or similar provisions.

     8. Furnish Information. At the Company's request, each Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Securities Act. The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

     9. Expenses. All expenses, other than commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

     10.  Indemnification.  In the event any Registrable
Securities are included in a Registration Statement under this
Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Securities Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

               (b) Each Holder of any securities included in such registration being effected shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Securities Act) the Company or such other indemnified party, against any liability, joint or several, to which any such indemnified party may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein. Such Holder shall reimburse any indemnified party for any legal fees incurred in investigating or defending any such liability; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, that no Holder shall be required to indemnify any party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of such party to deliver a prospectus as required by the Securities Act.

               (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

               (d) In the event that the indemnity provided in paragraphs (a) and/or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               (e) The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

     11. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

               (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     12. Amendments to Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The Company will provide the Purchaser five (5) business days notice prior to filing any amendment to the Registration Statement or any amendment or supplement to the Prospectus and shall give the Purchaser the opportunity to review and comment on any such amendment or supplement. Failure of the Purchaser to comment within five (5) business days shall not preclude the Company from filing such amendment or supplement after such notice period has expired.

     13. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Payforview.com Corporation Attn: Marc Pitcher, President, 509 Madison Avenue, Ste. 1610, New York, New York 10022; Telephone:
(212) 605-0150, Facsimile: (212) 605-0151 (or at such other
location as directed by the Company in writing) and (ii) the Holders at their respective last address as the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

     14. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

     15. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such laws. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by the federal or state courts located in Fulton County, Georgia.

     17. Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     18. Specific Performance. The Holder shall be entitled to the remedy of specific performance in the event of the Company's breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

     19. Indemnity. Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney's fees), and expenses arising out of the first party's breach of any of the terms of this Agreement.

     20. Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Investment Agreement, the Common Stock certificates, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein,





[INTENTIONALLY LEFT BLANK]

neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 31st day of August, 2000.


                              PAYFORVIEW.COM CORPORATION



                              By:

                                   Marc Pitcher, President


                         Address:  Attn: Marc Pitcher, President
                                   Payforview.com Corporation
                                   509 Madison Avenue, Ste. 1610
                                   New York, New York 10022
                                   Telephone: (212) 605-0150
                                   Facsimile:  (212) 605-0151


                                   SUBSCRIBER:
                                   SWARTZ PRIVATE EQUITY, LLC.



                                   By:___________________________
                                        Eric S. Swartz, Manager


                         Address:  1080 Holcomb Bridge Road
                                   Bldg. 200, Suite 285
                                   Roswell, GA  30076
                                   Telephone: (770) 640-8130
                                   Facsimile:  (770) 640-7150

EXHIBIT 5.1    OPINION OF DIETERICH & ASSOCIATES REGARDING THE
               VALIDITY OF THE COMMON STOCK.


               [DIETERICH & ASSOCIATES LETTERHEAD]



                                   November 17, 2000


PayForView.com Corp.
509 Madison Avenue
16th Floor
New York, New York 10022


       Re:   Registration Statement on Form SB-2
             -----------------------------------


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 to be filed by PayForView.com Corp. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock, par value $0.0001 per share, including 20,000,000 shares of the Company's common stock underlying the Swartz warrant and equity line (the "Company Shares").

     As your counsel, we are familiar with the proceedings taken in connection with the authorization, issuance and delivery of the Company Shares, and we have examined such matters of fact and law as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, we are of the opinion that the Company Shares when issued upon the exercise of the warrants and in accordance with the Investment Agreement, dated August 31, 2000, by and between the Company and Swartz, and upon payment of the purchase price as set forth therein, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part thereof.



                                   Respectfully submitted,


                                   DIETERICH & ASSOCIATES

EXHIBIT 10.1   MARC PITCHER EMPLOYMENT AGREEMENT, dated
               January 3, 1999


January 4, 1999

Attention:  Marc Pitcher
305 - 1188 Richards St.
Vancouver, BC V6B 3E6
Tel: 604-834-0067 (cell)

RE:  PRESIDENT SERVICE AGREEMENT

The following, when signed by you, will confirm the agreement reached between Marc Pitcher. ("Executive") and PayForView.com
Inc. ("Company") upon the following terms:

1. Executive will provide services as President of Company and as a Director beginning January 3,.

Duties
2.   Executive shall during his employment under this agreement:
     Perform the duties and exercise the powers which the board of directors of Company (the "Board") may from time to time properly assign to him in connection with the business of Company and its subsidiaries;
     (a) In the absence of any specific directions from the Board (but subject always to the memorandum and articles of Company) have the general control and responsibility for the management of the business of Company;
     (b) Do all in his power to promote, develop and extend the business of Company and its subsidiaries and at all times and in all respects confirm to and comply with the proper and reasonable directions and regulations of the Board (the "Services").

3. Executive shall carry out his duties and exercise his powers jointly with any other managing or executive directors or officers appointed by the Board to act jointly with him.

Place of Work
4. Executive shall work in any place which the Board may require for the proper performance of the Services and he may be required to travel on the business of Company anywhere within the world.

5. If Company requires Executive to work permanently at a place which necessitates a move from his present address, Company will reimburse Executive for all removal expenses directly and reasonably incurred as a result of the move.

Office of Director
6. During his employment under this agreement Executive shall not:
     (a)  Resign as a director of Company
     (b) Do or refrain from doing any act whereby his office as a director of Company is or becomes liable to be vacated; or
     (c) Do anything that would cause him to be disqualified from continuing to act as a director.

Remuneration
7.   Company shall pay Executive a gross annual salary of US
     $60,000.00, which includes director fees and is payable monthly.

8. Company shall pay Executive a monthly automobile allowance of $500 on the first day of each month of employment.

9. Company will arrange for the issuance to Executive, or his nominee, for the granting to Executive of 150,000 options to purchase one share of the common stock of Company each at an exercise price of US$1 per share which may be exercised before January 3, 2000.

10.  Upon receipt by company of initial financing of at least
     $2,000,000 up to $10,000,000 from a source not introduced by an outside third party, Company shall pay Executive a bonus of $20,000.

11.  Upon receipt by company of secondary financing of at least
     $10,000,001 up to $50,000,000 from a source not introduced by an outside third party, Company shall pay Executive a bonus of $50,000.

12.  The Board shall review Executive remuneration once per year.


Expenses
13. Company shall reimburse Executive for all expenses properly incurred in the promotion of and in the carrying out of the Services.

Holidays
14. Executive shall be entitled to six weeks holiday in each year to be taken at a time or times convenient to Company.


Time and attention
15. During the continuance of his employment under this agreement Executive shall, unless prevented by incapacity, devote his whole time and attention to the business of Company and shall not without the prior written consent of the Board engage in any other business or be concerned or interested in any other business of a similar nature to or competitive with that carried on by Company or its subsidiaries.

Trade Secrets
14. Executive acknowledges that in the course of employment with Company, Executive will acquire and be exposed to information about certain matters which are confidential to Company and not known to the public or to competitors (the "Confidential Materials and Information"), and which Confidential Materials and Information are the exclusive property of Company and includes:
     (a) confidential methods of operation, which includes all information relating to Company's unique marketing programs, unique products, unique methods, unique service systems, unique security information and systems, and trade secrets;
     (b) all of Company's manuals of operation, including, without limitation, the corporate business plan;
     (c) all information regarding Company's existing customers and clients, including customer lists, contracts, prices, invoices, computer printouts and other similar information;
     (d) all information concerning Company's potential customers and clients, including mailing lists, prospect cards, and other similar information;
     (e) any information about internet and entertainment business that is not known to the public or competitors, or any other information which gives Company an opportunity to obtain an advantage over competitors who do not know of such information;
     (f) financial information, including Company's costs, sales, income, profits and other similar information;
     (g) business opportunities, including all ventures considered by Company, whether or not such ventures are pursued;
     (h) personnel information, including the names of employees and applicable remuneration and benefit policies, and
     (i) computer programs and procedures relating to Company's business, including related data input procedures or techniques, and similar information.

15. Executive acknowledges that the Confidential Materials and Information could be used to the detriment of Company. Accordingly, throughout the time of Executive's employment with Company, Executive undertakes not to disclose to any third party and to treat in strict confidence all Confidential Materials and Information, except where disclosure is necessary by Executive to properly discharge his duties of employment under this agreement. Further, after the termination of Executive's employment with Company, regardless of how that termination should occur, Executive undertakes, without time limitation, not to disclose to any third party and to treat in strict confidence all Confidential Materials and Information, except where disclosure is made with the prior written permission of an Officer of Company.

16. Executive understands and agrees that the restrictions and covenants contained in paragraphs 14 - 15 constitute a material inducement to Company to enter into this agreement and to employ Executive, and that Company would not enter into this agreement absent such inducement. Executive agrees that the restrictions and covenants contained in this paragraphs 14 - 15 shall be construed independent of any other provision of this agreement, and the existence of any claim or cause of action by Executive against Company, whether predicated under this agreement or otherwise, shall not constitute a defense to the enforcement by Company of the said restrictions and covenants contained in paragraphs 14 - 15.

Termination
23. If during his employment under this agreement, Executive shall cease to be a director of Company (other than by reason of his resignation or disqualification pursuant to the articles of Company or by statue or court order) his employment shall continue as if it had been in the office of President of Company and the terms of this agreement (other than those relating to the holding of office of director) shall continue in full force and effect and Executive shall have no claims against Company in for such cessation


24. Executive's employment under this agreement may be terminated by either party giving to the other 8 months notice in writing. In the event termination is by Company, Executive may, at his sole option, take cash equivalent to the 8 month notice period .

Address for Notices
25. Any notices required or permitted to be given hereunder shall be effectively given in person by letter addressed:

     To Company at:
          PayForView.com Inc.
          c/o Chris Dieterich & Associates
          Attention Chris Dieterich
          11300 West Olympic Blvd
          Suite 800
          Los Angeles, CA
          90064

     To Executive at:
          Marc Pitcher
          305 - 1188 Richards Street
          Vancouver, BC V6B 3E6

     and mailed by registered mail, postage prepaid, or delivered to such address and, if mailed as aforesaid, any such notice shall be deemed to have been given on the second business day following that on which the letter containing the notice is posted. Any party to this Agreement may change its address from time to time by notice given in accordance with the foregoing.

28. Any clause or provision of any paragraph that may be found unenforceable shall be considered to be severable from the rest of this agreement, and the remainder of this agreement shall continue in full force and effect in accordance with the terms of this agreement.

By signing below, the parties agree to the above terms and conditions:


PAYFORVIEW.COM INC.



______________________        ______________________
By:                           By:  Marc Pitcher

EXHIBIT 10.2   LONG FORM AGREEMENT COMPLETING PURCHASE OF VOYAGER
               ASSETS BY THE REGISTRANT, dated January 5, 1999.


                      ACQUISITION AGREEMENT


     THIS AGREEMENT, is made and entered into on the 5th day of January, 1999, by and between VOYAGER INTERNATIONAL ENTERTAINMENT, INC., a Nevada corporation (hereinafter referred to as "Voyager"), and SIERRA GOLD CORPORATION (the name of which company will be changed to "payforview.com Corp." as of the Effective Date of this Agreement), a Nevada corporation, (hereinafter referred to as "Payforview").


                           WITNESSETH:

     WHEREAS, Voyager has an issued capital of 4,327,131 common shares.

     WHEREAS, Voyager has acquired the right to purchase a film library known as the Blue Lion Investment Trust Feature Film,
Television Program and Animation Library, which consists of approximately 1,450 titles.

     WHEREAS, Payforview has agreed to purchase, and Voyager has agreed to cause the shareholders of Voyager to sell one hundred (100%) percent of the issued and outstanding shares of Voyager (the "Acquisition"), on the terms and conditions herein below set forth; and

     WHEREAS the Acquisition is to be effected pursuant to the applicable provisions of the Nevada General Corporation Law (the "GCL"), with Payforview to be the parent corporation, and Voyager to be a wholly owned subsidiary of the parent after the Acquisition, with both to continue existence under the GCL.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for good and valuable consideration, the receipt and sufficiency of where is hereby acknowledged, the parties hereto agree as follows:


                           ARTICLE I
                        THE ACQUISITION

1.1  The Acquisition

     (a) Voyager hereby agrees to cause the delivery of (100%) of the issued and outstanding shares in its capital (the "Voyager Shares"), to Payforview in exchange for the issuance from treasury of shares of Payforview, on the basis of 0.6 Voyager Shares for each I share of Payforview (the "Payforview Shares").

          The Payforview Shares will be issued in the names of those individuals or entities to be specified by Voyager in the amounts as set forth in Exhibit "A" attached hereto at the time of the Closing, as defined below.

     (b) Upon delivery of the Payforview Shares as described in subparagraph (a) above, Voyager will become a wholly owned subsidiary of Payforview in accordance with the GCL.

     (c) As soon as practicable after satisfaction of or, to the extent permitted hereunder, the waiver of all conditions attaching to the Acquisition, Payforview and Voyager will file the necessary certificates with the Secretary of State of the State of Nevada and make all other filings or recordings required by the GCL in connection with the Acquisition. The closing of the Acquisition (the "Closing") will occur, and the Acquisition will become effective at such time as exchange of Payforview Shares and Voyager Shares has duly taken place (the "Effective Date"). The Closing will take place at the offices of Boughton Peterson Yang Anderson, 2500 -1055 Dunsmuir Street, Vancouver, British Columbia, or at such other place as the parties will mutually agree.

1.2  Conversion of Shares

     (a)  At the Effective Date:

          (i) Each share of capital stock of Payforview, if any, held by Payforview as treasury stock immediately prior to the Effective Date will be cancelled, and no payment will be made with respect thereto.

          (ii) The certificates representing the Payforview Shares, duly registered in the names of the respective shareholders of Voyager, will be delivered thereto and will contain the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER'S COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          (iii)The shareholders of Voyager will deliver to Payforview the various certificates, instruments, and documents necessary to accomplish the acquisition of Voyager by Payforview.

          (iv) No fractional shares of Payforview will be issued in the Acquisition. All fractional shares to be issued to individual respective shareholders will be rounded to the nearest whole share.

1.3  Tax-Free Reorganization

The Acquisition is intended to be a share for share exchange within the meaning of the Internal Revenue Code of 1986, as amended (the "IRC").

1.4  Secondary Financing

The parties further acknowledge that they will each use their best efforts and co-operate in the completion of a second stage financing in the amount of $10,000,000, on or before September
30, 1999.

1.5  Commission

It has been agreed between the parties that 500,000 shares of Payforview will be issued in payment of a Commission in respect of the Acquisition, to be held in trust by EAW Enterprises Ltd.


                           ARTICLE 2
                    THE ACQUIRED CORPORATION

2.1  Articles of Incorporation

The Articles of Incorporation of Voyager will remain the Articles of Incorporation of Voyager until amended in accordance with applicable law.

2.2  By-Laws

The By-Laws of Voyager in effect at the Effective Date will be the By-Laws of Voyager until amended in accordance with applicable law.

2.3  Directors and Officers

From and after the Effective Date, until successors are duly elected or appointed in accordance with applicable law, (i) the directors of Voyager at the Effective Date will be the directors of both Voyager and Payforview, and (ii) the officers of Voyager at the Effective Date will be the officers of both Voyager and Payforview.


                           ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF PAYFORVIEW

Payforview represents and warrants to Voyager that:

3.1  Organization and Existence

Payforview is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Payforview has full corporate power and authority and all governmental licenses, authorizations, consents and approvals to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted, other than any such licenses, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalizations, financial position, operations, results of operations or prospects of Payforview (a "Material Adverse Effect on Payforview"). Payforview has heretofore made available to Voyager, true, correct and complete copies of the Articles of Incorporation and By-Laws of Payforview, each as amended to the date hereof. Payforview is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business is not conducted by it requires it to be so licensed or qualified and in which failure so to qualify could reasonably be expected to have a Material Adverse Effect on Payforview.

Since its incorporation, Payforview has had no Subsidiaries. For the purposes of this Agreement, "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Payforview. For the purposes hereof, the term "Subsidiary" will mean a subsidiary as defined in Rule 405 under the Securities Act of 1933 (the "Act").


3.2  Capitalization

     (a) The authorized capital stock of Payforview consists of 25,000,000 common shares, par value $0.001 per share, of which 1,250,000 are issued and outstanding, (on a "pre-split" basis).

     (b) All outstanding shares of capital stock of Payforview have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created by statute, Payforview's Articles of Incorporation or By Laws, or any agreement to which Payforview is a party or by which Payforview may be bound. None of the outstanding securities of Payforview was issued in violation of the Securities Act of 1933, as amended, (the "Securities Act"), or the securities or blue-sky laws of any state or other jurisdiction.

3.3  Authority and Non-contravention

     (a) Payforview has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the Acquisition, except for confirmation and approval by Payforview's stockholders in connection with the consummation of the Acquisition, all corporate acts and proceedings required to be taken by or on the part of Payforview to authorize Payforview to execute, deliver and perform this Agreement and to consummate the Acquisition have been duly and validly taken. This Agreement constitutes the legal, valid and binding agreement of Payforview enforceable against it in accordance with its terms.

     (b) The execution, delivery and performance by Payforview of this Agreement, and the consummation of the Acquisition by Payforview, require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any governmental body, court, agency, official or authority (collectively, "Governmental Body"), other than (i) shareholder approval (ii) the filing of a certificate in accordance with the GCL; and (iii) such other filings or registrations with, or authorizations, consents or approvals of, any Governmental Body, the failure of which to make or obtain would not materially adversely affect the ability of Payforview or Voyager to consummate the Acquisition.

     (c) The execution, delivery and performance by Payforview of this Agreement and consummation by Payforview of the Acquisition do not and will not:

          (i) contravene or conflict with the Articles of Incorporation or By-Laws of Payforview;

          (ii) assuming the requisite approval of Payforview's stockholders of the Acquisition, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Payforview;

          (iii)constitute a default under or give rise to a right of termination, cancellations, acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person or entity (a "person"), under any agreement, contract or other instrument binding upon Payforview, or any license, franchise, permit or other similar authorization held by Payforview; or

          (iv) result in the creation or imposition of any lien
               (as defined below) on any material asset of Payforview.

3.4  Certain Interests

Except for Employment/Consulting Agreements entered into between Payforview and each of Nic Meredith, Warren Wayne and Marc Pitcher, there are and have been no contracts, agreements, arrangements or other transactions between Payforview, and any officer, director, or holder of five percent (5%) or more (a "Five Percent Stockholder") of any class of outstanding shares of capital stock of Payforview, or any corporation or other entity controlled by any such officer, director or Five Percent Stockholder's family, or any affiliate of any such officer, director or Five Percent Stockholder.

3.5  Debts

Payforview has no material assets or liabilities other than those, which are part of the Acquisition, and as set forth and made part of this Agreement. There are no additional debts or liabilities, actual or potential, of any nature, including taxes, assessments, contingent liabilities, or choses in action.

3.6  Compliance

Payforview is not in violation of any applicable provisions of any law, regulation, order, judgment or decree of any federal or state court or Governmental Body, the violation of which could reasonably be expected to have a Material Adverse Effect on Payforview.

3.7  Financial Information

Payforview has delivered to Voyager copies of the balance sheet of Payforview as of December 31, 1998 (the "Payforview Balance Sheet") and the related statements of income and changes in stockholder's equity for the twelve (12) month period then ended, as prepared by Payforview (collectively, the "Payforview Financial Statements"). The Payforview Financial Statements fairly represent, in conformity with generally accepted accounting principles consistently applied, the financial position of Payforview as of such date and its results of operations and changes in financial position for the twelve month period then ended.

3.8  Undisclosed Liabilities

Except for (i) liabilities reflected in the Payforview Balance Sheet and (ii) liabilities incurred in the ordinary course of business of Payforview subsequent to December 31, 1998, Payforview has no liabilities or obligations (whether absolute, accrued or contingent) that are of a character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a balance sheet of Payforview, or are material to the business, financial condition or results of operations of Payforview, and there is no existing condition, situation or set of circumstances which, to the best knowledge of Payforview, could reasonably be expected to result in such a liability or obligation.

3.9  Absence of Certain Changes

Since December 31, 1998, there has not been:

     (a) any change in condition (financial or otherwise) of the properties, assets, liabilities, business or prospects of Payforview which can reasonably be expected to have a Material Adverse Effect on Payforview.

     (b) any redemption, purchase or other acquisition of any shares of the capital stock of Payforview, or any issuance of any shares of capital stock other than a two for one stock split increasing the issued and outstanding shares of Payforview; or

     (c)  any amendment of the Articles of Incorporation or By-
          Laws of Payforview, except such as may be necessary to comply with the terms of this Agreement (complete and correct copies of which have been delivered to Voyager).

3.10  Employee Benefit Plans

There is no "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by Payforview or any affiliate (as defined below) and covers any employee or former employee of Payforview or any affiliate or under which Payforview or any affiliate has any material liability. For purposes of this Paragraph, "affiliate" of any person means any other person which is a member of a controlled group of corporations with such person (within the meaning of Section 414(b) of the Code).

3.11 Finder's Fees

There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Payforview who might be entitled to any fee or commission from Voyager or any of its affiliates upon consummation of the Acquisition.

3.12 Tax and Other Returns and Reports

     (a) All federal, state, county, local and foreign returns, information returns, statements, reports and declarations (collectively, "Returns") relating to taxes (as defined below) required to be filed by Payforview have been timely filed, or will be timely filed prior to the Effective Date, with the appropriate Governmental Body in all jurisdictions in which such Returns are required to be filed;

     (b) All federal, state, county, local and foreign income, profits, franchise, gross receipts, sales, use, occupation, property, withholding, excise and other taxes, duties, charges or assessments, including interest, penalties and additions thereto (collectively, a "Tax" or "Taxes") of Payforview reflected in the Return have been fully paid or adequately provided for on the books, and financial statements of Payforview in accordance with generally accepted accounting principles at least on a quarterly basis.

     (c) To the best of Payforview's knowledge, no issues have been raised (and are currently pending) by the Internal Revenue Service, or any other taxing authority in connection with any of the Returns referred to in subparagraph (i) above, which, individually or in the aggregate, might have a Material Adverse Effect on Payforview. To Payforview's knowledge, no state of fact exists which constitutes grounds for the assessment of further Tax liability beyond that shown on the Returns described in subparagraph (i) above, or the books and financial statements of Payforview as stated in subparagraph (ii) above.

     (d) All tax obligations of Payforview are accurately reflected in the Financial Statements.

     (e) Payforview is not subject to any penalty by reason of a violation of any order, rule, or regulations of, or a default with respect to any return, report or declaration required to be filed with any federal, state, county, local or foreign or other Governmental Body to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect on Payforview.

3.13 Products Liability

There is no action, suit, proceeding or, to the knowledge of Payforview, inquiry or investigation pending by or before any court or Governmental Body against Payforview relating to any product alleged to have been sold by Payforview and alleged to have been defective, or improperly designed or manufactured, nor, to the knowledge of Payforview, is there any valid basis for any such action, proceeding or investigation.

3.14 Books and Records

The books of account, minute books, stock record books, and other records of Payforview, all of which have been or will be made available to Voyager, are complete and correct in all material respects, and there are no others. At the Effective Date, all of those books and records of Payforview will be in the possession of Payforview.

3.15 Copies of Documents

Payforview has delivered or made available to Voyager true and correct copies of all documents listed in any Schedule to this Agreement.

3.16 Representations and Warranties

The representations and warranties of Payforview herein, or in any certificate or other writing delivered by Payforview pursuant hereto, or in connection with the Acquisition, do not contain any untrue statement of a material fact, or, taken together, omit to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.


                           ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF VOYAGER

4.1  Organization and Existence

     (a) Voyager is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. Voyager has full corporate power and authority, and all governmental licenses, authorizations, consents and approvals to own and lease the properties and assets it now owns and leases, and to carry on its business as and where such properties and assets it now owns and leases, and to carry on its business as and where such properties and assets are now owned or leased, and such business is now conducted, other than any such licenses, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects of Voyager (a Material Adverse Effect on Voyager). Voyager has heretofore made available to Payforview true, correct and complete copies of the Articles of Incorporation and By-Laws, each as amended to the date hereof, of Voyager. Voyager is duly licensed or qualified to do business as a foreign corporation, and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it, or the nature of the business now conducted by it, requires it to be so licensed or qualified, and in which failure so to qualify could reasonably be expected to have a Material Adverse Effect on Voyager.

4.2  Capitalization

     (a) The authorized capital stock of Voyager consists of 10,000,000 common shares, of which, as at the date of this Agreement, 4,327,131 are issued and outstanding.

     (b) All outstanding shares of capital stock of Voyager have been duly authorized and validly issued, and are fully paid and non-assessable, and are not subject to preemptive rights created by statutes, Voyager's Articles of Incorporation or By Laws, or any agreement to which Voyager is a party or by which Voyager may be bound. Except as set forth in this Paragraph, there are outstanding (i) no securities of Voyager convertible into or exchangeable for shares of capital stock or voting securities of Voyager, and (ii) no options or other rights to acquire from Voyager, and no obligations of Voyager to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock of Voyager. None of the outstanding securities of Voyager was issued in violation of the Securities Act, or the securities or blue sky laws of any state or other jurisdiction.

4.3  Authority and Non-contravention

     (a) Voyager has the full corporate power and authority to execute and deliver and perform this Agreement, and to consummate the Acquisition. Except for any required approval by Voyager's stockholders, all corporate acts and proceedings required to be taken by or on the part of Voyager to authorize Voyager to execute, deliver and perform this Agreement, and to consummate the Acquisition, have been duly and validly taken. This Agreement constitutes the legal, valid and binding agreement of Voyager enforceable against it in accordance with its terms.

     (b) The execution, delivery and performance by Voyager of this Agreement and the consummation of the Acquisition by Voyager require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body other than (i) the filing of a certificate of merger in accordance with the GCL, and (ii) such other filings or registrations with or authorizations, consents or approvals of, any Governmental Body, the failure of which to make or obtain would not materially adversely affect the ability of Voyager or Payforview to consummate this Acquisition.

     (c) The execution, delivery and performance by Voyager of this Agreement and the consummation of the Acquisition do not and will not:

          (i) contravene or conflict with the Articles of Incorporation or By-Laws of Voyager;

          (ii) assuming compliance with the matters referred to in Paragraph 4.3(b) and assuming the requisite approval of Voyager's stockholders to the Acquisition, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding or applicable to Voyager;

          (iii)constitute a default under or give rise to a right of termination, cancellation, acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person, under any agreement, contract or other instrument binding upon Voyager or any license, franchise, permit or other similar authorization held by Voyager; or

          (iv) result in the creation or imposition of any lien on any material asset of Voyager.

4.4  Certain Interests

There are and have been no contracts, agreements, arrangements or other transactions between Voyager, and any officer, director, or Five Percent Stockholder of Voyager, or any corporation or other entity controlled by any such officer, director or Five Percent Stockholder, a member of any such officer, director or Five Percent Stockholder's family, or any affiliate of any such officer, director or Five Percent Stockholder.

4.5  Litigation

There is no action, suit, investigation or proceeding pending or, to the knowledge of Voyager, threatened against or affecting Voyager or any of its properties before any court or arbitrator or any Governmental Body which, if determined or resolved adversely to Voyager, may reasonably be expected to have a Material Adverse Effect on Voyager or that would prevent or hinder the consummation of the Acquisition. Voyager has not been charged by any Governmental Body with a material violation of, or, to the knowledge of Voyager, threatened by any Governmental Body with a charge of a violation of, any federal, state, county or municipal law or regulation, the resolution of which could reasonably be expected to have a Material Adverse Effect on Voyager.

4.6  No Default

Voyager is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) its Articles of Incorporation or By-Laws, (ii) any mortgage, loan agreement, contract, agreement, lease, lease purchase, indenture or evidence of indebtedness for borrowed money or other instrument to which Voyager is a party or by which Voyager or any of the assets of Voyager is bound, or (iii) any judgment, order, decree or injunction of any court, arbitrator or Governmental Body, which default or potential default could reasonably be expected to have a Material Adverse Effect on Voyager.

4.7  Compliance

Voyager is not in violation of any applicable provision of any law, regulation, order, judgment or decree of any federal or state court or Governmental Body, the violation of which could reasonably be expected to have a Material Adverse Effect on Voyager.

4.8  Employees

To the best knowledge of Voyager, no key employee of Voyager is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement or any other contract or agreement, or any restrictive covenant, or any other common law obligation to a former employer relating to the right of any such employee to be employed by Voyager because of the nature of the business conducted or to be conducted by Voyager, of the use of trade secrets or proprietary information by others, and the employment of the employees of Voyager does not subject Voyager to any material liability to any former employer of any such employee.

4.9  Employee Benefit Plan

There is no "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA; and
(ii) is maintained, administered or contributed to by Voyager or any affiliate (as defined below) and covers any employee or former employee of Voyager or any affiliate, or under which Voyager or any affiliate has any material liability. For purposes of this Paragraph, "affiliate" of any person means any other person which is a member of a controlled group of corporations with such person (within the meaning of Section 414(b) of the IRC)

4.10 Tax and Other Returns and Reports

     (a) All Returns relating to taxes required to be filed have been timely filed, or will be timely filed prior to the Effective Date, with the appropriate Governmental Body in all jurisdictions in which Returns are required to be filed;

     (b) All taxes of Voyager reflected in the Returns have been fully paid or adequately provided for on the books and financial statements of Voyager in accordance with generally accepted accounting principles at least on a quarterly basis;

     (c) To the best of Voyager's knowledge, no issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the Returns referred to in subparagraph (i) above, which, individually or in the aggregate, might have a Material Adverse Effect on Voyager. To Voyager's knowledge, no state of facts exists which constitutes grounds for the assessment of further Tax liability beyond that shown on the Returns described in subparagraph (i) above on the books and financial statements of Voyager as stated in subparagraph (ii) above.

          Voyager is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any federal, state, county, local or foreign or other Governmental Body to which it is subject, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect on Voyager.

4.11 Copies of Documents

Voyager has delivered or made available to Payforview true and correct copies of all documents listed in any Schedule to this Agreement, or requested by Payforview.

4.12 Representations and Warranties

The representations and warranties of Voyager herein or in any certificate or other writing delivered by Voyager pursuant hereto or in connection with the Acquisition do not contain any untrue statement of a material fact, or, taken together, omit to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.

                           ARTICLE 5
              COVENANTS OF VOYAGER AND PAYFORVIEW

The parties hereto agree that:

5.1  Regulatory Approvals

Prior to the Effective Date, each party will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state, local or foreign, which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Acquisition. Each party will use its best efforts to obtain all such authorization, approvals and consents.

5.2  Certain Filings

Payforview and Voyager will cooperate with one another:

     (a) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Acquisition; and

     (b) in seeking any such actions, consents approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking to timely obtain any such actions, consents, approvals or waivers.

5.3  Satisfaction of Conditions Precedent

Payforview and Voyager will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Articles 3 and 4 hereof, as applicable to each of them, and to cause the Acquisition to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the Acquisition.

5.4  Public Announcements

Voyager and Payforview will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Acquisition and, except as may be required by applicable law or any listing agreement with any Voyager securities exchange, will not issue any such press release or make any such public statement prior to such consultation and without approval of the other.

5.5  Further Assurance

At and after the Effective Date, the officers and directors of Voyager will be authorized to execute and deliver, in the name and on behalf of Voyager or Payforview, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Voyager or Payforview, any other actions and things to vest, perfect or confirm of record or otherwise in either Voyager or Payforview any and all right, title and interest in, to and under any of the rights, properties or assets of Voyager acquired or to be acquired by Payforview as a result of, or in connection with, the Acquisition.


                           ARTICLE 6
                 CONDITIONS 0F THE ACQUISITION

6.1  Conditions to the Obligations of Each Party

The respective obligations of Payforview and Voyager under this Agreement are subject to the satisfaction at or prior to the Effective Date of the following conditions:

     (a) Neither Voyager nor Payforview will be subject to any order, decree or injunction of a court of competent jurisdiction that prohibits or delays any of the transactions contemplated by this Agreement, or that will require any divestiture as a result of such transactions or that will require all or any part of the business of Voyager to be held separate.

     (b) There will not have been any action by any court or Governmental Body rendering the transactions contemplated hereby illegal.

     (c) If necessary to effect the Acquisition, this Agreement will have been duly approved by the stockholders of Voyager and the stockholders of Payforview in accordance with applicable law and the respective Certificates of Incorporation and By-Laws of Voyager and Payforview.

     (d) No order of any court or administrative agency will be in effect which restrains or prohibits the transactions contemplated hereby; no suit, action, investigation, inquiry or proceeding by any Governmental Body or other person will be pending or threatened against either Voyager or Payforview which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby, and no written advice will have been received by Voyager or Payforview or their respective counsel from any Governmental Body, and remain in effect, stating that an action or proceeding will, if the Acquisition is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Acquisition; provided that, in the case of such a proceeding brought or threatened by a person other than a Governmental Body, the condition set forth in this Paragraph 6. 1 (d) will be deemed to have been satisfied if Voyager and Payforview will have been provided with an opinion of counsel satisfactory to them, to the effect that such proceeding is or would be without substantial merit.

     (e) No new United States federal or state legislation or regulation will have been enacted or adopted which, in the judgment of the Board of Directors of either Voyager or Payforview, renders it inadvisable for such party to proceed with the Acquisition, and no United States federal or state authority has proposed to apply any law or regulation to Voyager or Payforview in a manner which, in the judgment of the Board of Directors of Voyager or Payforview, renders it inadvisable for such party to proceed with the Acquisition.

6.2  Conditions to the Obligation of Payforview

The obligation of Payforview to consummate the Acquisition is further subject to the satisfaction on or prior to the Effective
Date of the following further conditions;

     (a) Voyager will have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Date.

     (b) The representations and warranties of Voyager contained in this Agreement and in any certificate or other writing delivered by Voyager pursuant hereto will be true and correct in all material respects at and as of the Effective Date as if made at and as of such time.

     (c) Payforview will have received, or be satisfied that it will receive, any material consents, approvals or waivers from third parties required to consummate the Acquisition or made necessary as a result of the Acquisition.

     (d) Payforview will have received all documents it may reasonably request relating to the existence of Voyager and its corporate authority for this Agreement, all in form and substance satisfactory to Payforview.

6.3  Conditions to Obligations of Voyage

The obligations of Voyager to consummate the Acquisition are further subject to the satisfaction on or prior to the Effective
Date of the following further conditions:

     (a) Payforview will have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Date,

     (b) The representations and warranties of Payforview contained in this Agreement and in any certificate or other writing delivered by Payforview pursuant hereto will be true and correct in all material respects at and as of the Effective Date as if made at and as of such time.

     (c) Voyager will have received a certificate signed on behalf of Payforview by an officer of Payforview to the effect set forth in subparagraphs (a) and (b) of this Paragraph.

     (d) Voyager will have received, or be satisfied that it will receive, any material consents, approvals or waivers from third parties required to consummate the Acquisition or made necessary as a result of the Acquisition.

     (e) Voyager will have received all documents it may reasonably request relating to the existence of Payforview and its corporate authority for this Agreement, all in form and substance satisfactory to Voyager.

     (f) Payforview will have delivered to Voyager, and Voyager will have approved all reports and statements required to be filed with the United States Securities and Exchange Commission to bring Payforview current as of the Effective Date.

     (g) Payforview will have completed and filed all federal and state tax returns required as of the Effective
          Date.


                           ARTICLE 7
                          TERMINATION

7.1  Termination

This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Effective Date
(notwithstanding any approval of this Agreement by the stockholders of Payforview or Voyager):

     (a)  By mutual written consent of Voyager and Payforview;

     (b) By either Voyager and Payforview if there has been a breach of a material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party and such breach has not been promptly cured;

     (c) By either Voyager and Payforview, if the acquisition has not been consummated on or before May 31, 1999, provided that neither party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement will have been the reason that the Effective Date will not have occurred on or before said date;

     (d) By either Voyager and Payforview, if there will be any law or regulation that makes consummation of the Acquisition illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining Voyager or Payforview from consummating the Acquisition is entered and such judgment, injunction, order or decree will become final and nonappealable;

7.2  Effect of Termination

If this Agreement is terminated pursuant to Paragraph 7. 1, this Agreement will become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Paragraphs 5.4 and 8.4 will survive the termination hereof.


                           ARTICLE 8
                         MISCELLANEOUS

8.1  Notices

All notices, requests and other communications to any party hereunder will be in writing (including telecopy or similar writing) and will be given,

If to Payforview to:

     Payforview.com Corp.
     (Sierra Gold Corporation)
     Attention:  Marc Pitcher
     President
     300 - 1055 West Hastings Street
     Vancouver, B.C.
     V6E  2E9

     Telecopier No.: (604) 609-6183


If to Voyager, to:

     Voyager International Entertainment Inc.
     Attention:  Nic Meredith
     30O - 1055 West Hastings Street
     Vancouver, B.C.
     V6E  2E9

     Telecopier No.:  (604) 609-6183

With a copy to:

     Andrew Walker
     Boughton Peterson Yang Anderson
     2500 - 1055 Dunsmuir Street
     Vancouver, British Columbia, V7X  IS8

     Telecopier No.:  (604) 683-5317

Or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication will be effective (i) if given by telecopier, when such telecopier is transmitted to the telecopier number specified in this Paragraph and the appropriate confirmation of receipt is received, or (ii) if given by any other means when delivered at the address specified in this Paragraph.

8.2  Survival of Representations and Warranties

The representations and warranties confirmed herein and in any certificate or other writing delivered pursuant hereto will not survive the Effective Date or the termination of this Agreement.

8.3  Amendments: No Waivers

     (a) Any provision of this Agreement may be amended or waived prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Voyager and Payforview, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that after the adoption of this Agreement by the stockholders of Voyager, no such amendment or waiver will, without the further approval of such stockholders, alter or change
          (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Voyager;
          (ii) any term of the Articles of Incorporation of the Payforview; or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Voyager.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

8.4  Expenses: Fees

All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such costs or expenses.

8.5  Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

8.6  Governing Law

This Agreement will be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of law principles thereof

8.7  Entire Agreement: Counterparts: Effectiveness

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings (including any representations and warranties made by any party), both written and oral, among the parties with respect to the subject matter hereof. This Agreement maybe signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received counterparts hereof signed by all of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date and year first above written.

                         PAYFORVIEW.COM CORP.
                         (Sierra Gold Corporation)
                          Per:


                         /s/ Marc Pitcher
                         Authorized  Signatory


                         VOYAGER INTERNATIONAL
                         ENTERTAINMENT, INC.

                         Per:


                         /s/ Nic Meredith
                         Authorized Signatory

                           EXHIBIT "A"

                     SHAREHOLDERS OF VOYAGER


Name of Shareholder           No. of Voyager      Payforview.com
                              Shares              Shares

Argel Holdings Ltd.
55 Frederick Street
Nassau
BAHAMAS                       2,000,000           1,200,000

Southampton Genetic Sciences Inc.
55 Frederick Street
Nassau
BAHAMAS                       2,000,000           1,200,000

Al Chisholm
1205, 1150 Burnaby Street
Vancouver, BC  V6E 1P2
CANADA                        6,000               3,600

Harry Meredith
Rosemount, Grange Road
St. Cross, Winchester
Hants S023 9RT
UNITED KINGDOM                1,000               600

Margot Meredith
Rosemount, Grange Road
St. Cross, Winchester
Hants S023 9RT
UNITED KINGDOM                1,000               600

Guy Meredith
Dymoke Barn, Church Lane
Easton, Nr. Winchester
Hants S021 1EH
UNITED KINGDOM                1,000               600

Mark Meredith
214 Loddon Bridge Road
Woodley, Reading
Berks RG5 4BS
UNITED KINGDOM                1,000               600

Lisa Greaves
#3, 1395 West 13th Avenue
Vancouver, BC  V7M 2H1
CANADA                        1,000               600

Michael Trigg
317 North Dollarton Highway
North Vancouver, BC V7G 1M9
CANADA                        1,000               600

Panos Kappos
#6, 1946 West 12th Avenue
Vancouver,BC  V6J 2E9
CANADA                        1,000               600

Joe Dhami
1936 West 12th Avenue
Vancouver,BC  V6J 2E9
CANADA                        1,000               600

Mike Sweatman
4883 8A Avenue
Tsawwassen, BC  V4M 1S8
CANADA                        1,000               600

Jim Newton
404 -110 Cambie Street
Vancouver, BC  V6B 2M8
CANADA                        1,000               600

Brian Tingle
7871 Sunnymede
Richmond, BC  V6Y 1H3
CANADA                        1,000               600

Andrew Phillips
106 Parkgate Place
1281 Parkgate Avenue
North Vancouver, BC  V7H 3A3
CANADA                        1,000               600

James Carruthers
2760 West 19th Avenue
Vancouver, BC  V6L 1E3
CANADA                        1,000               600

Don Osborne
2760 West 19th Avenue
Vancouver, BC  V6L 1E3
CANADA                        1,000               600

Lisa Simard
Unit 2, 5740 Marine Way
RR#2
Sechelt, BC  V0N 2A0
CANADA                        1,000               600

Carolyn Anger
1125 Howe Street, 4th Floor
Vancouver, BC  V6C 2K8
CANADA                        1,000               600

Jay Stevenson
29 - 1656 Adanar Street
Vancouver BC  V5L 2C6
CANADA                        1,000               600

Ron Melnechenko
215 - 237 East 4th Avenue
Vancouver, BC  V5T 4R4
CANADA                        1,000               600

Laurie Roland
RR#1, Westley Site C25
Sechelt, BC  V0N 3A0
CANADA                        1,000               600

Frank Levine
RR#6, S19 C8
Gibsons, BC  V0N 1V0
CANADA                        1,000               600

WT Ventures
55 Frederick Street
Nassau
BAHAMAS                       250,000             150,000

Al Partington
5677 Sundale Place
Surrey, BC  V3S 7M6
CANADA                        10,000              6,000

Ian Keay
3721 197th Street
Langley, BC  V3A 1B2
CANADA                        6,667               4,000

Steve Hynes
The Artists Studios
505 - 1529 West 6th Avenue
West Vancouver, BC  V7J 1R1
CANADA                        12,800              7,680

Renata Verhagan
5 - 2144 Oxford Street
Vancouver, BC  V5L 1E9
CANADA                        7,000               4,200

Sara Stockstad
#2 - 2760 Yale Street
Vancouver, BC  V5K 1C3
CANADA                        5,000               3,000

Shannon Sirch
29 - 2714 Tranquille Road
Kamloops, BC  V2B 7Y2
CANADA                        2,666               1,600

Sheldon & Sherri Romain
6676 Westsyd Road
Kamloops, BC  V2B 8N7
CANADA                        2,666               1,600

Rick Stockstad
16395 94th Avenue
Surrey, BC  V4N 3C7
CANADA                        2,000               1,200

Gary Menard
2500 - 1055 Dunsmuir Street
Vancouver, BC  V7X 1S8
CANADA                        1,000               600

Amanda Klassen
2401 Ord Road
Kamloops, BC  V2B 7V8
CANADA                        666                 400

Victor & Arli Klassen
2401 Ord Road
Kamloops, BC  V2B 7V8
CANADA                        666                 400

EAW Enterprises Ltd., in trust
c/o 2500 - 1055 Dunsmuir Street
Vancouver, BC  V7X 1S8
CANADA                                            500,000

                              -------------       -------------
TOTAL TO BE ISSUED            4,327,131           3,096,280



EXHIBIT 10.3   BACCHUS ENTERTAINMENT LETTER OF INTENT, dated
               January 29, 1999


                [BACCHUS ENTERTAINMENT LETTERHEAD]


Friday, January 29, 1999

Attention- Warren Wayne
Payforview.com
404 - 110 Cambie St.,
Vancouver, BC  V6B 2M8
Tel: 688-6306 Fax- 688-9519

Re: Letter of Intent for merger, distribution and acquisitions

Dear Sirs/Mesdames,

The following, when signed by you, Payforview.com ("Pay") will constitute a letter of intent to enter into an agreement with Blackstone Media Arts Ltd. dba Bacchus Entertainment ("Bacchus") regarding distribution and acquisition of intellectual property rights and the purchase by Pay of Bacchus shares on the following proposed terms and conditions:

Purchase of Bacchus Stock by Pay

1. Bacchus is a television distribution company which is in the business of financing, acquiring, producing and distributing product for the broadcast industry.

2. Pay intends to acquire 40% of the outstanding and issued shares of Bacchus for a price to be determined by assessing the value of Bacchus in exchange for restricted trading shares of Pay;

3. Pay will provide Bacchus with a shareholder loan of approximately $250,000 over a period of one year to provide Bacchus with working capital to meet its projected expenses for a period of one year (including salary for Penny Green). Details of what the capital is needed for will be provided by Bacchus;

4. Pay will provide Bacchus with $10,000 to meet its immediate cash flow requirements, to be paid as follows:
         A) $3,000 by February 1, 1999;
         B) $2,000 by February 9, 1999; and
         C) $5,000 by February 20, 1999.
     The $10,000 will be considered in assessing the amount of restricted shares to be paid to Bacchus by Pay for acquisition of Bacchus stock. If an agreement consisting of the terms outlined in this letter of intent is not reached between Bacchus and Pay by March 29, 1999, Bacchus Will immediately refund the $ 10,000 to Pay;

5. Pay will have full audit rights to Bacchus and Bacchus shall provide Pay with full business plans and accounting information and other information on an ongoing basis as required by Bacchus, both before and after the acquisition of Bacchus stock;


Exclusive Distribution Rights

6. Bacchus will continue to act as the exclusive distributor for all rights (except Internet broadcast rights) to all of the film, television and video product that is owned by Pay, under the same terms as set out in the agreement dated November, 1998 between Voyager and Bacchus for distribution of the Columbia/Coca Cola library;

Acquisition of Internet Rights

7. Bacchus shall acquire Internet broadcast rights to films and television product, live entertainment and sports for Pay under the. following terms and conditions:.

    a) Bacchus shall acquire the Internet broadcast rights in its own name and license those rights exclusively to Pay;

    b) Unless otherwise negotiated on a particular project, Pay shall pay Bacchus $0.50 for each viewing made by a viewer (based on a pay per view cost of $1.50 or a monthly cable cost of $10.00 per individual) for each movie or other title that is made available for viewing on the Internet by Pay by licensing agreement with Bacchus;

    c)    Payments shall be monthly; and

    d) Pay shall keep a record of hits and views of each movie or other title, and Bacchus shall have access to these records all of the time;

    e) Bacchus shall arrange for a pass for Warren Wayne to attend the American Film Market in Los Angeles from
          February 25, 1999 to March 5, 1999 (a value of $1500);

    f) Bacchus has entered into a verbal agreement to acquire the Internet rights from Westar Entertainment, Inc. for the following pictures: "The Process", "Double Cross" and "Beretta's Island", and shall provide Pay with a license and materials for broadcasting these films as soon as possible;

    g) Where it owns the Internet broadcast rights, and where doing so will not conflict with other licensing rights, Bacchus will license its product to Pay for the fee set out in 7b).


Rave Party April 1, 1999 Internet Broadcast

8. Bacchus will arrange for Pay to have the exclusive broadcast rights to a party being produced on April 1, 1999 by Go
     Productions Inc. ("Go"), as follows:

    a) Go is an experienced live event production company, the principals of which have produced many events including the Queen Elizabeth Theatre all night dance party on Dec 31, 1998, the Yeltsin-Clinton Summit, The opening of GM Place, and Lilith Fair;

    b) Go shall put on an all night dance party (9 pm to 4 am) on April 1, 1999 and April 2, 1999 at the Plaza of Nations for between 2,000 and 4,000 people, which shall feature at least one international top DJ, tentatively Eric Morillo, David Morales, Roger Sanchez, Dereck Carter and one other world renowned DJ playing at a top club in London, Berlin, Tokyo or New York, and with top selling CDs (the "Feature DJ");

    c) Pay shall provide Go with $30,000 (out of total production costs of$ 100,000) up front (no later than February 4, 1999) as an investment as a partner in producing the Party. The money shall be used to secure the venue and the Feature DJ and shall be recouped first out of revenues (and recouped against any monies payable to Bacchus or Go for the share of Party Profits).

    d)    As investor in the party, Pay  shall first recoup
          $30,000, before any division of profits or any fees are taken by Go, and Pay shall receive 25% of the profits
          (estimated at $15,000);

    e) Bacchus shall receive 10% of revenues and 45% of net profits (all revenues including CD sales, less production and broadcast costs) from the Internet broadcast of the party, and out of its share, Bacchus shall negotiate payment to Go;

    f) At the Party, there shall be a section for V.I.P. guests, and Pay shall receive 35 tickets at no cost for V.I.P. guests. The total number of V.I.P. guests who will be admitted for no charge will be 150. Any additional V.I.P. post tickets will be paid for at cost;

    g) Pay shall provide free Internet advertising for the Party and Go shall provide free advertising for Pay in all Party promotions, including logos on the Party flyers and giant displays of Pay promo materials at Pay;

    h) Bacchus and Pay shall co-produce the live broadcast of the Party, and all costs shall be paid by Pay;

    i) All costs of broadcasting shall be paid by Pay but $2,000 shall come out of the Production budget;

    j) All parties shall work together to arrange for direct retail sales of CDs of featured DJs and artists to be made directly through Pay or its agent (Amazon.com) as follows:

              1) Pay, with assistance of Bacchus and Go, shall negotiate the Internet retail sales rights to one or more CDs of the Featured DJ (the deal will have to be made with a major record label);

              2)    Go and Bacchus shall arrange for at least one
                    DJ to create, license and produce a CD
                    through the record company owned by Pay;

              3) Go and Bacchus shall arrange for at least one artist to create original music to be included in a CD to be produced by Pay's record company;

    h) Pay shall have a right of first refusal through Bacchus of all broadcast rights for all future parties put on by Go;

    i) Pay shall arrange for advertisers to sponsor the Party, the fees of which will form part of the revenues;

    j) The intention is to use the Party as a test for future live productions of all night parties, and to create an ongoing relationship between the parties.


Additional Terms

9. The jurisdiction of this agreement is British Columbia and the laws and forums of British Columbia shall govern this agreement.

10. The parties intend to enter into a long form agreement embodying the terms set out in this letter of intent. Both parties will negotiate in good faith to reach an agreement which will replace this letter of intent.

11.  This letter of intent may be signed by fax transmission.

12. All amounts. in this agreement are in Canadian dollars unless otherwise stated.

Please confirm your agreement with the foregoing by signing, dating and returning this letter to Bacchus.


Yours truly,

Blackstone Media Arts Ltd. dba Bacchus Entertainment per


/s/
Penny G. Green
CEO & President

READ, UNDERSTOOD ACCEPTED:

PAYFORVIEW.COM per


/s/                                Date: January 29, 1999

EXHIBIT 10.4   ITV.NET SERVICE AGREEMENT, dated March 11, 1999



SERVICE AGREEMENT BETWEEN ITVNET, INC AND PAYFORVIEW.COM


Overview:

This agreement (two pages) outlines the terms of a service agreement between ITVnet, Inc., ("ITV") located at 6777 Hollywood Blvd, Suite 1100, Los Angeles, CA., and Payforview.com ("PAYV") located at 1055 W. Hastings St., Vancouver, BC. PAYV wishes to contract ITV for the purposes of delivering streaming video content over the Internet. These streams will be made available for watching from both the Payforview.com Website and the ITV Website.

ITVnet, Inc. is an Internet streaming media company dedicated to the development of advanced technology and high-performance networks that provide for automated, scalable and cost effective delivery of multimedia. ITV's integrated database, network and e-commerce multimedia systems can provide payforview.com a solution to get their service in operation quickly and reliably.

PAYV is an Internet-based Entertainment Company, publicly trading on the OTC Bulletin Board exchange. PAYV intends to distribute movies, and other visual entertainment direct to viewers on a pay-for-view and retail basis. As such, PAYV has acquired film libraries which it wishes to be made viewable, in order to better illustrate its' business model to potential clients, partners and investors.

The intention of this agreement is to provide PAYV with an immediate "operational proof of concept" in illustrating their acquired video libraries.

Terms:

1.   Responsibilities of ITV:
* Digital encoding, for up to a maximum of 30 hours of video content (industry standard rate is $10/min and $200 per tape setup charge.
*    Encoding of content optimized for 56KB or 28.8 delivery
*    Color balancing of video
*    Output of video to Scalable MPEG-4 "V" CODEC's
*    Normalization of audio
*    Output of Audio to Voxware MetaSound CODEC's
* Storage space for the encoded files, on a multi-peered Backbone NetShow VideoServer
* Storage and hosting of all WebPages that provide for the direct launching of the PAYV videos
* Webcast transmission of PAYV video content provided for a one month period (Apr. 1 through Apr. 30, 1999)
* Web-site integration assistance (and ITV Webmaster will provide the necessary linkage details for streaming video to play off of the PAYV site)
*    Reasonable technical assistance for successful deployment

All ITV delivery of services as defined under "Terms" will take place during the months of March and April 1999. All encoding work is to be completed by April 15. The period through and until April 30 defines the length of ITV's services offered within this contract.
***NOTE***ITV's ability to meet the 30 hours requirement is dependent upon PAYV being able to provide ITV with content in a prompt and timely fashion as described in Page 2, Section 2.


2.   Responsibilities of PAYV:
* Acquisition of all necessary rights and legal permissions as relate to PAYV's video content, in order to provide for the operational and legitimate Internet distribution needs within this agreement. PAYV will provide along with each video delivered for encoding and eventual streaming distribution the following:
     * Determination and written instructions of any specifics with regard to PAYV's videos. Note: All videos are to be cued up from the point that the encoding is to begin. If only a segment of a video is to be encoded, the length of the segment must be logged on a separate attached piece of paper.
     * Provisioning of the videos in any of the following formats: S-VHS (mono or stereo), Hi-8, or 3/4. Note:
          Beta masters may be used provided PAYV pays for all rental and delivery costs.
     *    Appropriate Titling, Copyright and other related.
* Videos to be provided in a prompt and timely fashion. 5 hours of content to be delivered by March 15 and an additional 10 hours provided by March 20. The balance of 15 hours of content to be provided by April 5. This staggering of content will insure that ITV may meet its milestones of 30 hours on encoded content.
* Payment of a fee of US $20,000 to ITV. The terms of payment are 4 (four) equal payments of $5,000 according to the following schedule - US $5,000 fee to be paid on Mar 17, 24, 31 and April 6, 1999 inclusive.

3.   Marketing:
* ITV and PAYV will cooperate and approve the issuance of press releases initiated by either party to together in which the other party is mentioned.
* ITV will promote PAYV, its corporate logo and its' video assets on its corporate Web site (www.itv.net).
* PAYV will promote ITV, its corporate logo, its personal video destination web site (to be named) and its' technological abilities on its corporate web site (www.payforview.com).

4.   Master Service Agreement ("MSA")
Upon completion of a MSA, which will be created to describe in detail the services that ITV will provide to PAYV in return for the fees that will be charged, ITV will work with PAYV post April 30, 1999, to further develop the PAYV web site, transaction interface, provide ongoing video storage and network distribution mechanisms and act as webmaster for the site working independently or in partnership with other providers as approved by PAYV. ITV may also develop web-based customized search, tracking and reporting capabilities for PAYV.

Signatures below will be the authority to proceed with preparation of necessary legal and regulatory documentation for the agreement under the terms outlined herein.



Signed by:

/s/                                /s/

Date:  March 11, 1999              Date:  March 11, 1999

William Mutual                     Marc Pitcher

President                          President
ITVnet, Inc.                       Payforview.com

EXHIBIT 10.5 SPORTSWORLD NETWORK INTERNET BROADCAST AGREEMENT, dated March 25, 1999


                     [SPORTSWORLD LETTERHEAD]


                        License Agreement
                         No. #2442-99/rk


Made this 31st March 1999, Between:

Sportsworld Network (Australia) Pty Limited
Suite 29, 20 Commercial Road,
Melbourne Victoria 3004
AUSTRALIA, in this document referred to as the Licensor and

Payforview.com
Suite 300
Guinness Tower
1055 West Hastings Street
Vancouver B.C.
CANADA V6E 2E9 in this document referred to as the Licensee.

Attention:     Penny O Green       Tel: # 1 604 609 6181
               VP, Programming     Fax: # 1 604 609 6183

By this Agreement, both parties agree to the specifications and terms detailed herein.

Title of Program:                  Various-see details under
                                   Special Conditions
Number of Episodes/Duration:       Various-see details under
                                   Special Conditions
Episode Numbers:                   Various-see details under
                                   Special Conditions
Commencement:                      1st July 1999
Territory:                         Worldwide
License:                           Non Exclusive
Broadcast Period:                  July 1 1999 to July 1 2000
License Fee:                       8% of gross revenues to
                                   Licensee; minimum Guarantee is
                                   25000 Payforview.com shares
                                   (pre 9th April 1999 stock
                                   split)
Material Format:                   Digital Betacam SP PAL
Technical Costs:                   To be paid by Licensee
Freight Costs:                     To be paid by Licensee
Terms of Payment:                  Refer to attached schedule


The above conditions may not be modified by either party without written agreement. The Licensee shall have the option of editing the programme for its promotion.


Signed:  /s/                            Signed: /s/
Sportsworld Network (Australia)         Payforview.com
Pty Limited
Date: 31/3/99                           Date: April 14, 1999

                     [SPORTSWORLD LETTERHEAD]


                             Schedule
                           # 2442-99/rk


1.   Total Payment:

     License Fee         8% of Gross Revenue - minimum guarentee
                         25,000 Payforview.com
     Technical costs     To be paid by Licensee - shares (pre
                         9/4/99 share split)
     Freight costs       To be paid by Licensee

     Share certificate deliverable to:

                              Sportsworld Media Group Pty.
                              6 Henrietta St
                              London   WC2E 8P5
                              U.K.

2.   Special Conditions:

Program                  No. of Episodes/              Episode
                         Duration                      Nos.

Xtreme Helichallenge     4 episodes x 30 minutes       1 to 4
Profiles                 12 episodes x 5 minutes       1 to 12
Magic Moments            200 segments x 60-120 seconds 1 to 200


3.   Delivery Details:

     Material to be delivered to above address via TNT Express
     Worldwide upon signing of License Agreement.



Signed:  /s/                            Signed: /s/
Sportsworld Network (Australia)         Payforview.com
Pty Limited
Date: 31/3/99                           Date: April 14, 1999

EXHIBIT 10.6   REEL MEDIA LICENSE FOR INTERNET BROADCAST OF 750
               FILM LIBRARY


             [BACCHUS ENTERTAINMENT LTD. LETTERHEAD]


Monday, February 15, 1999

Attention: Tom T. Moore
Reel Media International, Inc.
4516 Lovers Lane, Suite 178
Dallas, TX 75225 USA
Tel: (214)  321-3301
Fax: (214) 522-3448
Email: reelmedia@aol.com


Dear Sirs,

RE:  ACQUISITIONS FOR PAYFORVIEW.COM

The following, when signed by you, Reel Media International ("Reel") will outline the basic deal terms with Agreement with Bacchus Entertainment Ltd. ("Bacchus") regarding the grant of access to materials to the programs listed in Exhibit 1 (consisting of 18 pages) annexed hereto (the "Programs") for exhibition on the Payforview.com ("PFV") internet-broadcast systems:

1. Reel grants Bacchus the right and license, but not the obligation, to access the delivery materials for the Programs and exhibit them by internet broadcast in the territory of the Universe (the "Territory"); The materials must be accessed within one year;

2. Reel agrees that if it provides access to the delivery materials of the Programs to any other person or entity for the purposes of exhibiting by internet broadcast it will notify Bacchus of the key terms of such agreement within 30 days;

3. The term of this agreement shall be for 4 years from the date of signing this agreement (the "Term");

4. As compensation for providing access to the Programs, Reel shall receive 35,000 shares of restricted common stock of Payforview.com, which shall be delivered within 60 days of signing this agreement;

5. In addition to receiving stock, Reel shall receive 3% of the revenues from the Programs, which shall be defined as advertising revenues for air time sold during the exhibition by Pfv internet broadcast of any of the Programs and any retail fees collected from Pfv subscribers for individual exhibitions of any of the Programs that is selected by a subscriber and paid for by a subscriber. Reel shall receive these fees on a quarterly calendar basis;

6. Within sixty days following the close of each calendar quarter during the Term, Bacchus shall provide to Reel an accounting statement showing the fees due for the quarter, accompanied by payment in the amount indicated;

7. Reel with provide Bacchus with masters of the Programs in Digital Betacom at a cost of $275 (or less if Bacchus can find a cheaper laboratory, and approval by Reel which is not to be unreasonably withheld) and slides of the Programs for $5 a piece where available; Cost of masters subject to change after 90 days from signature.

8. Reel warrants that it has done copyright searches on each of the titles in the Programs and that each one is in the public domain in within the United States, and that all of the Programs that were created in the United States will be in the public domain in the Territory, and real agrees to indemnify Pfv and Bacchus for any and all claims, liabilities, causes of action, judgments, costs and expenses (including attorney fees) which arise as a result of any misrepresentation by Reel;

9. Bacchus may assign this agreement to Pfv, on assumption by Pfv of the obligations of Bacchus under this agreement, upon which assumption Bacchus will no longer be liable for any obligations under this agreement;

10. The jurisdiction of this agreement is the State of California, and any dispute shall be arbitrated through the American Film Marketing Association;

11. A fax copy of this agreement shall be deemed to be an original;

12. It is a condition precedent to this agreement being binding on the parties that it be signed below for approval by Pfv;

13.  Both parties intend to enter into a long forth agreement.
     Unit a long form agreement is signed, this agreement shall govern the rights and obligations between the parties.


Yours truly,


BACCHUS ENTERTAINMENT LTD. per

/s/
Penny O. Green
C.E.O. & President


AGREED TO AND ACCEPTED:

REEL MEDIA INTERNATIONAL

Per:  /s/                          Date:  February 17, 1999


APPROVED

PAYFORVIEW.COM

Per:  /s/                          Date:  February 19, 1999

EXHIBIT 10.7   SAGE ENTERTAINMENT INC. AGREEMENT, dated
               March 29, 1999


                   [PAYFORVIEW.COM LETTERHEAD]


Monday, March 29, 1999


Attention: Stephen Kutner
Sage Entertainment, Inc.
60 East 42nd Street, Suite 630
New York, NY 10165

Tel: 212-687-8603 Fax: 212-687-8829

RE: CONSULTANT SERVICES

The following, when signed by you, will confirm the agreement reached between Sage Entertainment, Inc. ("SEI") and
Payforview.com Inc. ("Payforview") upon the following terms:

1. Kutner will act as a programming consultant to Payforview, answering questions periodically, assisting Payforview in evaluating and licensing content, including assisting
     Payforview in contacting major film studios;

2.   Also, Kutner will act on the board of advisors of Voyageur
     Film Sales, the film distribution division of Payforview on a project by project basis may assist Voyageur in selling pictures and television product in the US;

3.   In consideration, Payforview shall deliver to SEI:
     (a)  $1,000 US a month beginning April 1, 1999;
     (b) 1,000 commons shares of Payforview restricted from trading for one year which will be delivered to SEI prior to April 9, 1999;
     (c) a percentage, to be negotiated of US sales arranged by SEI on behalf of Voyageur;

4. Within 30 days of Payforview being properly financed, the monthly payment terms with SEI will be increased (to be agreed on by both parties);

5. SEI gives Payforview permission to use Stephen Kutner's name in connection with a press release and the business plans of Payforview and Voyageur.


By signing below, the parties agree to the above terms and conditions:

PAYFORVIEW.COM INC.                SAGE ENTERTAINMENT, INC.


/s/                                /s/
By:  Penny Green                   By:  Stephen Kutner

EXHIBIT 10.8   TURN-KEY ENTERTAINMENT INVESTMENT AGREEMENT


                    TURN-KEY ENTERTAINMENT LLC

                        Company Agreement


     THIS COMPANY AGREEMENT, dated as of May ____, 2000, among Sid Amira, an individual residing in the State of New York ("Amira"), Payforview.com Corp., a Nevada corporation (PFV), and the parties who shall hereafter be admitted to the Company as Members and Substituted Members. In consideration of the mutual covenants and agreements herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Defined Terms

          The following terms shall have the following meanings for purposes of this Agreement:

          "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2) (ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the
Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section
1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Affiliate" of a Person shall mean any Person that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" shall mean this Company Agreement, as originally executed and as amended, modified, supplemented, or restated from time to time, as the circumstances may require.

          "Applicable Percentage" shall mean such percentage as may be determined by the Manager from time to time to reflect the appropriate effective combined federal, state and local income taxation rate payable by any Member with respect to its Taxable Income Allocation, determined without regard to any tax attributes of any such Member.

          "Assignee" shall mean any recipient of a Transfer permitted under the provisions of Article 7 who has not become a Substituted Member.

          "Capital Account" shall have the meaning set forth in
Section 4.5.

          "Capital Contribution" shall mean, as of any determination date, any contribution (or as the context requires, the aggregate amount of all contributions) to the capital of the Company in cash or property by a Member as of such date.

          "Closing" shall mean a closing in which Persons who have executed counterparts of this Agreement are admitted to the Company as Members and reflected as such on the books and records of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Company" shall mean the limited liability company created and governed hereby, as such Company may from time to time be constituted.

          "Company Act" shall mean the Delaware Limited Liability
Company Act, Section 18-101, et seq., as amended from time to time.

          "Company Expenses" shall have the meaning set forth in
Section 5.5.

          "Distributable Cash" shall mean all cash proceeds received by the Company from sources other than Capital
Contributions, less all amounts required to pay current Company
Expenses and such reserves as may be created by the Manager to defray actual or expected future Company Expenses.

          "Entity" shall mean any partnership, corporation, limited liability company, unincorporated organization or association, trust, or other entity.

          "Fair Market Value" shall mean the fair market value of Company assets as determined in good faith by the Manager.

          "Fiscal Year" means (i) the period commencing on the date first written above and ending on December 31, 2000; (ii) any subsequent twelve (12) month period commencing January 1 and ending on December 31; or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses, and other items of the Company's income, gain, loss, or deduction pursuant to Article 4 hereof.

          "Incapacity" shall mean, in the case of any Person, (i) when such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order of relief in any bankruptcy or insolvency proceeding, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of such a nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of or for it or of or for all or any substantial part of its properties; (ii) if within 120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment, without such Person's consent or acquiescence, of a trustee, receiver or liquidator of or for such Person or of or for all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated; or (iii) upon the filing of a certificate of dissolution or its equivalent for such Person, or the revocation of such Person's Certificate of Incorporation or Formation.

          "Including" shall mean including, without limitation.

          "Indemnified Person" shall have the meaning set forth in Section 5.7.

          "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and such Member's "limited liability company interest" under the Company Act, together with the obligations of such Member to comply with the terms and provisions of this Agreement.

          "Manager" shall mean a Member appointed by the Members to manage the Company in accordance with Section 5.1.

          "Member" shall mean any Person who, at the time of reference thereto, has been admitted as a member of the Company (whether an initial, additional, or Substituted Member), and has not ceased to be a member of the Company as provided in this Agreement, in such Person's capacity as a member of the Company.

          "Notification" shall mean a writing containing information to be communicated to any Person, sent in accordance with the provisions of Section 11.1.

          "Percentage Interest" shall mean, with respect to any Member, such Member's percentage interest set forth on Exhibit A hereto as it may be amended, modified or supplemented from time to time.

          "Person" shall mean any individual and any Entity.

          "Preferred Interests" shall have the meaning set forth in Section 3.2.

          "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

               (iii) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Fair Market Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Fair Market Value; and

               (iv) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

          For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

          "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section
7.3.

          "Tax Liability Deficiency" shall mean, in any Fiscal Year with respect to any Member, the amount (if any) by which (A) the product of (i) such Member's Taxable Income Allocations multiplied by (ii) the Applicable Percentage exceeds (B) the amount of Distributable Cash distributed to such Member in such Fiscal Year pursuant to Section 4.1.

          "Tax Liability Distributions" shall have the meaning set forth in Section 4.2.

          "Taxable Income Allocation" shall mean, in any Fiscal
Year with respect to any Member, the cumulative allocations of federal taxable income of the Company made in such Fiscal Year to such Member pursuant to Section 4.4.


2.   Organization

     2.1  Domicile

          The Company is a Delaware limited liability company organized under, and governed by the provisions of, the Company
Act, subject to the terms and conditions of this Agreement.

     2.2  Name

          The name of the Company is Turn-key Entertainment LLC.
The business of the Company may be conducted, upon compliance with all applicable laws, under any name designated by the Manager.

     2.3  Principal Office

          The principal office of the Company shall be located at 575 Madison Avenue, 10th Floor, New York, New York 10022-2511.
The Manager may from time to time change the principal office and establish additional offices.

     2.4  Registered Office; Registered Agent

          The Manager shall cause the Company to maintain a registered agent and registered office in accordance with the Company Act. The name and address of initial registered agent is Corporation Service Company. The address of the initial registered office of the Company is 1013 Centre Road, Wilmington, Delaware 19805-1297.

     2.5  Purpose

          The purpose of the Company is to engage in any act or activity which is not prohibited by the Company Act. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.

     2.6  Powers

          The Company shall have all lawful powers to take any and all actions and to engage in any and all activities and transactions as may be necessary or desirable to carry out its purpose.

     2.7  Term

          The term of the Company shall commence on the date the Certificate of Formation of the Company is filed in the office of the Secretary of State of Delaware in accordance with the Company Act and shall continue until the tenth anniversary of such date, unless earlier terminated pursuant to the provisions of Article 8.


3.   Members; Capital

     3.1  Members

          (a) The names, addresses, Capital Contributions and Percentage Interests of the Members are set forth in Exhibit A hereto, in the form attached and as it may hereafter be amended, modified, or supplemented from time to time in accordance with this Agreement, and shall be reflected in the books and records of the Company.

          (b) No Member shall be required to lend any funds to the Company.

          (c) The Interest each Member holds in the Company shall be uncertificated.

     3.2  Capital

          (a) As its initial Capital Contribution to the Company, each Member is contributing to the Company simultaneously herewith the amount in cash and other property described on Exhibit A hereto. No Member shall be obligated to make any additional Capital Contributions.

          (b) In addition to the Capital Contribution to the Company described in Exhibit A, PFV agrees to provide the Company with (i) office space and (ii) the services of its employees, as requested by the Company from time to time, each at no cost to the Company for so long as PFV is a Member.

          (c) The Manager may accept additional Capital Contributions in addition to the initial Capital Contributions referred to above from existing Members or upon the admission of additional Members. In the event that the Manager desires to solicit additional Capital Contributions it shall first offer each of the existing Members the opportunity for a period of twenty (20) days to make such additional Capital Contributions in proportion to their respective Percentage Interests at that time. To the extent that the existing Members do not subscribe for the full amount of the aggregate additional Capital Contribution requested by the Manager, the Manager shall be entitled for a period of sixty (60) days to solicit such Capital Contributions from Persons who are not Members. It is understood and agreed that such additional Capital Contributions will have the effect of diluting the Percentage Interests of the Members who do not elect to make the full amount of the additional Capital Contributions which they are entitled to make.

          (d) No Member shall be paid interest on nor shall interest be payable in respect of any Capital Contribution to the Company or on or in respect of such Member's Capital Account.

          (e) Except as otherwise provided by the express terms of any Preferred Interests, no Member shall have any right to receive the return of its Capital Contribution, except as provided in Article 8. No distribution to a Member shall be treated as a return of the Capital Contribution of such Member except as provided by the express terms of any Preferred Interests, in Article 8 or except as required by the Company Act.

          (f) The Manager shall have the authority, in its discretion, to dilute the Percentage Interest of the Members as in effect from time to time through the solicitation of additional Capital Contributions which may provide for preferred economic rights (the "Preferred Interests"), including, but not limited to, relative Percentage Interests which are greater or lesser in proportion to the aggregate amount invested than prior rounds of investment in the Company, subject, however, to the rights of the existing Members to subscribe for such Preferred Interests pursuant to the provisions of clause (c) of this
Section 3.2. Upon the receipt of any additional Capital Contributions, including, but not limited to, Capital Contributions with respect to Preferred Interests, the Manager shall amend the names, addresses, Capital Contributions and Percentage Interests of the Members as set forth in Exhibit A hereto and shall promptly distribute a copy of such amended Exhibit A to the Members.

          (g) The Manager shall value all Capital Contributions consisting of assets other than cash in good faith and all determinations by the Manager as to the fair market value of such non-cash Capital Contributions shall be conclusive and binding on all Members for all purposes of this Agreement.


4.   Distributions; Allocations

     4.1  Distributions

          (a) To the extent permitted by the Company Act, Distributable Cash shall be distributed to Members at the times and in the amounts provided in Section 4.2 and at such other times and in such other amounts as the Manager shall determine in its sole and absolute discretion.

          (b)  Subject to Section 8.2, distributions of
Distributable Cash will be made to all Members pro rata in accordance with their respective Percentage Interests.

          (c) Notwithstanding any provision to the contrary contained in this Agreement, no distribution shall be made by the Company in violation of Section 18-607 of the Company Act.

     4.2  Tax Liability Distributions

     Distributions of Distributable Cash shall be made to the Members pro rata in accordance with the amount of their Tax Liability Deficiency (if any) until each Member has received such distributions in the amount equal to such Member's Tax Liability Deficiency ("Tax Liability Distributions"). In determining the amount of distributions of Distributable Cash made to any Member pursuant to Section 4.1, the amounts of Tax Liability Distributions made pursuant to this Section 4.2 shall be treated as an advance distribution of Distributable Cash otherwise made to such Member pursuant to Section 4.1. Tax Liability Distributions shall be made quarterly unless the Manager determines that such distributions should be made either more or less frequently.

     4.3  Allocations of Profits and Losses

     The Profits and Losses of the Company shall be determined and allocated to each Member with respect to each Fiscal Year of the Company. The determination shall be as of the end of each Fiscal Year and shall be made within ninety (90) days after the close of each Fiscal Year. Except as provided in Section 4.4 or
4.5 below, Profits and Losses for any Fiscal Year shall be allocated among the Members pro rata in accordance with their respective Percentage Interests.

     4.4  Special Allocations - Qualified Income Offset

     If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes such Member to have an Adjusted Capital Account Deficit, items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided that an allocation pursuant to this Section 4.4 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 4 have been tentatively made as if this Section 4.4 were not in this Agreement. It is intended that this Section 4.4 qualify and be construed as a "qualified income offset" within the meaning of treasury Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 4.4.

     4.5  Tax Allocations: Code Section 704(c)

     Solely for tax purposes, in determining each Member's allocable taxable income or loss, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company's property is revalued pursuant to paragraph
(b)(2)(iv)(f) of Section 1.704-1 of the Regulations, shall be allocated to the Members in the manner (as to revaluations, in the same manner as) provided in Section 704(c) of the Code. The allocation shall take into account, to the full extent required or permitted by the Code, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company) and the fair market value of the property determined in good faith by the Manager at the time of its contribution or revaluation, as the case may be.

     Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

     4.6  Maintenance of Capital Accounts

     Each Member's Capital Account shall be maintained by the Company in accordance with the capital accounting rules of
Section 704(b) of the Code as follows:

          (a) The Capital Account of each Member shall be credited with (i) the amount of cash and the Fair Market Value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (ii) the amount of Profits allocated to such Member for federal income tax purposes pursuant to the provisions of this Agreement and any items in the nature of income or gain that are specially allocated to such Member, and (iii) the amount of any Company liabilities assumed by such Member or secured by any property distributed to such Member;

          (b) The Capital Account of each Member shall be debited by (i) the amount of cash and the Fair Market Value of any property distributed to such Member, (ii) such Member's allocable share of Losses and any items in the nature of deduction or loss that are specially allocated to such Member, and (iii) the amount of any liabilities of such Member assumed by the Company or secured by any assets contributed by that Member to the Company (to the extent of the value of the securing assets); and

          (c) In the event all or a portion of an Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred
Interest.

          (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine (for example, in connection with the Company's incurring or assuming indebtedness to an extent not anticipated as of the date hereof) that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to
Section 8.2 hereof upon the dissolution and liquidation of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).


5.   Management of the Company

     5.1  Management by the Manager

          (a) The business and affairs of the Company shall be managed and conducted under the direction of a Member appointed to act as the Company's manager (the "Manager"). The Manager shall be Amira for so long as Amira shall be the beneficial owner of an Interest. In the event that Amira ceases to be the beneficial owner of an Interest, then Members whose aggregate Percentage Interests represent at least 66 2/3% of the Percentage Interests of all Members shall be entitled to elect a new Manager. Notwithstanding the foregoing, should the powers conferred to the Manager pursuant to this Section 5.1(a) devolve to a board of directors or similar body then PFV shall have the right to nominate one person to such board of directors or similar body for so long as PFV shall be a Member.

          (b) The Manager shall be entitled to such compensation from the Company for serving as the Manager as shall be agreed to from time to time by Members whose aggregate Percentage Interest represent at least 66 2/3% of the Percentage Interests of all Members.

          (c) Meetings (if any) of the Manager and the Members relating to the management of the Company shall be held on such dates and in such places as the Manager shall determine in its sole discretion. There shall be no requirements that formal meetings of the Manager or the Members be held.

     5.2  Powers of the Manager

     Except as otherwise expressly provided in this Agreement, the Manager shall have all of the rights, powers, and obligations of a manager of a manager-managed limited liability company organized under the Company Act and otherwise as provided by law. Except as otherwise expressly provided in this Agreement (including, without limitation, in Section 5.3 hereof), the Manager is hereby granted the right, power, and authority to do on behalf of the Company all things which, in its reasonable commercial judgment, are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company, including, by way of illustration and not by way of limitation, the power and authority from time to time:

          (a) to perform all normal business functions and otherwise operate and manage the business and affairs of the Company in accordance with and as limited by this Agreement;

          (b) to employ and dismiss from employment on behalf of the Company any and all employees, agents, attorneys, consultants and other professionals;

          (c) to enter into, make and perform on behalf of the Company such contracts, agreements and other undertakings as it may deem necessary for the conduct of the business of the Company;

          (d) to establish and maintain one or more bank accounts for the Company in such bank or banks as may, from time to time, be designated as depositories of the funds of the Company;

          (e) to incur on behalf of the Company all expenditures permitted by this Agreement and, to the extent that funds of the Company are available, to pay all such expenses and debts and obligations of the Company;

          (f) to admit new Members to the Company and to admit an Assignee of a Member's Interest as a Substituted Member in the Company, pursuant to and subject to the terms of Article 7;

          (g) to establish and maintain a Capital Account and other appropriate accounts for each Member subject to and in accordance with the provisions of this Agreement;

          (h) subject to Article 4 and Section 8.2, to determine the amount and timing of distributions of Distributable Cash to the Members;

          (i) to establish and maintain the books and records of the Company in accordance with Section 10.1;

          (j) to cause the Company to purchase or bear the cost of any insurance covering the potential liabilities of the Manager;

          (k)  to establish subsidiaries of the Company;

          (l) to compromise and settle claims against or on behalf of the Company;

          (m)  to cause the Company to merge into or with another
Entity, to restructure or recapitalize the Company;

          (n)  to invest and reinvest the assets of the Company;
and

          (o) to select, employ and dismiss from employment the auditors of the Company.

          The specific grants of power and authority to the Manager under this Section 5.2 in no way limit the rights, power, or authority of the Manager under this Agreement, the Company
Act, or as otherwise provided by law.

     5.3  Obligations of the Manager; Tax Matters

          (a) The Manager shall take all action which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such action is necessary or appropriate to protect the limited liability of the Members.

          (b) The Manager shall prepare or cause to be prepared and shall cause the Company to file on or before the due date (or any extension thereof) any federal, state, local, or foreign tax return required to be filed by the Company. The Manager shall cause the Company to pay any taxes payable by the Company (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Company, not of the Manager); provided, however, that the Manager shall not be required to agree to payment of any tax so long as the Manager or the Company is in good faith and by appropriate legal proceeding contesting the validity, applicability, or amount thereof and such contest does not materially endanger any right or interest of the Company.

          (c) The Manager shall be the "tax matters partner" of the Company for purposes of the Code.

          (d) Except as otherwise provided herein, the Manager shall determine whether to make any and all elections for federal, state, local and foreign tax purposes including, without limitation, making the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Manager shall have the right to seek or revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Manager's determination that such revocation is in the best interests of the Members. Notwithstanding any contrary provision hereof, the Manager shall have no right to make an election under Section 301.7701-3 of the Regulations to classify the Company for federal income tax purposes as anything other than a partnership.

     5.4  Restricted Transactions

     The Company shall not perform any act that would subject any Member to personal liability for the debts or obligations of the Company.

     5.5  Company Expenses

     The Company shall bear (i) all of the amounts expended by or on behalf of the Company for its organization, including legal fees associated with the preparation of this Agreement, and (ii) all expenses related to the Company's existence and operations, including any out-of-pocket expenses related to the investigation, acquisition, monitoring, management and sale of investments, and the investment and management of funds, on behalf of any Person or Persons with whom the Company has entered into an advisory, consulting, management or similar agreement, and ancillary expenses related to these activities, including costs of communications, meeting expenses, taxes, custodial and settlement fees or expenses, transaction costs (including brokerage commissions and transaction taxes), legal and accounting fees, costs of quotation services and other fees and expenses paid by the Company on behalf of such Person or Persons (the amounts described in clauses (i) and (ii), collectively, "Company Expenses"). All or any portion of the Company Expenses may be borne or reimbursed to the Company by any Person or Persons with whom the Company has entered into an advisory, consulting, management or similar agreement pursuant to the terms and conditions of such agreement. The Manager may, in its discretion, arrange for any of the Members or any of their Affiliates to advance funds to the Company for the payment of Company Expenses and each such Member or Affiliate shall be entitled to the reimbursement on demand of any funds so advanced.

     5.6  Duty and Liability of the Manager

          (a) The sole duty of the Manager to the Company and the Members shall be to act in a manner the Manager believes in good faith to be in the best interests of the Company.

          (b) Neither the Manager, its Affiliates, nor any of its respective directors, officers, employees or agents shall be liable, responsible, or accountable in damages or otherwise to the Company or any Member for any act or omission performed or omitted by one or more of them except for breach of the duty set forth in Section 5.6(a), and none of such Persons shall have any liability to the Company or any Member for such Person's good faith reliance on the provisions of this Agreement, including the provisions of Section 5.6(a). Notwithstanding the generality of this paragraph, this paragraph shall not limit the liability of any Person for any intentional misconduct, for any knowing violation of law, or for any transaction for which such Person (or, in the case of individual appointees, the entity that appointed such Person) received a benefit in violation or breach of any provision of this Agreement.

          (c) Neither the Manager, its Affiliates, nor any of its directors, officers, employees or agents shall have any liability to any Member for the repayment of any amounts outstanding in the Capital Account of a Member, including Capital Contributions. Any such payment shall be solely from the assets of the Company.

     5.7  Indemnification of the Manager

          (a) The Company shall, solely from the assets of the Company, indemnify and hold harmless, to the maximum extent permitted by law, any present or former Manager, its Affiliates, and any present or former director, officer, employee or agent of such Manager or its Affiliates (each, an "Indemnified Person") against any claims, demands, liabilities, costs, losses, damages, or expenses (including attorneys' fees and costs, judgments, fines, penalties and amounts paid in settlement) incurred by any such Indemnified Party arising out of or relating to any acts or omissions or alleged acts or omissions of such Indemnified Person that relate in any way to the Company or the business or assets thereof; provided, however, that such Indemnified Person has not been adjudicated in a final judgment or other final adjudication (not subject to appeal) to have breached the duty set forth in
Section 5.6(a) or to have engaged in intentional misconduct, a knowing violation of law, or any transaction for which such Indemnified Person (or in the case of individual appointees, the entity that appointed such Indemnified Person) received a benefit in violation or breach of any provision of this Agreement.

          (b) The Company shall pay expenses (including attorneys' fees and costs) as they are incurred by an Indemnified Person in connection with any action, claim, or proceeding that such Indemnified Person asserts in good faith to be subject to the indemnification provisions of this Section 5.7, upon receipt of an undertaking from such Indemnified Person to repay all amounts so paid by the Company to the extent that it is adjudicated in a final judgment or other final adjudication (not subject to appeal) that such Indemnified Person is not entitled to be indemnified by the Company under this Agreement.

          (c) The Manager, notwithstanding any apparent conflict of interest, and subject only to the duty expressly set forth in
Section 5.6(a) hereof, shall have the power to, and is hereby authorized and directed to, cause the Company to comply with the indemnification and expense payment provisions hereof. If a claim for indemnification or payment of expenses hereunder is not paid in full within ten (10) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount and, if successful in whole or in part, shall be entitled to be indemnified for the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant is not entitled to the requested indemnification or payment of expenses under this Agreement.

          (d) The indemnification provided or granted pursuant to this Section 5.7 shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any law, agreement, or otherwise, either as to actions in such Person's official capacity or as to actions in another capacity while holding such office.

          (e) In no event shall a Member be subject to personal liability by reason of the indemnification provisions set forth in this Agreement.

     5.8  Officers

          The Manager may, at its discretion, appoint officers of the Company. The officers of the Company may consist of all or any of the following: a President, one or more Vice Presidents, a Treasurer and a Secretary or such other officers as the Manager may prescribe from time to time. The officers shall exercise such powers and perform such duties as are prescribed by the Manager. Any number of offices may be held by the same person, as the Manager may determine.

     5.9  Term of Officers

          The officers of the Company (if any) shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the Manager.


6.   Rights and Obligations of Members

     6.1  Limitation of Liability

          No Member shall have any liability under this Agreement except as expressly provided in this Agreement and the Company
Act.

     6.2  Management of the Business

          A Member, as such, shall have no right to control and shall take no part in the management or control of the Company's business but may exercise the rights and powers of a Member under this Agreement.

     6.3  No Authority to Act

          A Member, as such, shall have no power to represent, act for, sign for, or bind the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by law and this Agreement.

     6.4  Outside Activities of the Members

          Except as expressly provided herein and subject to any contrary agreement entered into by a Member with the Company, any Member and any officer, director, employee, agent, trustee, Affiliate, or shareholder of any Member, may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business venture of any other Member and such Person shall have no obligation pursuant to this Agreement to offer any interest in any business venture to the Company or any other Member.


7.   Transferability of Interests

     7.1  Restrictions on Transfers of Interests

          (a) Notwithstanding any other provision of this Agreement, except as provided in Section 7.1(b) below, no sale, exchange, transfer, pledge, assignment or other disposition, whether voluntary or by operation of law ("Transfer"), of a Member's Interest or any portion thereof or interest therein shall be made unless such Transfer: (x) is approved by the Manager, (y) the transferring Member and the transferee comply with all applicable provisions of this Article 7, and (z) in the opinion of legal counsel (who may be legal counsel to the Company), satisfactory in form and substance to the Manager (which opinion may be waived, in whole or in part, at the discretion of the Manager),

               (i) will not subject the Company to regulation under the Investment Company Act of 1940, as amended;

               (ii) in the absence of registration, will not violate any federal securities law or any state securities or "Blue Sky" law (including any investor suitability standard) applicable to the Company or the Interest to be Transferred; and

               (iii) will not cause the Company to cease to be classified as a partnership for federal income tax purposes or to become a "publicly traded partnership" within the meaning of
Section 7704 of the Code;

and any such opinion of counsel is delivered in writing to the Company prior to the date of the proposed Transfer.

          (b) Each Member agrees that it shall, upon request of the Manager, execute and deliver such certificates or other documents and perform such acts as the Manager deems appropriate in connection with a Transfer of an Interest by that Member to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.

          (c) Any purported Transfer of an Interest (or any portion thereof or any interest therein) which is made in advance of Notification thereof to the Company in accordance with Section
7.2 or is not made in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

          (d) Each Member agrees that it will, prior to the time the other Members approve the proposed Transfer of an Interest (or any portion thereof or any interest therein) by such Member, pay all reasonable expenses, including attorneys' fees and costs, incurred by the Company in connection with such Transfer.

     7.2  Assignees

          (a) The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Interest of a Member unless the provisions of this Article 7 shall have been complied with and there shall have been filed with the Company a dated Notification of such Transfer, in form satisfactory to the Manager, executed and acknowledged by both the transferor and the transferee, and such Notification contains (i) the acceptance by the transferee of all of the terms and provisions of this Agreement and (ii) the representations of the transferor and the transferee that such Transfer was made in accordance with all applicable laws and regulations and all applicable provisions of this Agreement. If the provisions of this Agreement have been complied with, the Transfer shall be recognized by the Company as effective on the day on which such Notification is filed with the Company and the transferee shall become an Assignee as of such date.

          (b)  Unless and until an Assignee becomes a Substituted
Member, such Assignee shall not be entitled to vote or give consents with respect to any Interest held by such Assignee.

          (c) Any Member which Transfers all of its Interest shall not cease to be a Member until one or more Substituted
Members are admitted in its stead as transferee(s) of its entire
Interest.

          (d) Anything herein to the contrary notwithstanding, both the Company and the Manager shall be entitled to treat the transferor of all or any portion of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a Notification conforming to the requirements of this Article 7 has been received by the Company and accepted by the Manager.

          (e) A Person who is the Assignee of all or any portion of the Interest of a Member, but does not become a Substituted Member with respect thereto and desires to make a further Transfer of all or any portion of such Interest, shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Member desiring to make a Transfer of its Interest.

     7.3  Substituted Members

          (a) No Member shall have the right to substitute in its place any Assignee of all or any portion of such Member's Interest. Any such Assignee shall be admitted to the Company as a Substituted Member only if a decision to admit the Assignee as a Substituted Member is adopted by the Manager pursuant to
Section 5.2. The Members hereby agree that the Manager may, on behalf of each Member and on behalf of the Company, cause Exhibit A hereto and the books and records of the Company to be appropriately amended in the event of such admission.

          (b) Each Substituted Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Manager, as the Manager deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Member to be bound by all the terms and provisions of this Agreement with respect to the Interest acquired. All reasonable expenses, including attorneys' fees and costs, incurred by the Company in this connection shall be borne by such Substituted Member.

     7.4  Indemnification

     Each Member shall indemnify and hold harmless the Company and the Manager and their respective directors, officers, employees, and agents from and against any and all claims, demands, liabilities, costs, losses, damages, or expenses (including attorneys' fees and costs, judgments, fines, penalties, and amounts paid in settlement) incurred by any such Person by reason of or arising from any actual or alleged misrepresentation, or misstatement or omission of facts, by such Member or its transferee in connection with any Transfer or purported Transfer of such Member's Interest (or any portion thereof or interest therein), or the admission of a Substituted Member to the Company in respect thereof.

     7.5  Incapacity of a Member

     Upon the Incapacity of a Member, the trustee or receiver of its estate shall have all the rights of a Substituted Member for the purpose of settling or managing the estate of such Member and such power as the Member possessed to assign all or any part of its Interest and to join with such Assignee in satisfying conditions precedent to such Assignee becoming a Substituted Member.


8.   Dissolution; Liquidation

     8.1  Dissolution

          (a) The Company shall be dissolved upon the written consent of the Members holding at least 66 2/3% of the Percentage
Interests of all Members.

          (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution, unless within 90 days following the occurrence of such event, the Members unanimously agree in writing to dissolve the Company.

          (c) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the certificate of cancellation of the Company has been filed with the office of the Secretary of State of the State of Delaware in accordance with
Section 18-203 of the Company Act and the winding up and liquidation of the Company has been completed in accordance with
Section 8.2.

     8.2  Liquidation

          (a) Upon dissolution, the Company shall cease to carry on its business, and the Manager or a liquidating trustee, if one is appointed by the Manager (reference in this Section 8.2 to the Manager to be construed hereafter as reference as well to such liquidating trustee), shall, at the expense of the Company, wind up the affairs of the Company and, in its sole discretion, liquidate all or any part of the assets of the Company. The Manager shall determine the time, manner and terms of any sale or other disposition of the Company's assets for the purpose of obtaining, in its opinion, fair value for such assets, and the time, manner and terms of any distribution of assets provided for in Section 8.2(b), it being expressly recognized that deferral of a distribution, or distribution of all or any portion of the assets of the Company in kind, rather than in cash, may be appropriate by reason of the nature of the assets or the restrictions under which they are held.

          (b) After adjustment of the Capital Accounts of Members as provided in Section 4.5 for any gains or losses realized or deemed realized with respect to the disposition of Company assets or with respect to Company assets to be distributed in kind, the assets of the Company shall be paid out in the following order:

               (i) first, to pay all expenses of liquidation and winding up;

               (ii) second, to the payment and discharge of all of the Company's debts and obligations to creditors other than Members which are also creditors of the Company;

               (iii) third, to the payment and discharge of all of the Company's debts and obligations to Members which are also creditors of the Company;

               (iv) fourth, to fund reserves for contingent or other potential liabilities of the Company (whether or not specifically foreseen) other than in respect of items listed in subsequent clauses of this Section 8.2(b), to the extent deemed reasonable by the Manager; and

               (v) fifth, to the Members in accordance with and to the extent of the positive balances of their Capital Accounts.

          (c) When the Manager has complied with the foregoing liquidation plan, the Manager shall cause the Company, to the extent required by applicable law, to execute, acknowledge, and cause to be filed a certificate of cancellation of the Company.

          (d) Any reserves established by the Manager pursuant to Section 8.2(b)(iv) shall be held for so long as the Manager shall deem necessary in a special account maintained for the purpose of paying contingent or other potential liabilities or obligations and shall thereafter be distributed in accordance with Section 8.2(b).


9.   Amendments

     9.1  Adoption of Amendments

          (a) Amendments to this Agreement must be approved in writing by all of the Members; provided, however, that amendments to this Agreement which are of a ministerial nature and do not affect the rights of the Members (including, without limitation, ministerial amendments appropriate to reflect changes in the Company Act and mechanical amendments appropriate to admit Substituted Members) may be adopted and implemented by the Manager.

          (b) The Manager shall, within a reasonable time after the adoption of any amendment to this Agreement, send
Notification of such amendment to the Members and make any filings necessary or desirable to reflect and effect such amendment.

          (c) Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the Members whose consent is required hereunder and shall be recorded in the records of each jurisdiction, if any, in which recording is necessary for the Company to conduct business or to preserve the limited liability of the Members.


10.  Accounting and Reporting

     10.1 Records and Accounting

          Proper and complete records and books of account of the business of the Company, including a current and updated list of the names, business addresses, Capital Contributions, Capital Accounts and Percentage Interests of all Members, and any other items required by the Company Act, shall be maintained at the Company's principal place of business. Each Member or its duly authorized representative shall have the access and information rights set forth in Section 18-305 of the Company Act.

     10.2 Financial Reports

          The Manager shall prepare in accordance with generally accepted accounting principles, and deliver to each Member:

          (a) within one hundred and twenty (120) days after the end of each Fiscal Year, annual financial statements of the Company, including statements of operations and statements of assets and liabilities and Members' capital examined by a firm of independent certified public accountants selected by the Manager; and

          (b) from time to time and with reasonable promptness, such further information with respect to the condition of the Company as any Member may reasonably request.

     10.3 Tax Information

          Within ninety (90) days after the end of each Fiscal Year, the Manager will cause to be delivered to each Person who was a Member at any time during such Fiscal Year all information necessary for the preparation of such Member's income tax returns in all jurisdictions designated by such Member, including a statement showing such Member's share of Profits or Losses and credits for such year for federal income tax purposes, and the amounts of any distributions made to or for the account of such Member pursuant to this Agreement.

     10.4 Elections

          In addition to the matters referred to in Section 5.2 and subject to the limitations of Section 5.4, the Manager may cause the Company to make all elections required or permitted to be made by the Company under the Code.


11.  Miscellaneous

     11.1 Notification

          (a) Any Notification to any Member shall be given at the address of such Member set forth in Exhibit A hereto, as amended, modified or supplemented from time to time, and if subsequently changed, to such other address of which such Member shall advise each of the other Members in writing. Any Notification to the Company shall be given at the principal office of the Company.

          (b) Any Notification shall be deemed to have been duly given if personally delivered or sent by overnight courier service, mail, or facsimile transmission (provided confirmation of receipt is obtained) and will be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (ii) if sent by United States Express Mail or overnight courier, one business day after being deposited in the United States mail or with the overnight courier, postage prepaid; (iii) if sent by facsimile transmission, on the date sent provided confirmation of receipt is obtained; and (iv) if delivered by hand, on the date of receipt.

     11.2 Governing Law; Separability of Provisions

          The internal substantive laws of the State of Delaware, as in effect from time to time, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. The invalidity or unenforceability of any one provision of this Agreement shall in no way affect the validity of any other provision, and all other provisions shall remain in full force and effect.

     11.3 Further Action

          The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     11.4 Headings, etc.

          The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine, and the neuter.

     11.5 Binding Provisions

          The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

     11.6 No Waiver

          No waiver by any party of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

     11.7 Counterparts

          This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     11.8 No Third Party Rights

          This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

     11.9 Integration

          This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in this Agreement and supersedes all prior understandings of the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the partes hereto have executed this Company Agreement as of the date first above written.



__________________________________
Sid Amira



PAYFORVIEW.COM CORP.


By:__________________________________
     Name: Marc A. Pitcher
     Title: President and COO

                            Exhibit A



                         CAPITAL                  PERCENTAGE
MEMBERS                  CONTRIBUTIONS            INTERESTS

Sid Amira                $100.00                  75%
15 West 72nd Street
Apartment 4C
New York, NY 10023

Payforview.com Corp.     $1,400,000               25%
575 Madison Avenue       2,000,000 shares
10th Floor               of unregistered common
New York, NY 10022-2511  stock of Payforview.com Corp.

EXHIBIT 10.9 SWARTZ PRIVATE EQUITY, LLC INVESTMENT AGREEMENT, dated August 31, 2000


                    PAYFORVIEW.COM CORPORATION

                       INVESTMENT AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

     THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

     SEE ADDITIONAL LEGENDS AT SECTIONS 4.7.


          THIS INVESTMENT AGREEMENT (this "Agreement" or "Investment Agreement") is made as of the 31st day of August, 2000, by and between Payforview.com Corporation, a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

                            RECITALS:

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of Forty Million Dollars ($40,000,000) (the "Maximum Offering Amount"); and

     WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

                              TERMS:

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement
(including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "20% Approval" shall have the meaning set forth in Section
5.25.

     "9.9% Limitation" shall have the meaning set forth in
Section 2.3.1(f).

     "Accredited Investor" shall have the meaning set forth in
Section 3.1.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Advance Put Notice" shall have the meaning set forth in
Section 2.3.1(a), the form of which is attached hereto as Exhibit
E.

     "Advance Put Notice Confirmation" shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit F.

     "Advance Put Notice Date" shall have the meaning set forth in Section 2.3.1(a).

     "Affiliate" shall have the meaning as set forth Section 6.4.

     "Aggregate Issued Shares" equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

     "Agreed Upon Procedures Report" shall have the meaning set forth in Section 2.5.3(b).

     "Agreement" shall mean this Investment Agreement.

     "Automatic Termination" shall have the meaning set forth in
Section 2.3.2.

     "Bring Down Cold Comfort Letters" shall have the meaning set forth in Section 2.3.6(b).

     "Business Day" shall mean any day during which the Principal
Market is open for trading.

     "Calendar Month" shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month. Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

     "Cap Amount" shall have the meaning set forth in Section
2.3.10.

     "Capital Raising Limitations" shall have the meaning set forth in Section 6.5.1.

     "Capitalization Schedule" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit K.

     "Change in Control" shall have the meaning set forth within the definition of Major Transaction, below.

     "Closing" shall mean one of (i) the Investment Commitment
Closing and (ii) each closing of a purchase and sale of Common
Stock pursuant to Section 2.

     "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering. If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

     "Commitment Evaluation Period" shall have the meaning set forth in Section 2.6.

     "Commitment Warrants" shall have the meaning set forth in
Section 2.4.1, the form of which is attached hereto as Exhibit U.

     "Commitment Warrant Exercise Price" shall have the meaning set forth in Section 2.4.1.

     "Common Shares" shall mean the shares of Common Stock of the Company.

     "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean Payforview.com Corporation, a corporation duly organized and existing under the laws of the State of Nevada.

     "Company Designated Maximum Put Dollar Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Company Designated Minimum Put Share Price" shall have the meaning set forth in Section 2.3.1(a).

     "Company Termination" shall have the meaning set forth in
Section 2.3.12.

     "Conditions to Investor's Obligations" shall have the meaning as set forth in Section 2.2.2.

      "Delisting Event" shall mean any time during the term of this Investment Agreement, that the Company's Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

     "Disclosure Documents" shall have the meaning as set forth in Section 3.2.4.

     "Due Diligence Review" shall have the meaning as set forth in Section 2.5.

     "Effective Date" shall have the meaning set forth in Section
2.3.1.

     "Equity Securities" shall have the meaning set forth in
Section 6.5.1.

     "Evaluation Day" shall have the meaning set forth in Section
2.3.1(b).

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     "Excluded Day" shall have the meaning set forth in Section
2.3.1(b).

     "Extended Put Period" shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

     "Impermissible Put Cancellation" shall have the meaning set forth in Section 2.3.1(e).

     "Indemnified Liabilities" shall have the meaning set forth in Section 9.

     "Indemnities" shall have the meaning set forth in Section 9.

     "Indemnitor" shall have the meaning set forth in Section 9.

     "Individual Put Limit" shall have the meaning set forth in
Section 2.3.1 (b).

      "Ineffective Period" shall have the meaning given to it in the Registration Rights Agreement.

     "Intended Put Share Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Investment Commitment Closing" shall have the meaning set forth in Section 2.2.1.

     "Investment Agreement" shall mean this Investment Agreement.

     "Investment Commitment Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

     "Investment Date" shall mean the date of the Investment
Commitment Closing.

     "Investor" shall have the meaning set forth in the preamble hereto.

     "Key Employee" shall have the meaning set forth in Section
5.17, as set forth in Exhibit N.

     "Late Payment Amount" shall have the meaning set forth in
Section 2.3.8.

     "Legend" shall have the meaning set forth in Section 4.7.

     "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

          (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control");

          (ii) the sale or transfer of a portion of the Company's assets not in the ordinary course of business;

          (iii) the purchase of assets by the Company not in the ordinary course of business; or

          (iv) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock.

     "Market Price" shall equal the lowest Closing Bid Price for the Common Stock on the Principal Market during the Pricing
Period for the applicable Put.

     "Material Facts" shall have the meaning set forth in Section
2.3.6(a).

     "Maximum Put Dollar Amount" shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $4 million.

     "Maximum Offering Amount" shall mean have the meaning set forth in the recitals hereto.

     "NASD" shall have the meaning set forth in Section 6.9.

     "Nasdaq 20% Rule" shall have the meaning set forth in
Section 2.3.10.

     "Normal Trading" shall mean trading that occurs between 9:30
AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude "after hours" trading.

     "Numeric Day" shall mean the numerical day of the month of the Investment Date or the last day of the calendar month in question, whichever is less.

     "NYSE" shall have the meaning set forth in Section 6.9.

     "Offering" shall mean the Company's offering of Common Stock and Warrants issued under this Investment Agreement.

     "Officer's Certificate" shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

     "Opinion of Counsel" shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of
Counsel, and the Registration Opinion.

     "Payment Due Date" shall have the meaning set forth in
Section 2.3.8.

     "Pricing Period" shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 20 Business Days after such Put Date.

     "Pricing Period End Date" shall mean the last Business Day of any Pricing Period.

     "Principal Market" shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Proceeding" shall have the meaning as set forth Section
5.1.

     "Purchase" shall have the meaning set forth in Section
2.3.7.

     "Purchase Warrant Exercise Price" shall have the meaning set forth in Section 2.4.2.

     "Purchase Warrants" shall have the meaning set forth in
Section 2.4.2, the form of which is attached hereto as Exhibit D.

     "Put" shall have the meaning set forth in Section 2.3.1(d).

     "Put Cancellation" shall have the meaning set forth in
Section 2.3.11(a).

     "Put Cancellation Date" shall have the meaning set forth in
Section 2.3.11(a).

     "Put Cancellation Notice" shall have the meaning set forth in Section 2.3.11(a), the form of which is attached hereto as Exhibit Q.

     "Put Cancellation Notice Confirmation" shall have the meaning set forth in Section 2.3.11(c), the form of which is attached hereto as Exhibit S.

     "Put Closing" shall have the meaning set forth in Section
2.3.8.

     "Put Closing Date" shall have the meaning set forth in
Section 2.3.8.

     "Put Date" shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the "Put Date" is such postponed date.

     "Put Dollar Amount" shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

     "Put Notice" shall have the meaning set forth in Section
2.3.1(d), the form of which is attached hereto as Exhibit G.

     "Put Notice Confirmation" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit H.

     "Put Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit I, or such other form as agreed upon by the parties, as to any Put
Closing.

     "Put Share Amount" shall have the meaning as set forth
Section 2.3.1(b).

     "Put Share Price" shall have the meaning set forth in
Section 2.3.1(c).

     "Put Shares" shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

     "Registrable Securities" shall have the meaning as set forth in the Registration Rights Agreement.

     "Registration Opinion" shall have the meaning set forth in
Section 2.3.6(a), the form of which is attached hereto as Exhibit
R.

     "Registration Opinion Deadline" shall have the meaning set forth in Section 2.3.6(a).

     "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

     "Registration Statement" shall have the meaning as set forth in the Registration Rights Agreement.

     "Regulation D" shall have the meaning set forth in the recitals hereto.

     "Reporting Issuer" shall have the meaning set forth in
Section 6.2.

     "Restrictive Legend" shall have the meaning set forth in
Section 4.7.

     "Required Put Documents" shall have the meaning set forth in
Section 2.3.5.

     "Right of First Refusal" shall have the meaning set forth in
Section 6.5.2.

     "Risk Factors" shall have the meaning set forth in Section
3.2.4, attached hereto as Exhibit J.

     "Schedule of Exceptions" shall have the meaning set forth in
Section 5, and is attached hereto as Exhibit C.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

     "Semi-Annual Non-Usage Fee" shall have the meaning set forth in Section 2.6.

     "Share Authorization Increase Approval" shall have the meaning set forth in Section 5.25.

     "Stockholder 20% Approval" shall have the meaning set forth in Section 6.11.

     "Supplemental Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Term" shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

     "Termination Date" shall mean the earlier of (i) the date that is three (3) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor, (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

     "Termination Fee" shall have the meaning as set forth in
Section 2.6.

     "Termination Notice" shall have the meaning as set forth in
Section 2.3.12.

     "Third Party Report" shall have the meaning set forth in
Section 3.2.4.

     "Trading Volume " shall mean the volume of shares of the Company's Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during "after hours" trading.

     "Transaction Documents" shall have the meaning set forth in
Section 9.

     "Transfer Agent" shall have the meaning set forth in Section
6.10.

     "Transfer Agent Instructions" shall mean the Company's instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other form as agreed upon by the parties.

     "Trigger Price" shall have the meaning set forth in Section
2.3.1(b).

     "Truncated Pricing Period" shall have the meaning set forth in Section 2.3.11(d).

     "Truncated Put Share Amount" shall have the meaning set forth in Section 2.3.11(b).

     "Unlegended Share Certificates" shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

     "Use of Proceeds Schedule" shall have the meaning as set forth in Section 3.2.4, attached hereto as Exhibit L.

     "Volume Limitations" shall have the meaning set forth in
Section 2.3.1(b).

     "Warrant Shares" shall mean the Common Stock issued or issuable upon exercise of the Warrants.

     "Warrants" shall mean Purchase Warrants and Commitment
Warrants.


     2.   Purchase and Sale of Common Stock.

          2.1  Offer to Subscribe.

          Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections
2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

          2.2  Investment Commitment.

               2.2.1   Investment Commitment Closing.  The
closing of this Agreement (the "Investment Commitment Closing") shall be deemed to occur when this Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, the Transfer Agent Instructions have been executed by both the Company and the Transfer Agent, and the other Conditions to Investor's Obligations set forth in Section 2.2.2 below have been met.

               2.2.2 Conditions to Investor's Obligations. As a prerequisite to the Investment Commitment Closing and the Investor's obligations hereunder, all of the following (the
"Conditions to Investor's Obligations") shall have been satisfied prior to or concurrently with the Company's execution and delivery of this Agreement:

          (a) the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company's counsel), (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Incorporation, and (C) the Company's Bylaws;

          (b) this Investment Agreement, accepted by the Company, shall have been received by the Investor;

          (c)  [Intentionally Left Blank].

          (d) other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

          (e) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor's obligations set forth in this Section 2.2.2 shall have been satisfied as of such Closing; and the Company shall deliver an Officer's Certificate, signed by an officer of the Company, to such effect to the Investor.

          2.3  Puts of Common Shares to the Investor.

               2.3.1 Procedure to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

                    (a) Delivery of Advance Put Notice.     At
least ten (10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the "Advance Put Notice," the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the "Advance Put Notice Date") to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the "Intended Put Share Amount").

     The Company may, at its option, also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $4,000,000, which it shall sell to Investor during the Put (the "Company Designated Maximum Put Dollar Amount") and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase shares of Common Stock pursuant to such Put Notice (a "Company Designated Minimum Put Share Price"). The Company Designated Minimum Put Share Price, if applicable, shall be no greater than the lesser of (i) 80% of the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date, or (ii) the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date minus $0.15. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect. A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect.

     Notwithstanding the above, if, at the time of delivery of an Advance Put Notice, more than two (2) Calendar Months have passed since the date of the previous Put Closing, such Advance Put Notice shall provide at least twenty (20) Business Days notice of the intended Put Date, unless waived in writing by the Investor. In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two
(2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Advance Put Notice Confirmation," the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

                    (b) Put Share Amount. The "Put Share Amount" is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (a) the Intended Put Share Amount, and (b) the Individual Put Limit. The "Individual Put Limit" shall equal the lesser of (i) 1,500,000 shares of Common Stock, (ii) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, (excluding any block trades of the lesser (x) 50,000 shares of Common Stock, or (y) 20% of the aggregate trading volume on the day that such block trade occurs, but not excluding any block trades of less than 20,000 shares), for all Evaluation Days (as defined below) in the Pricing Period, (iii) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (iv) the 9.9% Limitation, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, (excluding any block trades of the lesser (x) 50,000 shares of Common Stock, or (y) 20% of the aggregate trading volume on the day that such block trade occurs, but not excluding any block trades of less than 20,000 shares)for the twenty (20) Business Days immediately preceding the Put Date (this limitation, together with the limitation in (i) immediately above, are collectively referred to herein as the "Volume Limitations"). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

     For purposes of this Agreement:

          "Trigger Price" for any Pricing Period shall mean the greater of (i) the Company Designated Minimum Put Share Price, plus $0.10, or (ii) the Company Designated Minimum Put Share
Price divided by .93.

          An "Excluded Day" shall mean each Business Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price.

          An "Evaluation Day" shall mean each Business Day during a Pricing Period that is not an Excluded Day.

                    (c) Put Share Price. The purchase price for the Put Shares (the "Put Share Price") shall equal the lesser of
(i) the Market Price for such Put, minus $0.10, or (ii) 93% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

                    (d) Delivery of Put Notice.  After delivery
of an Advance Put Notice, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the "Put Notice," the form of which is attached hereto as Exhibit G) to Investor stating (i) the Put Date, (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a "Put"), (iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put
Share Price (if applicable).   In order to effect delivery of the
Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Put Notice, the Investor shall, within two
(2) Business Days, send, via facsimile, a confirmation of receipt (the "Put Notice Confirmation," the form of which is attached hereto as Exhibit H) of the Put Notice to Company specifying that the Put Notice has been received and affirming the Put Date and the Intended Put Share Amount.

                    (e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs). Unless otherwise specified by the Investor, the delivery of the Put Shares of Common Stock shall be in the form of physical certificates. If specifically requested by the Investor, the Put Shares shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an "Impermissible Put Cancellation") and, unless the Put was otherwise canceled in accordance with the terms of Section 2.3.11, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled, unless otherwise agreed by the Investor.

                    (f) Limitation on Investor's Obligation to
Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 31 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.99% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the "Section 13(d) Outstanding Share Amount"). Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 31 calendar days preceding such date, would have acquired more than 9.99% of the Section 13(d) Outstanding Share Amount. The limitation set forth in this
Section 2.3.1(f) is referred to as the "9.9% Limitation."

               2.3.2  Termination of Right to Put.   The
Company's right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (each, an "Automatic Termination") upon the occurrence of any of the following:

                    (a) the Company shall not exercise a Put or any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

                    (b) the Company shall not exercise a Put or any Put thereafter, on any date after a cumulative time period or series of time periods, consisting only of Ineffective Periods and Delisting Events, that lasts for an aggregate of four (4) months;

                    (c) the Company shall not exercise a Put or any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

                    (d) the Company shall not exercise a Put after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount; and

                    (e) the Company shall not exercise a Put after the Company has breached any covenant in Section 2.6,
Section 6, or Section 9 hereof.

                    (f) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.


               2.3.3 Put Limitations. The Company's right to exercise a Put shall be limited as follows:

                    (a) notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional
Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

                    (b) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

                    (c) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

                    (d) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

                    (e) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put
Period.

               2.3.4 Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions:

          (a) the Company's Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or the New York Stock Exchange and the Put Shares shall be so listed, and to the Company's knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

          (b) the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;


          (c) the representations and warranties of the Company are true and correct in all material respects as if made on such date and the conditions to Investor's obligations set forth in this Section 2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

          (d) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue
          Common Shares pursuant to any Put and to effect exercise of the Warrants;

          (e) the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement; and

          (f) if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company's Common Stock is listed on the NASDAQ Small Cap Market or the NASDAQ National Market System (the "NMS"), and such approval is required by the rules of the NASDAQ.

          (g) the Company shall have no knowledge of any event more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the twenty Business Days following the date on which such Advance Put Notice or Put Notice is deemed delivered).

          (h) there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

               2.3.5 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put. The Closing of any Put and Investor's obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the "Required Put Documents") on or before the applicable Put Date:

                    (a) a number of Unlegended Share Certificates equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

                    (b) the following documents: Put Opinion of Counsel, Officer's Certificate, Put Notice, Registration Opinion, and any report or disclosure required under Section 2.3.6 or
Section 2.5;

                    (c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

               2.3.6     Accountant's Letter and Registration
                         Opinion.

                    (a) The Company shall have caused to be
delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.5.3, and (ii) on the date that is three
(3) Business Days prior to each Put Date (the "Registration Opinion Deadline"), an opinion of the Company's independent counsel, in substantially the form of Exhibit R (the "Registration Opinion"), addressed to the Investor stating, inter alia, that no facts ("Material Facts") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section
2.3.11 by facsimile and overnight courier by the end of that Business Day.

                    (b)  (i)  the Company shall engage its
independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three (3) Business Days prior to each Put Date.

                         (ii)  in the event that the Investor
shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

               2.3.7  Investor's Obligation and Right to Purchase
Shares.    Subject to the conditions set forth in this Agreement,
following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a "Purchase") from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

               2.3.8  Mechanics of Put Closing. Each of the
Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. Subject to such delivery and the satisfaction of the conditions set forth in Sections 2.3.4 and 2.3.5, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (the "Payment Due Date") at the offices
of Investor.   On each or before each Payment Due Date, the
Investor shall deliver to the Company, in the manner specified in
Section 8 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid. The closing (each a "Put Closing") for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a "Put Closing Date").

     If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the "Late Payment Amount") at a rate of X% per month, accruing daily, multiplied by such Put Dollar Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up to a maximum of five percent (5%) per month; provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

               2.3.9 Limitation on Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

               2.3.10  Cap Amount.   If the Company becomes
listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule").

               2.3.11  Put Cancellation.

                    (a) Mechanics of Put Cancellation. If at any time during a Pricing Period the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs, the Company shall cancel the Put (a "Put Cancellation"), by delivering written notice to the Investor (the "Put Cancellation Notice"), attached as Exhibit Q, by facsimile and overnight courier. The "Put Cancellation Date" shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York, NY time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York, NY time.

                    (b)  Effect of Put Cancellation. Anytime a
Put Cancellation Notice is delivered to Investor after the Put
Date, the Put, shall remain effective with respect to a number of Put Shares (the "Truncated Put Share Amount") equal to the
Individual Put Limit for the Truncated Pricing Period.

                    (c)  Put Cancellation Notice Confirmation.
Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the "Put Cancellation Notice Confirmation," a form of which is attached as Exhibit S) of the Put Cancellation Notice to the Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date.

                    (d)  Truncated Pricing Period.  If a Put
Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at on the close of trading on the last full trading day on the Principal Market that ends prior to the moment of initial delivery of the Put Cancellation Notice (a "Truncated Pricing Period") to the Investor.

               2.3.12  Investment Agreement Cancellation.   The
Company may terminate (a "Company Termination") its right to initiate future Puts by providing written notice ("Termination Notice") to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties' other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants. Notwithstanding the above, any cancellation occurring during an Extended Put Period is governed by Section 2.3.11.

               2.3.13 Return of Excess Common Shares. In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor's possession that are not being purchased by the Investor.

          2.4  Warrants.

               2.4.1  Commitment Warrants. In partial
consideration hereof, the Company has issued and delivered or will issue and deliver to Investor or its designated assignees, warrants (the "Commitment Warrants") in the form attached hereto as Exhibit U, or such other form as agreed upon by the parties,
to purchase 2,000,000 shares of Common Stock.   Each Commitment
Warrant shall be immediately exercisable in accordance with its terms, and shall have a term beginning on the date of issuance and ending on date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement. The Investment Commitment Opinion of Counsel shall cover the issuance of the Commitment Warrant and the issuance of the common stock upon exercise of the Commitment Warrant.

     Notwithstanding any Termination or Automatic Termination of this Agreement, regardless of whether or not the Registration Statement is or is not filed, and regardless of whether or not the Registration Statement is approved or denied by the SEC, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

               2.4.2  Purchase Warrants.  Within five (5)
Business Days of the end of each Pricing Period, the Company shall issue and deliver to the Investor a warrant ("Purchase Warrant"), in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, to purchase a number of shares of Common Stock equal to 10% of the Put Share Amount for that Put. Each Purchase Warrant shall be exerciseable at a price (the "Purchase Warrant Exercise Price") which shall initially equal 110% of the Market Price for the applicable Put, and shall have semi-annual reset provisions. Each Purchase Warrant shall be immediately exercisable at the Purchase Warrant Exercise Price, and shall have a term beginning on the date of issuance and ending on the date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

          2.5  Due Diligence Review.   The Company shall make
available for inspection and review by the Investor (the "Due Diligence Review"), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

               2.5.1 Treatment of Nonpublic Information. The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor and its advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

        Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 2.5 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information.

               2.5.2 Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

               2.5.3 Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

                         (a) the Company shall file with the SEC
an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration
Statement and related Prospectus, as so amended, or

                         (b) if the Company disputes the
existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

          2.6  Commitment Payments.

     On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a "Commitment Evaluation Period"), if the Company has not Put at least $1,000,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor's commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the "Semi-Annual Non-Usage Fee") equal to the difference of (i) $100,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during that Commitment Evaluation Period. In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the "Termination Fee") the greater of (i) the Semi-Annual Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $200,000, minus (y) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during all Puts to date, and the Company shall not be required to pay the Semi-Annual Non-Usage Fee thereafter.

     Each Semi Annual Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued. The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.

     3.   Representations, Warranties and Covenants of Investor.
Investor hereby represents and warrants to and agrees with the Company as follows:

          3.1 Accredited Investor. Investor is an accredited investor ("Accredited Investor"), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in
Section 10 of this Agreement.

          3.2  Investment Experience; Access to Information;
Independent Investigation.

               3.2.1  Access to Information.  Investor or
Investor's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor's professional advisor deems necessary to verify the accuracy and completeness of the information received.

               3.2.2 Reliance on Own Advisors. Investor has relied completely on the advice of, or has consulted with, Investor's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in this Agreement.

               3.2.3 Capability to Evaluate. Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

               3.2.4 Disclosure Documents. Investor, in making Investor's investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company's business plan dated March 14, 1999 (ii) the Company's purchase agreements of Voyager International Entertainment Inc., Bacchus Entertainment and Street Solid Records; (iii) the Joint Venture Agreement between the Company and ITV.Net; (iv) the Company's most recent Annual Report on Form 10-KSB, (v) the Company's two most recent quarterly reports on Form 10-QSB, (vi) the Risk Factors, attached as Exhibit J, (the "Risk Factors") (vii) the Capitalization Schedule, attached as Exhibit K, (the "Capitalization Schedule") and (viii) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Investor and Investor's representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Exchange Act and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Investor has not relied upon any Third Party Reports in making the decision to invest.

               3.2.5  Investment Experience; Fend for Self.
Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company. Investor acknowledges that Investor is able to fend for Investor's self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor's investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in
Section 3.1 above. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor's purposes.

          3.3  Exempt Offering Under Regulation D.

               3.3.1 No General Solicitation. The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               3.3.2  Restricted Securities.  Investor
understands that the Investment Agreement is, the Common Stock and Warrants issued at each Put Closing will be, and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.3.3 Disposition. Without in any way limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration, they will remain in the name of Investor and will not be transferred to or assigned
to any broker, dealer or depositary.   Investor further agrees
not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

                    (a)  There is then in effect a registration
statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

                    (b)  (i) Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor's broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

          The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

          3.4  Due Authorization.

               3.4.1  Authority.  The person executing this
Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement. Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

               3.4.2 Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

               3.4.3  Partnerships.  If Investor is a
partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

               3.4.4 Representatives. If Investor is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

     4.   Acknowledgments.    Investor is aware that:

          4.1 Risks of Investment. Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein. Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

          4.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

          4.3 No Registration, Restrictions on Transfer. As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          4.4 Restrictions on Transfer. Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

          4.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

          4.6 Exempt Transaction. Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

          4.7 Legends. The certificates representing the Put Shares shall not bear a legend restricting the sale or transfer thereof ("Restrictive Legend"). The certificates representing the Warrant Shares shall not bear a Restrictive Legend unless they are issued at a time when the Registration Statement is not effective for resale. It is understood that the certificates evidencing any Warrant Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the "Legend"):

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

     5.   Representations and Warranties of the Company.  The
Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the "Schedule of Exceptions" attached hereto as Exhibit C:

          5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock. The Company has the following subsidiaries:

          5.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects since the dates of such Disclosure Documents. The financial statements as contained in the 10-KSB and 10-QSB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended,. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes that are due, except for taxes that it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

          5.3 Authorization. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

          5.4 Valid Issuance of Common Stock. The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws. The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

          5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, or (b) violate the Company's Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

          5.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities. The Common Stock is duly listed or approved for quotation on the O.T.C. Bulletin Board. The Company is not in violation of the listing requirements of the O.T.C. Bulletin Board and does not reasonably anticipate that the Common Stock will be delisted by the O.T.C. Bulletin Board for the foreseeable future. The Company has filed all reports required under the Exchange Act. The Company has not furnished to the Investor any material nonpublic information concerning the Company.

          5.7 Capitalization. The capitalization of the Company as of the date hereof is, and the capitalization as of the Closing, subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

          5.8 Intellectual Property. The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

          5.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are subject to change without notice to any Investor.

          5.10 No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

          5.11 Company Acknowledgment. The Company hereby acknowledges that Investor may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by Investor or regarding Investor's trading history or investment strategies.

          5.12 No Advance Regulatory Approval. The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body. The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

          5.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

          5.14  Availability of Suitable Form for Registration.
The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

          5.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of the SEC. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

          5.16 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          5.17 Key Employees. Each "Key Employee" (as defined in Exhibit N) is currently serving the Company in the capacity disclosed in Exhibit N. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

          5.18  Representations Correct.  The foregoing
representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put
Closing and the issuance of the shares of Common Stock thereby.

          5.19 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          5.20 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          5.21 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Nevada law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common Shares and Warrant Shares. The Company has not adopted and will not adopt any "poison pill" provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

          5.22 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

          5.23  Major Transactions.  There are no other Major
Transactions currently pending or contemplated by the Company.

          5.24 Financings. There are no other financings currently pending or contemplated by the Company.

          5.25 Shareholder Authorization. The Company shall, at its next annual shareholder meeting following its listing on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) the increase in the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") such that at least 20,000,000 shares can be reserved for this Offering. In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of
eliminating such prohibitions.   As soon as practicable after the
20% Approval and the Share Authorization Increase Approval, the Company agrees to use its best efforts to reserve 20,000,000 shares of Common Stock for issuance under this Agreement.

          5.26 Acknowledgment of Limitations on Put Amounts. The Company understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company's Common Stock traded on its Principal Market.

     6.   Covenants of the Company

          6.1 Independent Auditors. The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          6.2 Corporate Existence and Taxes; Change in Corporate Entity. The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer and shall pay all its taxes when due except for taxes which the Company disputes. The Company shall not, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity in such transaction, if not the Company (the "Surviving Entity"), (i) has Common Stock listed for trading on Nasdaq or on another national stock exchange and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Investment Agreement, the Warrants, and the other agreements referred to herein, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Investment Agreement and upon exercise of the Warrants and agrees by written instrument to reissue, in the name of the Surviving Entity, any Commitment Warrants and Purchase Warrants (each in the same terms, including but not limited to the same reset provisions, as the Commitment Warrants and/or Purchase Warrants originally issued or required to be issued by the Company) that are outstanding immediately prior to such transaction, making appropriate proportional adjustments to the number of shares represented by such Warrants and the exercise prices of such Warrants to accurately reflect the exchange represented by the transaction.

          6.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Common
Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

          6.4 Asset Transfers. The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or
(ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

          6.5  Rights of First Refusal.

               6.5.1 Capital Raising Limitations. During the period from the date of this Agreement until the date that is one year after the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written approval of the Investor of the Offering (the limitations referred to in this subsection 6.5.1 are collectively referred to as the "Capital Raising Limitations"). For purposes hereof, the following shall be collectively referred to herein as, the "Equity Securities": (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.
     6.5.2 Investor's Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is one (1) year after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option (the "Right of First Refusal") during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

               6.5.3 Exceptions to Capital Raising Limitations and Rights of First Refusal. Notwithstanding the above, neither the Capital Raising Limitations nor the Rights of First Refusal shall apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors, or a primary underwritten offering of the Company's Common Stock. The Capital Raising Limitations and Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes. If the Investor, at any time, is more than five (5) business days late in paying any Put Dollar Amounts that are then due, the Investor shall not be entitled to the benefits of Sections 6.5.1 and 6.5.2 above until the date that the Investor has paid all Put Dollar Amounts that are then due.

          6.6 Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K. The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

          6.7 Opinion of Counsel. Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit B, or in such form as agreed upon by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit I or in such form as agreed upon by the parties.

          6.8  Removal of Legend. If the certificates
representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

          6.9 Listing. Subject to the remainder of this Section 6.9, the Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange ("NYSE"); and (ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          6.10  The Company's Instructions to Transfer Agent.
The Company will instruct the Transfer Agent of the Common Stock (the "Transfer Agent"), by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof. Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 6.8 hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.11 Stockholder 20% Approval. Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company's Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

          6.12 Press Release. The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

          6.13 Change in Law or Policy. In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated and no Termination Fee shall be due, provided that notwithstanding any termination under this section 6.13, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

          6.14. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor, but in no event later than two (2) business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other deferral or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

     7.   Investor Covenant/Miscellaneous.

          7.1 Representations and Warranties Survive the Closing; Severability. Investor's and the Company's representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

          7.2 Successors and Assigns. This Agreement shall not be assignable without the Company's written consent. If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign Investor's rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

          7.3  Execution in Counterparts Permitted.  This
Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one
(1) instrument.

          7.4 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

          7.5 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

          7.6 Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.7 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.8 Actions at Law or Equity; Jurisdiction and Venue. The parties acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Atlanta, Georgia. Georgia law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole. In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney's fees and costs of court. Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.

          7.9  Reporting Entity for the Common Stock.  The
reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal
Market on any given Trading Day for the purposes of this
Agreement shall be the Bloomberg L.P.   The written mutual
consent of the Investor and the Company shall be required to employ any other reporting entity.

     8.   Subscription and Wiring Instructions; Irrevocability.

          (a) Wire transfer of Subscription Funds. Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

          (b) Irrevocable Subscription. Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

     9.   Indemnification and Reimbursement.

               (a) Indemnification. In consideration of the Investor's execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company, or (d) claims made by third parties against any of the Indemnitees based on a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement.

     To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

               (b) Reimbursement. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under applicable securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation ) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Purchaser is a named party, the Company will pay Purchaser the charges, as reasonably determined by Purchaser, for the time of any officers or employees of Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearing, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Purchaser and any such Affiliate and any such Person. The Company also agrees that neither any Purchaser nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of Purchaser or any inaccuracy in any representation or warranty of Purchaser contained herein or any breach by Purchaser of any of the provisions hereof.











[INTENTIONALLY LEFT BLANK]






10.  Accredited Investor.   Investor is an "accredited investor"
     because (check all applicable boxes):

     (a) [ ] it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c)  [  ] a natural person, who

          [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

          [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

          [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d) [ ] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

     (e)  [  ] other [specify]__________________________________
                              __________________________________.


     The undersigned hereby subscribes the Maximum Offering
Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated this 31st day of August, 2000.


SWARTZ PRIVATE EQUITY, LLC


By: ____________________________________
           Eric S. Swartz, Manager


SECURITY DELIVERY INSTRUCTIONS:
Swartz Private Equity, LLC
C/o Eric S. Swartz
200 Roswell Summit, Suite 285
1080 Holcomb Bridge Road
Roswell, GA 30076
Telephone: (770) 640-8130


THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE
MAXIMUM OFFERING AMOUNT ON THE 31st DAY OF AUGUST, 2000.


                              PAYFORVIEW.COM CORPORATION


                              By: _______________________________
                                   Marc Pitcher, President


                         Address:  Attn: Marc Pitcher, President
                                   509 Madison Avenue, Ste. 1610
                                   New York, New York 10022
                                   Telephone (212) 605-0150
                                   Facsimile  (212) 605-0151



                        ADVANCE PUT NOTICE



PAYFORVIEW.COM CORPORATION (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to _____________________________, the Investor, as of the Intended
Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about August 31, 2000.


               Date of Advance Put Notice: ______________________


               Intended Put Date: _______________________________


               Intended Put Share Amount: _______________________


               Company Designation Maximum Put Dollar Amount
               (Optional):______________________________________.

               Company Designation Minimum Put Share Price
               (Optional):______________________________________.



                              PAYFORVIEW.COM CORPORATION



                              By:________________________________
                                   Marc Pitcher, President


                         Address:  Attn: Marc Pitcher, President
                                   509 Madison Avenue, Ste. 1610
                                   New York, New York 10022
                                   Telephone (212) 605-0150
                                   Facsimile  (212) 605-0151




                CONFIRMATION of ADVANCE PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of PAYFORVIEW.COM CORPORATION's (the "Company") Advance Put Notice on the Advance Put Date written below, and its intention to elect to exercise a Put to sell shares of common stock ("Intended Put Share Amount") of the Company to the Investor, as of the intended Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about August 31, 2000.


                    Date of Confirmation: _______________________

                    Date of Advance Put Notice: _________________

                    Intended Put Date: __________________________

                    Intended Put Share Amount: __________________

                    Company Designation Maximum Put Dollar Amount
                    (Optional):_________________________________.

                    Company Designation Minimum Put Share Price
                    (Optional):_________________________________.

                              INVESTOR(S)

                              ___________________________________
                              Investor's Name

                              By:________________________________
                                   (Signature)
                    Address:  ___________________________________

                              ___________________________________

                              ___________________________________

                    Telephone No.:_______________________________

                    Facsimile No.:_______________________________





                            PUT NOTICE

PAYFORVIEW.COM CORPORATION (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to _____________________________, the Investor, as of
the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about August 31, 2000.

                    Put Date: _________________

                    Intended Put Share Amount (from Advance Put
                    Notice): _________________ Common Shares


                    Company Designation Maximum Put Dollar Amount
                    (Optional):_________________________________.

                    Company Designation Minimum Put Share Price
                    (Optional):_________________________________.



Note: Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.




                              PAYFORVIEW.COM CORPORATION


                              By:________________________________
                                   Marc Pitcher, President


                         Address:  Attn: Marc Pitcher, President
                                   509 Madison Avenue, Ste. 1610
                                   New York, New York 10022
                                   Telephone (212) 605-0150
                                   Facsimile  (212) 605-0151






                    CONFIRMATION of PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of Payforview.com Corporation (the "Company") Put Notice and election to exercise a Put to sell___________________________ shares of common stock ("Common Stock") of the Company to Investor, as of the Put Date, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about August 31, 2000.


                              Date of this
                              Confirmation: _____________________


                              Put Date: _________________________


                              Number of Put Shares
                              of Common Stock to
                              be Issued: ________________________

                              Volume Evaluation Period:
                              _____ Business Days

                              Pricing Period: _____ Business Days



                              INVESTOR(S)

                              ___________________________________
                              Investor's Name

                              By:________________________________
                                   (Signature)
                    Address:  ___________________________________

                              ___________________________________

                              ___________________________________

                    Telephone No.:_______________________________

                    Facsimile No.:_______________________________





                     PUT CANCELLATION NOTICE


PAYFORVIEW.COM CORPORATION (the "Company") hereby cancels the Put specified below, pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about August 31, 2000, as of the close of trading on the date specified below (the "Cancellation Date," which date must be on or after the date that this notice is delivered to the Investor), provided that such cancellation shall not apply to the number of shares of Common Stock equal to the Truncated Put Share Amount (as defined in the Investment Agreement).




                              Cancellation Date:_________________

                              Put Date of Put
                              Being Canceled: ___________________

                              Number of Shares Put
                              on Put Date: ______________________

                              Reason for Cancellation
                              (check one):

                              [   ]     Material Facts,
                                        Ineffective Registration
                                        Period.

                              [    ]    Delisting Event


The Company understands that, by canceling this Put, it must give twenty (20) Business Days advance written notice to the Investor before effecting the next Put.




                              PAYFORVIEW.COM CORPORATION


                              By:________________________________
                                   Marc Pitcher, President


                         Address:  Attn: Marc Pitcher, President
                                   509 Madison Avenue, Ste. 1610
                                   New York, New York 10022
                                   Telephone (212) 605-0150
                                   Facsimile  (212) 605-0151



               PUT CANCELLATION NOTICE CONFIRMATION


The undersigned Investor to that certain Investment Agreement (the "Investment Agreement") by and between the Payforview.com Corporation's, and Swartz Private Equity, LLC dated on or about August 31, 2000, hereby confirms receipt of Payforview.com Corporation's (the "Company") Put Cancellation Notice, and confirms the following:


                              Date of this
                              Confirmation: _____________________


                              Put Cancellation
                              Date: _____________________________






                              INVESTOR(S)

                              ___________________________________
                              Investor's Name

                              By:________________________________
                                   (Signature)
                    Address:  ___________________________________

                              ___________________________________

                              ___________________________________

                    Telephone No.:_______________________________

                    Facsimile No.:_______________________________

Exhibit D to Investment Agreement

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND
ASSESSMENT OF THE RISKS INVOLVED.  SEE THE RISK FACTORS SET FORTH
UNDER THAT CERTAIN INVESTMENT AGREEMENT BY AND BETWEEN THE
COMPANY AND HOLDER REFERENCED THEREIN AS EXHIBIT J.


Warrant to Purchase
      "N" shares                             Warrant Number ____

                 Warrant to Purchase Common Stock
                                of
                    Payforview.com Corporation

     THIS CERTIFIES that Swartz Private Equity, LLC or any subsequent holder hereof ("Holder"), has the right to purchase from Payforview.com Corporation, a Nevada corporation (the "Company"), up to "N" fully paid and nonassessable shares, wherein "N" is defined below, of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time the date that is five (5) years after the Date of Issuance (the "Exercise Period"); provided, that, with respect to each "Put," as that term is defined in that certain Investment Agreement (the "Investment Agreement") by and between the initial Holder and Company, dated on or about August 21, 2000, "N" shall equal ten percent (10%) of the number of shares of Common Stock purchased by the Holder in that Put.

     Holder agrees with the Company that this Warrant to Purchase
Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1.   Date of Issuance and Term.

     This Warrant shall be deemed to be issued on _____________, ______ ("Date of Issuance"). The term of this Warrant is five
(5) years from the Date of Issuance.

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns at the time of such exercise, would equal or exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

     2.   Exercise.

     (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: Marc A. Pitcher, President, Payforview.com Corporation, 509 Madison Avenue, Suite 1610, New York, New York 10022; Telephone: (212) 605-0150, Facsimile: (212) 605-0151, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

     (c) Delivery of Shares of Common Stock Upon Exercise. Upon any exercise of this Warrant, the Company shall deliver, or shall cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock into which this Warrant was exercised, within three (3) trading days of the Date of Exercise (as defined above). Such stock certificates shall not contain a legend restricting transfer if a registration statement covering the resale of such shares of Common Stock is in effect at the time of such exercise or if such shares of Common Stock may be resold pursuant to Rule 144 under the Securities Act of 1933. If the Company has not delivered stock certificates representing the requisite number of shares of Common Stock (unlegended, if so required per the above) within three (3) trading days of the Date of Exercise, the Company shall pay to the Holder liquidated damages equal to $1,000 per day until such share certificates (unlegended, if so required per the above) are received by the Holder.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

     (e) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

     3.   Payment of Warrant Exercise Price.

     The Exercise Price ("Exercise Price"), shall initially equal $Y per share ("Initial Exercise Price"), where "Y" shall equal 110% of the Market Price for the applicable Put (as both are defined in the Investment Agreement) or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the lowest Closing Bid Price of the Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York Stock Exchange, the Nasdaq Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the Nasdaq Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

     (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

     (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common
Stock computed using the following formula:

                         X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock for which this Warrant is being exercised.

          A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

          B = the Exercise Price.

          For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     4.   Transfer and Registration.

     (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

     (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated on or about August 21, 2000 between the Company and certain investors and, accordingly, has the benefit of the registration rights pursuant to that agreement.

     5.   Anti-Dilution Adjustments.

     (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

     (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

     (d) Notice of Consolidation or Merger. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company's obligations under this Warrant, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that this Warrant shall be exercisable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Warrant shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

     (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b), (c) or (d) of this
Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

     (f) Adjustments: Additional Shares, Securities or Assets.
In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6.   Fractional Interests.

          No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.



     7.   Reservation of Shares.

          The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8.   Restrictions on Transfer.

          (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

          (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     9.   Benefits of this Warrant.

          Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     10.  Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

     11.  Loss of Warrant.

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12.  Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.


     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ______ day of _________, 200_.


                              PAYFORVIEW.COM CORPORATION


                         By:  ________________________________
                              Marc A. Pitcher, President


EXHIBIT A

                    EXERCISE FORM FOR WARRANT

                  TO: PAYFORVIEW.COM CORPORATION

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of Payforview.com Corporation, a corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of
Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

_________________________________________________________________
                            Signature


_________________________________________________________________
                            Print Name


_________________________________________________________________
                             Address

_________________________________________________________________

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________




                            EXHIBIT B

                            ASSIGNMENT

             (To be executed by the registered holder
                desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of Payforview.com Corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:_____________                ____________________________
                                   Signature


Fill in for new registration of Warrant:

 ___________________________________
          Name

___________________________________
          Address

___________________________________
Please print name and address of assignee
(including zip code number)

_________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________

Exhibit T to Investment Agreement

                         August 31, 2000


     Ms. Lori Livingston
     Transfer On Line
     227 Pine Street, Suite 300
     Portland, OR  97204
     Telephone: (503) 227-2950
     Facsimile:  (503) 227-6874

Dear Ms. Lori Livingston:

     Reference is made to that certain Investment Agreement (the "Investment Agreement"), dated on or about August 31, 2000, by and among Payforview.com Corporation, a Nevada corporation (the "Company"), and the other signatories thereto (the "Holders") pursuant to which the Company, at times and amounts chosen by the Company, as further described in the Investment Agreement, may issue to the Holder up to Forty Million Dollars ($40,000,000) in aggregate principal amount of Common Stock of the Company (the "Put Shares"), and warrants (the "Warrants") to purchase Common Stock (the "Warrant Shares") of the Company's.

     A. Issuance of Put Shares. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue unlegended Put Shares in the name of the Holder (or in the name of its nominee, at the Holder's request) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Put Shares to the Holder, (ii) a properly completed and duly executed Put Notice, in the form attached hereto as Exhibit 1, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, (iii) Confirmation (as defined below) and (iv) an opinion of counsel ("Put Opinion of Counsel") in substantially the form of the Put Opinion of Counsel in Composite Exhibit 2.

     B. Issuance of Warrant Shares. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue unlegended Warrant Shares in the name of the Holder (or in the name of its nominee, at the Holder's request) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Warrant Shares to the Holder, (ii) a properly completed and duly executed Warrant Exercise Form, in the form attached hereto as Exhibit 3, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, (iii) Confirmation (as defined below) and (iv) an opinion of counsel ("Warrant Opinion of Counsel") in substantially the form of the Commitment Opinion of Counsel (in the case of the Commitment Warrant) or the Put Opinion of Counsel (in the case of the Purchase Warrant), each in Composite Exhibit 4.

     C. Legend Free Certificates. So long as you have previously received either: (A)(i) written confirmation from counsel to the Company (which counsel may be in-house legal counsel) that a registration statement covering resales of the Put Shares and Warrant Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (ii) a copy of such registration statement, or (B) written confirmation from counsel to the Company (which counsel may be in-house legal counsel) that a public sale or transfer of such Security may be made without registration under the Act, ((A) or (B) above, as applicable, is referred to as a "Confirmation"), certificates representing the Put Shares and Warrant Shares shall not bear any legend restricting transfer of the Put Shares or Warrant Shares and should not be subject to any stop-transfer restriction.

     If you have not previously received Confirmation, then the Put Shares shall not be issued, and the certificates representing the Warrant Shares shall be issued, but shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

provided, however, that the Company may from time to time notify you to place a stop-transfer restriction on the certificates for outstanding Put Shares and Warrant Shares in the event a registration statement covering resales of the Put Shares and the Warrant Shares is subject to amendment for events then current.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Investment Agreement.


Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.
Should you have any questions concerning this matter, please contact me at (604) 609-6181.

                              Very truly yours,

                              PAYFORVIEW.COM CORPORATION


                                   By:__________________________
                                        Marc Pitcher,  President


Agreed and Acknowledged:           HOLDER
TRANSFER AGENT                     SWARTZ PRIVATE EQUITY, LLC




By: __________________________     By: /s/ Eric Swartz
         Lori Livingston                Eric S. Swartz, Manager




Date: August 31, 2000                   Date: August 31, 2000


Enclosures


ATTACHED EXHIBITS 1 - 4

EXHIBIT 10.10  ACKNOWLEDGMENT AND AGREEMENT WITH SWARTZ PRIVATE
               EQUITY, LLC, dated August 31, 2000


                   ACKNOWLEDGMENT AND AGREEMENT


     With respect to the Investment Agreement entered into as of August 31, 2000, by and among Payforview.com Corporation, a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following:


     The Company acknowledges that the Investor may sell the Put Shares any time, and from time to time, after the Put Date for such shares, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.

     Furthermore, the Company agrees to present the proposed final registration statement to be filed pursuant to the terms of the Registration Rights Agreement entered into in conjunction with the Investment Agreement to Swartz for its review at least five (5) business days prior to the proposed filing date, and to obtain Swartz's final comments to the registration statement before filing it with the SEC.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 31st day of August, 2000.


PAYFORVIEW.COM CORPORATION         INVESTOR:
                                   SWARTZ PRIVATE EQUITY, LLC.



By: /s/ Marc Pitcher               By: /s/ Eric Swartz
     Marc Pitcher, President            Eric S. Swartz, Manager


Payforview.com Corporation         1080 Holcomb Bridge Road
300-1055 West Hastings Street      Bldg. 200, Suite 285
Vancouver, BC V6E 2E9              Roswell, GA  30076
Telephone: (604) 609-6181          Telephone: (770) 640-8130
Facsimile:  (604) 609-6183         Facsimile:  (770) 640-7150

EXHIBIT 23.2   CONSENT OF GRANT THORNTON LLP.


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 7, 2000, accompanying the financial statements of PayForView.com Corp. as of and for the year ended December 31, 1999, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



     GRANT THORNTON LLP


     New York, New York
     November 20, 2000

EXHIBIT 23.3   CONSENT OF DAVIDSON & COMPANY.

                CONSENT  OF  INDEPENDENT  AUDITORS


We have issued our report dated July 21, 1999 accompanying the financial statements of Voyager International Entertainment, Inc. appearing in the Current Report on Form 8K/A, filed with the Securities and Exchange Commission on October 25, 2000, which are incorporated by reference in this Registration Statement/Reoffer Prospectus. We consent to the incorporation by reference in the Registration Statement/Reoffer Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts".



                                           /s/ Davidson & Company
                                               Davidson & Company


Vancouver, Canada
November 7, 2000